Exhibit 99.3

PRO FORMA VALUATION REPORT

MUTUAL HOLDING COMPANY

STOCK OFFERING

SSB Bancorp, Inc. │Pittsburgh, Pennsylvania

PROPOSED HOLDING COMPANY FOR:

SSB Bank │ Pittsburgh, Pennsylvania

1100 North Glebe Road Suite 600

Arlington, Virginia 22201

703.528.1700

rpfinancial.com

August 18, 2017

Boards of Trustees

SSB Bancorp, MHC

SSB Bancorp, Inc.

SSB Bank

8700 Perry Highway

Pittsburgh, Pennsylvania 15237

Members of the Boards of Directors:

At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”) and applicable regulatory interpretations thereof.

Description of Plan of Stock Issuance

On August 23, 2017, the Board of Directors of SSB Bank (“SSB” or the “Bank”) adopted a Plan of Reorganization (the “Plan”). Pursuant to the Plan, the Bank will reorganize in to a three-tier mutual holding company structure, including SSB Bancorp, MHC (the “MHC”) and SSB Bancorp, Inc. (the “Company”). The MHC will be a top-tier mutual holding company and the Company will be the mid-tier stock holding company, which will own 100% of the outstanding common stock of SSB. The Company will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public stock offering, SSB will receive at least 50.0% of the net stock proceeds and the balance will be retained by the Company. The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC. For purposes of this document, the consolidated entity will hereinafter be referred to as SSB or the Company.

The Company will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans, Supplemental Eligible Account Holders and the MHC as such terms are defined in the Company’s Plan for purposes of applicable federal regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale on a preference basis to natural persons residing in Allegheny County in Pennsylvania and other members of the general public in a community offering, and further, if appropriate, in a syndicated offering.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Boards of Trustees

August 18, 2017

A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of SSB and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan (“ESOP”) and reinvestment of the proceeds that are retained by the Company. In the future, the Company may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the MHC, the Company, the Bank and the other parties engaged by the MHC, the Company or the Bank to assist in the stock conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Company, the Bank and the MHC that has included a review of audited financial information for the years ended December 31, 2015 and 2016, a review of various unaudited information and internal financial reports through June 30, 2017, and due diligence related discussions with the Company’s management; Wolf & Company, P.C., the Company’s independent auditor; Luse Gorman, PC, the Company’s counsel for the stock issuance and Keefe, Bruyette & Woods, Inc., the Company’s marketing advisor in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which SSB operates and have assessed SSB’s relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on SSB and the industry as a whole. We have analyzed the potential effects of the stock offering on SSB’s operating characteristics and financial performance as they relate to the pro forma market value of the Company. We have reviewed the economic and demographic characteristics of the Bank’s primary market area. We have compared SSB’s financial performance and condition with selected publicly-traded thrifts in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current

Boards of Trustees

August 18, 2017

conditions in the securities markets in general and the market for thrift stocks in particular, including the market for existing thrift issues and initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on SSB’s representation that the information contained in the regulatory applications and additional information furnished to us by SSB and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by SSB, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Company only as a going concern and should not be considered as an indication of the Company’s liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for the Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the value of the Company’s stock alone. It is our understanding that there are no current plans for selling control of the Company following completion of the stock offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which the Company’s common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of August 18, 2017, the estimated aggregate pro forma market value of the shares to be issued immediately following the offering, both shares issued publicly as well as to the MHC, was $17,000,000 at the midpoint, equal to 1,700,000 shares issued at a per share value of $10.00. Pursuant to the conversion guidelines, the 15% offering range indicates a minimum value of $14,450,000 and a maximum value of $19,550,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 1,445,000 shares at the minimum of the valuation range and 1,955,000 total shares outstanding at the maximum of the valuation range. In the event that the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $22,482,500 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 2,248,250. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 45.0% ownership interest of the Company. Accordingly, the offering range to the public of the minority stock will be $6,502,500 at the minimum, $7,650,000 at the midpoint, $8,797,500 at the maximum and $10,117,120 at the super maximum.

Boards of Trustees

August 18, 2017

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of the Company immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

RP Financial’s valuation was based on the financial condition and operations of SSB as of June 30, 2017, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of the Bank, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of the Company’s stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

Director

RP® Financial, LC.	TABLE OF CONTENTS
i

TABLE OF CONTENTS

SSB Bancorp, Inc.

Pittsburgh, Pennsylvania

PAGE
DESCRIPTION	NUMBER

CHAPTER ONE OVERVIEW AND FINANCIAL ANALYSIS

Introduction	I.1
Plan of Conversion	I.1
Strategic Overview	I.2
Balance Sheet Trends	I.4
Income and Expense Trends	I.7
Interest Rate Risk Management	I.11
Lending Activities and Strategy	I.12
Loan Originations, Purchases and Sales	I.15
Asset Quality	I.16
Funding Composition and Strategy	I.17
Subsidiary Operations	I.17
Legal Proceedings	I.17

CHAPTER TWO MARKET AREA

Introduction	II.1
National Economic Factors	II.2
Interest Rate Environment	II.4
Primary Market Area	II.4
Major Market Area Employment Sectors	II.6
Regional/Local Economy	II.7
Unemployment Rates and Trends	II.8
Market Area Deposit Characteristics	II.9
Competition	II.10

CHAPTER THREE PEER GROUP ANALYSIS

Peer Group Selection	III.1
Financial Condition	III.5
Income and Expense Components	III.7
Loan Composition	III.10
Credit Risk	III.12
Interest Rate Risk	III.12
Summary	III.15

RP® Financial, LC.
ii

TABLE OF CONTENTS

SSB Bancorp, Inc.

Pittsburgh, Pennsylvania

(continued)

PAGE
DESCRIPTION			NUMBER

CHAPTER FOUR VALUATION ANALYSIS

Introduction			IV.1
Appraisal Guidelines			IV.1
RP Financial Approach to the Valuation			IV.1
Valuation Analysis			IV.1
1.	Financial Condition		IV.2
2.	Profitability, Growth and Viability of Earnings		IV.4
3.	Asset Growth		IV.6
4.	Primary Market Area		IV.6
5.	Dividends		IV.8
6.	Liquidity of the Shares		IV.8
7.	Marketing of the Issue		IV.9
	A.	The Public Market	IV.9
	B.	The New Issue Market	IV.14
	C.	The Acquisition Market	IV.16
8.	Management		IV.18
9.	Effect of Government Regulation and Regulatory Reform		IV.18
Summary of Adjustments			IV.18
Valuation Approaches: Fully-Converted Basis			IV.19
Basis of Valuation- Fully-Converted Pricing Ratios			IV.20
1.	Price-to-Earnings ("P/E")		IV.20
2.	Price-to-Book ("P/B")		IV.21
3.	Price-to-Assets ("P/A")		IV.24
Comparison to Publicly-Traded MHCs			IV.25
Comparison to Recent MHC Offerings			IV.29
Valuation Conclusion			IV.30

RP® Financial, LC.	LIST OF TABLES
iii

LIST OF TABLES
SSB Bancorp, Inc.

Pittsburgh, Pennsylvania

TABLE
Number	DESCRIPTION	page
1.1	Historical Balance Sheets	I.5
1.2	Historical Income Statements	I.8

2.1	Summary Demographic Data	II.5
2.2	Primary Market Area Employment Sectors	II.7
2.3	Market Area Largest Employers	II.8
2.4	Unemployment Trends	II.8
2.5	Deposit Summary	II.9
2.6	Market Area Deposit Competitors – As of June 30, 2016	II.10

3.1	Peer Group of Publicly-Traded Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.6
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.8
3.4	Loan Portfolio Composition and Related Information	III.11
3.5	Credit Risk Measures and Related Information	III.13
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	III.14

4.1	Peer Group Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics and After-Market Trends	IV.15
4.3	Public Market Pricing Versus Peer Group	IV.17
4.4	Valuation Adjustment	IV.19
4.5	Public Market Pricing (Fully-Conversion Basis) Versus Peer Group	IV.22
4.6	Public Market Pricing (MHC Basis) Versus Peer Group	IV.23
4.7	MHC Institutions Implied Pricing Ratios, Full Conversion Basis and
	MHC Second Step Conversion	IV.27
4.8	Comparative MHC Pricing Data	IV.29

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1

I. Overview and Financial Analysis

Introduction

SSB is a Pennsylvania-chartered mutual savings bank located in Pittsburgh, Pennsylvania. The Bank was originally organized in 1922 as a Pennsylvania chartered mutual savings and loan association under the name Slovak Savings Bank. In 1992, the Bank converted to a mutual savings bank charter and in 2017 changed its name to “SSB Bank.”

SSB operates primarily in the “North Side” section of the city of Pittsburgh (Allegheny County), the region of the city to the north of the Allegheny and Ohio Rivers, including the “North Hills” section. The Bank maintains two banking offices in Allegheny County, with the original office located in the southern portion of the North Side, close by the Ohio River at the intersection of California and Superior Avenues. In August 2017, SSB opened a new headquarters office at 8700 Perry Highway in the North Hills area of the North Side, allowing it to vacate nearby leased space. The Bank also intends to close and sell the current California Avenue branch office location and thus conduct operations solely from the new headquarters office location. For operational purposes, the Bank considers its market area to be the region within ten miles of the current office locations. A map of the Bank’s offices is provided in Exhibit I-1. SSB is a member of the Federal Home Loan Bank (“FHLB”) system, and its deposits are insured up to the regulatory maximums by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”). SSB is subject to regulatory oversight and examination by the Pennsylvania Department of Banking and Securities as its chartering agency and by the FDIC for deposit insurance purposes. At June 30, 2017, SSB reported $153.6 million in assets, $114.7 million in deposits and total equity of $12.1 million, equal to 7.91% of total assets. SSB’s audited financial statements are included by reference as Exhibit I-2.

Plan of Conversion

On August 23, 2017, the Board of Directors of SSB Bank (“SSB” or the “Bank”) adopted a Plan of Reorganization (the “Plan”). Pursuant to the Plan, the Bank will reorganize in to a three-tier mutual holding company structure, including SSB Bancorp, MHC (the “MHC”) and SSB Bancorp, Inc. (the “Company”). The MHC will be a top-tier mutual holding company and the Company will be the mid-tier stock holding company, which will own 100% of the outstanding common stock of SSB. The Company will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. Concurrent with the completion of the public

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2

stock offering, SSB will receive at least 50.0% of the net stock proceeds and the balance will be retained by the Company. The MHC will own a controlling interest in the Company of at least 51%, and the Company will be the sole subsidiary of the MHC. For purposes of this document, the consolidated entity will hereinafter be referred to as SSB or the Company.

The Company will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans, Supplemental Eligible Account Holders and the MHC as such terms are defined in the Company’s Plan for purposes of applicable federal regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale on a preference basis to natural persons residing in Allegheny County in Pennsylvania and other members of the general public in a community offering, and further, if appropriate, in a syndicated offering.

A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of SSB and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan (“ESOP”) and reinvestment of the proceeds that are retained by the Company. In the future, the Company may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

Strategic Overview

SSB has been serving the North Side area of the city of Pittsburgh and Allegheny County as a locally-owned and operated financial institution since its founding in 1922 and has operated from the California Avenue office since the late 1920’s. For many years SSB operated as a traditional thrift institution, originating for portfolio long-term fixed rate residential loans funded with certificates of deposit. In recent years, the Bank has strived to diversify the loan portfolio into commercial real estate, multi-family real estate, commercial and industrial and construction/land loans. The Bank’s products and services are focused on the lending and investment needs of the local retail and commercial customer base as well as households in the market area. Based on the operating history and growth of the Bank since its founding, the Bank has established, to

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3

certain degree, its name recognition and overall reputation in the area. In addition, the Bank views itself as an integral part of the local communities served, and thus has historically strongly supported the retail customer base in the North Side through providing residential loan products.

SSB’s market area experienced a downturn in economic activity and related housing prices during the “great recession” of 2007-2009 which led to somewhat higher levels of non-performing assets and net losses due to these asset quality issues. Conservative lending practices limited the level of losses incurred, and SSB remained profitable over the course of the recession and the eventual economic recovery. Since the end of the great recession, the economic condition of Allegheny County, and SSB’s customer base, have improved such that the local market area economy is currently expanding in terms of population, with economic activity relatively stable. The current management team has been in place for a number of years, directing the operations of the Bank.

The equity from the stock offering will increase the Bank’s liquidity, leverage and growth capacity and the overall financial strength. SSB’s higher equity position resulting from the infusion of stock proceeds is anticipated to reduce interest rate risk through enhancing the interest-earning assets to interest-bearing liabilities (“IEA/IBL”) ratio. The increased equity is expected to reduce overall funding costs for the asset base. The Bank will also be better positioned to pursue growth and revenue diversification. The projected use of proceeds is highlighted below.

•	The Company. The Company will retain a portion of the net conversion proceeds. At present, funds at the holding company level are expected to be initially invested primarily into short-term liquid investments, along with providing the funds for the employee stock ownership plan purchases. Over time, the funds may be utilized for various corporate purposes.

•	The Bank. Sufficient net conversion proceeds will be infused into the Bank as cash and equity in order to achieve a 10% tier 1 leverage ratio. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are expected to be deposited as an interest-earning deposit, providing additional funds for reinvestment in earning assets.

With the Bank’s enhanced equity position, following the completion of the offering, SSB intends to implement the following strategies in order to grow and achieve the Bank’s objective to develop into an independent high performing bank focused on meeting the needs of individuals, small businesses, and community organizations in Allegheny County through providing enhanced service and competitive products:

•	Controlled loan growth with a focus on expanding commercial real estate, multi-family and commercial and industrial lending;

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4

•	Continue to increase core deposits, with an emphasis on low cost commercial demand deposits;

•	Manage credit risk to maintain a low level of nonperforming assets; and,

•	Manage interest rate risk by originating shorter-term to maturity or adjustable rate loans, and continue a practice of selling longer-term fixed rate residential loans into the secondary market.

Balance Sheet Trends

Table 1.1 presents the Bank’s historical balance sheet data for the most recent five fiscal years and as of June 30, 2017, all of which reflects data for SSB as a mutual savings bank. Over this period, SSB’s total assets have increased at a 12.4% annual rate, with loans receivable, representing the majority of the asset base, increasing at a 13.3% annual rate, a slightly higher rate than assets over the same time period.

Assets have steadily increased since fiscal 2012 as a result of efforts and strategies put into place by new management. Funding for such growth consisted of both deposits and borrowings, with such interest-bearing liabilities increasing at an annualized rate of 12.9% since fiscal 2012. Newly added funds were directed primarily to the loan portfolio, which has been maintained at above 80% of assets over the time period shown in Table 1.1. Cash and investments have been maintained at sufficient levels for liquidity purposes, while some funds have been placed into fixed assets or bank owned life insurance (“BOLI”). Equity reached $12.1 million at June 30, 2017, or 7.91% of assets. A summary of SSB’s key operating ratios for the past five years is presented in Exhibit I-3.

A key long term business strategy of SSB is to maintain a significant investment in whole loans receivable. As such, the Bank’s loan portfolio totaled $130.8 million, or 85.1% of assets at June 30, 2017, an increase from $74.6 million, or 82.3% of assets as of December 31, 2012. From fiscal 2012 through June 30, 2017, the increase in the loan balance was enabled though the overall increase in balance sheet funding. The combination of the increase in loans receivable as a percent of assets and the additional use of borrowings to fund assets resulted in the loan/deposit ratio increasing from 91.8% at December 31, 2012 to 114.0% at June 30, 2017.

SSB’s investment in loans reflects the Bank’s historical concentration in traditional long-term fixed rate 1-4 family residential loans, along with an increasing level of diversity into commercial real estate, multi-family, commercial business and construction/land lending. The 1-4 family residential loan portfolio comprised approximately 58% of total loans as of June 30, 2017.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

Table 1.1

SSB Bank

Historical Balance Sheets

													2012-2017
	As of December 31,										As of:		Annualized
	2012(1)		2013		2014		2015		2016		June 30, 2017		Growth
	Amount	Pct(2)	Amount	Pct(2)	Amount	Pct(2)	Amount	Pct(2)	Amount	Pct(2)	Amount	Pct(2)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)

Total Amount of:
Assets	$90,663	100.00%	$108,328	100.00%	$119,786	100.00%	$127,950	100.00%	$141,314	100.00%	$153,632	100.00%	12.43%
Loans Receivable (net) (3)	74,576	82.26%	92,756	85.63%	108,565	90.63%	104,080	81.34%	123,689	87.53%	130,781	85.13%	13.29%
Cash and Equivalents	9,356	10.32%	7,350	6.78%	5,017	4.19%	14,122	11.04%	6,831	4.83%	10,794	7.03%	3.23%
Investment Securities	5,089	5.61%	6,471	5.97%	4,820	4.02%	5,976	4.67%	5,980	4.23%	5,798	3.77%	2.94%
Deferred Tax Asset	361	0.40%	459	0.42%	593	0.50%	494	0.39%	598	0.42%	548	0.36%	9.72%
Fixed Assets	431	0.48%	414	0.38%	335	0.28%	973	0.76%	1,679	1.19%	2,883	1.88%	52.55%
OREO	57	0.06%	161	0.15%	31	0.03%	66	0.05%	63	0.04%	59	0.04%	0.77%
Bank Owned Life Insurance	0	0.00%	303	0.28%	0	0.00%	1,507	1.18%	1,557	1.10%	1,581	1.03%	NM
Other Assets	793	0.87%	414	0.38%	424	0.35%	730	0.57%	917	0.65%	1,188	0.77%	9.40%
Deposits	$81,201	89.56%	$87,724	80.98%	$96,231	80.34%	$96,577	75.48%	$109,371	77.40%	$114,725	74.68%	7.98%
Borrowings	0	0.00%	10,000	9.23%	12,000	10.02%	19,125	14.95%	19,125	13.53%	25,375	16.52%	NM
Other Liabilities	416	0.46%	1,138	1.05%	1,523	1.27%	1,244	0.97%	1,261	0.89%	1,387	0.90%	30.68%
Net Worth	9,046	9.98%	9,466	8.74%	10,032	8.38%	11,004	8.60%	11,559	8.18%	12,145	7.91%	6.77%
Tangible Net Worth	9,046	9.98%	9,466	8.74%	10,032	8.38%	11,004	8.60%	11,559	8.18%	12,145	7.91%	6.77%
Net Unrealized Gain/(Loss) on
Investment/MBS Available for Sale	$89	0.10%	$2	0.00%	$0	0.00%	$7	0.01%	$(47)	-0.03%	$(13)	-0.01%

Loans/Deposits	91.84%		105.74%		112.82%		107.77%		113.09%		114.00%
Offices Open	1		1		1		1		1		1

(1)	Fiscal 2012 data from call report.
(2)	Ratios are as a percent of ending assets.
(3)	Includes loans held for sale.

Source: SSB's preliminary prospectus, audited financial reports, call reports.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.6

In recent years, the Bank has been pursuing a diversification strategy and emphasizing growth in the commercial real estate and commercial and industrial loan portfolio, as such loans totaled 39.2% of total loans at the same date. These commercial loans increased from $27.6 million, or 26.4% of loans at December 31, 2015 to $51.6 million at June 30, 2017. The commercial real estate and commercial and industrial lending activities represent a primary part of the Bank’s business strategy to maximize revenue (in terms of yield on portfolio loans) and provide benefits in areas such as interest rate risk. SSB historically originated limited volumes of consumer loans to customers, which included second position home equity lines of credit and home equity loans, and other consumer type loans. This type of lending has remained modest in recent years, and consumer/home equity loans totaled $3.4 million, or 2.6% of loans as of June 30, 2017. A recent The Bank also follows a strategy of selling essentially all long-term fixed rate 1-4 family residential loans into the secondary market for interest rate risk management benefits.

As indicated above, the Bank’s loan portfolio comprises over 80% of assets. The intent of the Bank’s cash and investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting SSB’s cash operating needs and credit and interest rate risk objectives. Historically, the level of cash and equivalents has remained in the range of 8% to 16% of assets, which has been sufficient for daily operational needs. The ratio equaled 10.8% as of June 30, 2017. As of June 30, 2017, the portfolio of cash and cash equivalents totaled $10.8 million, equal to 7.0% of assets.

Regarding the investment securities portfolio, as of June 30, 2017 the Bank held a modest portfolio of investments in the form of mortgage backed securities, US treasury securities, municipal bonds and corporate bonds. SSB also maintained insured investments in certificates of deposit in other financial institutions. The only other investment security consisted of the required investment of FHLB of Pittsburgh of $1.9 million. The level of cash and investments is anticipated to increase initially following conversion, pending gradual redeployment into higher yielding loans. Details of the Bank’s investment securities portfolio are presented in Exhibit I-4.

SSB owns the new office building at 8700 Perry Highway and the original main office on California Avenue. The lease on the operations center on Perry Highway will terminate in early 2018. The new office building was occupied in August 2017 and accounts for most of the fixed assets investment on the balance sheet. This office, along with investment in the California Avenue branch office (including land, buildings, and furniture, fixtures and equipment), totaled $2.9 million, or 1.9% of assets as of June 30, 2017. The investment in fixed assets has increased substantially reflecting the construction of the new Perry Highway office building.

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Reflecting favorable asset quality, the balance of other real estate owned (“OREO”) has remained at minimal levels since fiscal 2012, and totaled $59,000 as of June 30, 2017. SSB also maintains an investment in bank-owned life insurance (“BOLI”) policies, as a source of funding for employee benefit expenses and to provide tax-advantaged income. As of June 30, 2017, the cash surrender value of the Bank’s BOLI equaled $1.6 million or 1.03% of assets.

Since December 31, 2012, SSB’s funding needs have been provided by retail deposits, borrowings and retained earnings. In contrast to the modest increase in assets, the balance of the Bank’s deposits has increased at a more moderate pace since 2012, recording an annualized growth rate of 8.0%. As a result of the growth in assets, and increasing use of borrowed funds, the proportion of assets funded with deposits has declined from 89.6% to 74.7% since fiscal 2012. The Bank maintains a concentration of deposits in certificates of deposit (reflective of the traditional thrift operations), which comprised 64.4% of deposits at June 30, 2017, with this ratio staying relatively consisted with the rate as of December 31, 2015.

As noted above, a portion of recent asset growth has been funded with borrowed funds, with borrowings used based on the indicated cost of these funds in comparison to deposits, along with the ability to obtain such funds in a timely manner to support the lending and overall growth objectives. Borrowings thus increased from a zero balance as of December 31, 2012 to $25.4 million, or 16.5% of assets as of June 30, 2017.

The balance of equity increased between fiscal 2012 and June 30, 2016 as SSB recorded consistent profitable operations. Reflecting the combination of this increase in equity and the increase in assets over that time period, the equity-to-assets ratio decreased from 9.98% at year end 2012 to 7.91% at June 30, 2017. All of the Bank’s equity is tangible, and the Bank maintained surpluses relative to all of its regulatory capital requirements at June 30, 2017. The pro forma return on equity (“ROE”) is expected to initially decline given the increased equity position.

Income and Expense Trends

Table 1.2 presents the Bank’s income and expense trends over the past five fiscal years and for the 12 months ended June 30, 2017. The table reveals that the Bank has recorded consistently profitable operations over the time period, evidence of a properly structured revenue and expense bases. Profitability has averaged 0.54% of average assets since fiscal 2012. Non-operating items have been substantially limited and consistent only of gains on the sale of investment securities. Net interest income and operating expenses represent the primary

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Table 1.2

SSB Bank

Historical Income Statements

	For the Fiscal Year Ended December 31,										12 Mths Ended,
	2012 (1)		2013		2014		2015		2016		June 30, 2017 (3)
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest Income	$4,190	4.57%	$4,246	4.27%	$4,736	4.16%	$5,079	4.09%	$5,328	3.94%	$6,027	4.15%
Interest Expense	(1,531)	-1.67%	(1,372)	-1.38%	(1,481)	-1.30%	(1,719)	-1.38%	(1,999)	-1.48%	(2,149)	-1.48%
Net Interest Income	$2,659	2.90%	$2,874	2.89%	$3,254	2.86%	$3,360	2.70%	$3,330	2.46%	$3,879	2.67%
Provision for Loan Losses	(249)	-0.27%	(99)	-0.10%	(192)	-0.17%	42	0.03%	(30)	-0.02%	(59)	-0.04%
Net Interest Income after Provisions	$2,410	2.63%	$2,775	2.79%	$3,062	2.69%	$3,402	2.74%	$3,300	2.44%	$3,820	2.63%

Other Income	$3	0.00%	$7	0.01%	$6	0.01%	$55	0.04%	$152	0.11%	$147	0.10%
Gain(Loss) on Sale of Loans	0	0.00%	0	0.00%	121	0.11%	269	0.22%	(196)	-0.14%	(75)	-0.05%
Operating Expense	(1,858)	-2.03%	(2,061)	-2.07%	(2,278)	-2.00%	(2,192)	-1.76%	(2,343)	-1.73%	(2,586)	-1.78%
Net Operating Income	$555	0.61%	$721	0.72%	$911	0.80%	$1,534	1.23%	$913	0.68%	$1,306	0.90%

OREO Expense	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%
Termination Expense-Former CEO	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Gain on Sale of Investments	49	0.05%	5	0.01%	1	0.00%	0	0.00%	1	0.00%	(0)	0.00%
Total Non-Operating Income (Exp.)	$49	0.05%	$5	0.01%	$1	0.00%	$0	0.00%	$1	0.00%	$(0)	0.00%

Net Income Before Tax	$604	0.66%	$726	0.73%	$913	0.80%	$1,534	1.23%	$914	0.68%	$1,306	0.90%
Income Taxes	(219)	-0.24%	(218)	-0.22%	(355)	-0.31%	(577)	-0.46%	(306)	-0.23%	(466)	-0.32%
Net Income (Loss)	$385	0.42%	$508	0.51%	$557	0.49%	$957	0.77%	$608	0.45%	$840	0.58%

Adjusted Earnings:
Net Income	$385	0.42%	$508	0.51%	$557	0.49%	$957	0.77%	$608	0.45%	$840	0.58%
Add(Deduct): Non-Operating (Inc)/Exp	(49)	-0.05%	(5)	-0.01%	(1)	0.00%	0	0.00%	(1)	0.00%	0	0.00%
Tax Effect	17	0.02%	2	0.00%	0	0.00%	0	0.00%	0	0.00%	(0)	0.00%
Adjusted Earnings:	$353	0.38%	$504	0.51%	$556	0.49%	$957	0.77%	$608	0.45%	$841	0.58%

Memo:
Efficiency Ratio (%)	69.80%		71.56%		67.36%		59.49%		71.29%		65.44%
Return on Equity (%)	4.38%		5.47%		5.74%		8.27%		6.98%		8.87%
Effective Tax Rate (%)	36.26%		30.07%		38.94%		37.62%		33.43%		35.65%

(1)	Fiscal 2012 data from call report.
(2)	Ratios are as a percent of average assets.
(3)	Internal financial statements, call reports.

Source: SSB's preliminary prospectus, audited financial reports, call reports.

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I.9

components of the Bank’s income statement. Other revenues for the Bank largely are derived from customer service fees and charges on the deposit base and lending operations, along with mortgage banking income or losses in the most recent periods. The level of loan loss provisions has remained low reflecting favorable asset quality trends since fiscal 2012.

SSB’s net interest income to average assets ratio has reflected the impact of market interest rate trends and internal lending strategies over the time period shown in Table 1.2. Net interest income as a percent of average assets has decreased from a high of 2.90% during fiscal 2012 to 2.67% for the most recent 12 month period. The net interest income ratio is supported by several factors, including: (1) the high proportion of loans on the balance sheet as a percent of assets; (2) the relatively significant fixed rate residential loan portfolio and increasing diversification into higher yielding commercial real estate and non-real estate loans; (3) the prevailing low interest rate environment, which has kept deposit funding costs low; and, (4) the relatively modest level of non- accruing loans, which would act to reduce the level of interest income recognized. Interest income as a percent of average assets has decreased from 4.57% for fiscal 2012 to 4.15% for the latest 12 month period. While interest expense as a percent of average assets has also declined over the Table 1.2 time period, the interest expense ratio has increased from a low point as of December 31, 2014, reflecting in part the impact of recent increases in market interest rates by the Federal Reserve and the use of borrowed funds by SSB which are in general higher costing funds. The Bank’s interest rate spreads and yields and costs for the past three years are set forth in Exhibits I-3 and I-5.

Non-interest operating income has historically been a modest contributor to the Bank’s income statement, and averaged 0.04% of average assets for fiscal years 2012 through June 30, 2017 and equaled 0.10% of average assets for the most recent 12 month period. Historically, SSB did not recognize notable levels of fee income from typical sources such as deposit account fees, and the recent increase in non-interest income is from in part the BOLI investment income and from income on loan servicing activities related to the loan sales activities. For the 12 months ended June 30, 2017, non-interest income totaled $147,000, or 0.10% of average assets.

As noted above, the Bank follows a strategy of selling essentially all long-term fixed rate residential loans into the secondary market, mostly on a servicing retained basis. Thus, the Bank records income on gains on sale of loans sold. For the most recent period, the booking of loans held for sale resulted in a net loss given the movement of interest rates during the sales process.

Operating expenses represent the other major component of the Bank’s income statement, with such expenses showing a downward trend over the time period covered in Table

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1.2 as a percent of average assets, as the Bank has successfully expanded the asset base and operations at a faster pace than the increase in expenses. Total operating expenses equaled $2.6 million, or 1.78% of average assets during the 12 months ended June 30, 2017. The increase in the dollar amount of operating expenses since 2012 reflects general inflation costs, the overall costs of operations and the hiring of a number of new employees to staff the various operating departments of the Bank, including the lending operations. Additional pressure on increasing operating expenses may include higher data processing and marketing costs as the Bank attempts to continue to grow the balance sheet and loan portfolio. Upward pressure will be placed on the Bank’s expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans.

The trends in the net interest income and operating expense ratios since fiscal 2012 have caused the expense coverage ratio (net interest income divided by operating expenses) to increase gradually from a low of 138.8% in fiscal 2012 to 150.0% for the period ending June 30, 2017, as the operating expense ratio has declined faster than the net interest income ratio. Also reflecting a similar trend, SSB’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income and other operating income, including mortgage banking income) has decreased from 69.8% for fiscal 2012 to 65.4% for the 12 months ended June 30, 2017.

As noted earlier, loan loss provisions had a modest impact on the income statement as SSB has maintained favorable asset quality ratios and recorded limited asset chargeoffs. Loan loss provisions have averaged $97,000 over the time period in Table 1.2, and equaled $59,000, or 0.04% of average assets for the 12 months ended June 30, 2017. As of June 30, 2017, ALLLs equaled 63.44% of non-performing loans and 0.71% of total loans receivable. Exhibit I-6 sets forth the Bank’s allowance for loan loss activity during the past five years.

Non-operating items have had a minimal impact on the Bank’s income statement since fiscal 2012 and have consisted of gains on the sale of investment securities. There were no non-operating income or expense items during the most recent 12 month period.

SSB’s effective tax rate has been in the range of 30% to 39% since fiscal 2012, reflecting the marginal federal and state tax rates and offset for certain items, including the tax-advantaged income from the BOLI investment. The Bank’s marginal effective statutory tax rate approximates 41.6%, and this is the rate utilized to calculate the net reinvestment benefit from the offering proceeds.

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Interest Rate Risk Management

SSB’s balance sheet is liability-sensitive in the shorter-term and, thus, the net interest margin will typically be unfavorably affected during periods of rising and higher interest rates. SSB measures its interest rate risk exposure by use of the net portfolio value of equity (“NPV”) methodology, which provides an analysis of estimated changes in the Bank’s NPV under the assumed instantaneous changes in the U.S. treasury yield curve. Utilizing figures as of June 30, 2017, based on a 2.0% instantaneous and sustained increase in interest rates, the NEV model indicates that the Bank’s NEV would decrease by 20.5% (see Exhibit I-7).

The Bank pursues strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Bank manages interest rate risk from the asset side of the balance sheet through diversifying into other types of lending beyond 1-4 family permanent mortgage loans such as originating commercial real estate, commercial business and construction/land loans, all of which have shorter terms to repricing or maturity, and carry higher interest rates. The Bank also sells a majority of the longer term fixed rate 1-4 family residential loan originations in to the secondary market. On the liability side of the balance sheet, management of interest rate risk has been pursued through growing the volume of deposits in lower cost and less interest rate sensitive transaction and savings accounts, and attempting to reduce dependence on higher cost certificates of deposits. Core deposits, which consist of transaction and savings accounts, comprised 35.6% of the Bank’s deposits at June 30, 2017. As of June 30, 2017, of the Bank’s total loans due after June 30, 2018, ARM loans comprised 13.2% of those loans (see Exhibit I-8). In addition, the Bank maintains a notable balance of cash and cash equivalents, which provide for short-term to maturity funds on the balance sheet. The infusion of stock proceeds will serve to further limit the Bank’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Bank’s capital will lessen the proportion of interest rate sensitive liabilities funding assets.

There are numerous limitations inherent in interest rate risk analyses such as the credit risk of Bank’s loans pursuant to changing interest rates. Additionally, such analyses do not measure the impact of changing spread relationships, as interest rates among various asset and liability accounts rarely move in tandem, as the shape of the yield curve for various types of assets and liabilities is constantly changing in response to investor perceptions and economic events and circumstances.

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Lending Activities and Strategy

SSB operates two principal lending activities: (1) the origination of 1-4 family residential first mortgage loans, originated for retention in portfolio and for sale; and, (2) commercial real estate, commercial business and construction/land loans as part of a commercial lending focus. In recent periods, SSB has increased its focus on commercial lending in an effort to diversify its overall loan portfolio, shorten the term-to-maturity or repricing, and increase the overall yield earned on loans. Details of the Bank’s loan portfolio composition are shown in Exhibit I-9, while Exhibit I-10 provides details of the Bank’s loan portfolio by contractual maturity date and Exhibit I-11 presents information on loan originations, purchases and sales.

Residential Real Estate Lending

SSB’s historical lending focus has been the origination of first position fixed-rate 1-4 family residential real estate loans. Loans are originated both for portfolio and for sale. Currently, SSB retains all adjustable-rate residential mortgage loans originated and sells most of the fixed-rate residential mortgage loans that are originated with servicing rights retained. The loans are usually sold to the Mortgage Partnership Finance program operated by the FHLB of Pittsburgh. As of June 30, 2017, residential first position mortgage loans equaled $76.6 million, or 58.3% of total loans, with adjustable rate loans totaling approximately 10% of total residential first mortgage loans. As shown in Exhibit I-9, the balance of first and second position residential mortgage loans has increased modestly since December 31, 2015, given the increased focus on other lending activities.

SSB’s first mortgage loans have generally been underwritten to internal guidelines, although the Bank has recently begun following documentation practices of the primarily government mortgage agencies. Most of the 1-4 family mortgage loans are secured by residences in the Allegheny County market surrounding the office locations. Loan-to-value ratios (“LTV”) of mortgage loans are generally limited to 80% LTV or the purchase price, whichever is lower, or up to 95% if the loans carry private mortgage insurance. Fixed rate 1-4 family residential real estate loans typically have terms of up to 30 years, while adjustable rate loans have an initial five year fixed interest rate period followed by annual adjustments to the interest rate. Interest rates are generally based on LIBOR. SSB does not offer “interest only” or “negative amortization” loans, which have higher risk underwriting characteristics. The Bank does offer “subprime” 1-4 family residential real estate loans, which are considered to be offered to borrowers with credit scores less than 660. These loans are analyzed on a month basis.

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Second position residential loans totaled a minimal $1.3 million as of June 30, 2017, consisting of $1.2 million of home equity lines of credit and $0.1 million of home equity loans. These loans are provided as an additional lending service to customers.

Commercial Real Estate/Multi-Family Lending (balances include of construction loans)

As of June 30, 2017, commercial real estate/multi-family loans totaled $41.6 million, or 31.6% of the total loan portfolio, and the balances of these loans have been trending upward in recent years due to the Bank’s focus to diversify its loan portfolio and increase yield. As of December 31, 2015, commercial real estate/multi-family loans totaled $23.2 million, or 22.2% of the total loan portfolio. These types of loans are attractive credits given the higher yields, larger balances, shorter duration and prospective relationship potential.

Commercial real estate loans (“CRE”) are generally balloon loans with an initial term of five years at a fixed rate and an amortization term of 20 years, with a balloon payment at the end of the initial term. The Bank also originates fixed rate CRE loans without balloon terms. The maximum LTVs are generally 80% of the lower of cost or appraised value of the property securing the loan. Loan amounts are generally limited to 10% of capital, or approximately $1.2 million as of June 30, 2017. SSB also at times sells participation interests in individual commercial real estate loans in order to reduce portfolio risk and manage liquidity. The Bank attempts to retain 50% of the loan amount and continue to service these loans.

These loans are generally priced at a higher rate of interest, have larger balances and involve a greater risk profile than 1-4 residential mortgage loans. Often the payments on commercial real estate loans are dependent on successful operations and management of the property. When originating commercial real estate loans, the Bank evaluates the qualifications and financial condition of the borrower, as well as the value and condition of the property securing the loan. The Bank will also generally require and obtain personal guarantees from the principals. The commercial real estate loans are generally secured by hotels, mixed-use properties, which may include retail space or office space, and 1-4 family owner-occupied and non-owner occupied investment properties in the primary market area.

Multi-family loans are typically secured by properties consisting of five to six rental units, with the properties within the Allegheny County primary market area. Multi-family residential real estate loans are generally balloon loans, with five-year, seven-year or ten-year fixed-interest rate terms based on a 20-year amortization schedule. The maximum loan-to-value ratio of multi-family property loans is generally 80% and the loans-to-one borrower ratio is limited to 10% of

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capital, or approximately $1.0 million. Similar to CRE loans, SSB also at times sells participation interests in individual multi-family loans in order to reduce portfolio risk and manage liquidity. The Bank attempts to retain 50% of the loan amount and continue to service these loans.

As with CRE loans, when originating multi-family loans, the Bank evaluates the qualifications and financial condition of the borrower, as well as the value and condition of the property securing the loan. The Bank will also generally require and obtain personal guarantees from the principals.

Construction Loans

Construction loans representing an area of lending diversification for SSB. Construction loans are made to individuals and a few local builders to finance the construction of 1-4 family residential properties and commercial and multi-family properties. The loans are generally secured by properties within Allegheny County. The Bank does not usually originate speculative construction loans, and the Bank did not have any such loans outstanding as of June 30, 2017. Residential construction loans generally have initial terms of up to 12 months, during which the borrow pays interest only. Upon completion of construction, these loans convert to fixed rate permanent loans which the Bank attempts to sell with servicing retained.

SSB also originates commercial and multi-family real estate construction loans which typically involve purchase and renovation projects, and are primarily secured by non-owner-occupied located within the Pittsburgh city limits. Construction periods may last up to 18 months during which the loan payments are interest only. Upon completion of construction, commercial construction loans generally become fixed-rate five- year balloon loans, based on a 20-year amortization schedule. Commercial construction and development loans may not exceed 20% of capital, or approximately $2.4 million at June 30, 2017, and the maximum loan-to-value ratio of such loans is generally 50%.

Construction loans generally involve greater credit risk than improved owner-occupied real estate lending. SSB reviews and inspects each property before disbursement of loan funds, and also requires detailed cost estimates to complete the construction project and an appraisal of the property.

Commercial Business Lending

As part of the full-service business lending philosophy, SSB originates commercial business loans on non-real estate commercial business assets including lines of credit. The Bank

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originates commercial business loans to small businesses, professionals and sole proprietorships located in its market area. As of June 30, 2017, the Bank had $9.9 million of commercial business loans in portfolio, equal to 7.6% of total loans, an increase from $4.4 million, or 4.2% of loans as of June 30, 2017. SSB encourages the borrowers to maintain their primary deposit accounts with the Bank.

Commercial business loans include term loans and lines of credit. Lines of credit typically carry variable interest rates that adjust annually or are tied to an index. Term loans are usuallyk fixed rate loans for equipment and have terms of up to seven years and a maximum LTV ratio of 100%. Commercial business loans have greater credit risk compared to 1-4 family residential real estate loans, because the availability of funds for the repayment of commercial business loans are dependent on the success of the business and the general economic environment of the Bank’s market area. The Bank generally considers the financial statements, debt service capabilities, cash flows and the Bank’s history of the borrower.

Consumer Lending

To a minor extent, SSB originates a variety of consumer loans to individuals who reside or work in the Bank’s market area, including loans secured by new and used automobiles, second mortgage loans, home equity lines of credit and unsecured lines of credit. As of June 30, 2017, consumer loans totaled $3.4 million, or 2.6% of total loans. The Bank offers such loans since they tend to have shorter maturities and higher interest rates than mortgage loans. These loans also help to expand and create stronger customer relationships and opportunities for cross-marketing. Consumer loans have greater risk compared to mortgage loans, due to their dependence on the borrower’s continuing financial stability.

Home equity lines of credit are limited to $250,000 in balance, are prime-based loans that reset each calendar year quarter, and generally have terms of up to 10 years. Home equity loan usually have terms of up to 20 years and LTV’s of up to 90% after taking into account any 1st position mortgage on the subject property. Automobile loans generally have a maximum term of seven years and maximum amount of $75,000 for new vehicles.

Loan Originations, Purchases and Sales

All lending activities are conducted by bank personnel located at the office locations, underwritten pursuant to bank policies and procedures. Loan sources typically include loan officers, marketing efforts, the existing customer base, walk-in customers and referrals from real

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I.16

estate brokers, builders and attorneys. SSB also occasionally purchases whole loans (1-4 family residential mortgage loans) from third parties such as correspondent banks to supplement internal loan production. Most of the purchased loans involve borrowers located in the Bank’s primary market area.

As indicated earlier, SSB retains all adjustable-rate residential mortgage loans originated and sells most of the fixed-rate residential mortgage loans that are originated with servicing rights retained. The loans are usually sold to the Mortgage Partnership Finance program operated by the FHLB of Pittsburgh. Further, as noted above, SSB may purchase or sell participation interests in individual commercial loans to reduce portfolio risk and manage liquidity. Such loans are underwritten pursuant to existing bank underwriting criteria and procedures. The Bank attempts to retain 50% of the loan amount and continue to service these loans. The Bank sold $8.8 million of loans during the six months ended June 30, 2017. Exhibit I-11 contains information regarding the Bank’s loan originations, purchases and sales activities.

Asset Quality

SSB’s lending operations include originations of commercial real estate/multi-family, commercial business, construction/land and consumer loans for portfolio, all of which carry a higher risk profile than traditional 1-4 family mortgage lending. Since fiscal 2015 the Bank has recorded a declining level of non-performing assets (“NPAs”), consisting of non-accruing loans accruing loans more than 90 days delinquent, OREO and performing troubled debt restructured loans. NPAs have ranged from a low of $2.4 million as of December 31, 2016 to a high of $3.5 million at December 31, 2015. At June 30, 2017, non-accruing loans totaled $2.0 million and accruing loans more than 90 days delinquent equaled $299,000. The non-accruing loans were comprised of 1-4 family first and second position loans (90%) and commercial loans (10%). Exhibit I-12 presents a history of NPAs for the Bank since 2015. Performing TDRs equaled $253,000 as of June 30, 2017, all of which were secured by residential property.

To track the Bank’s asset quality and the adequacy of valuation allowances, SSB has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Detailed asset classifications are reviewed quarterly by senior management and the Board. Pursuant to these procedures, when needed, the Bank establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of June 30, 2017, the Bank maintained an allowance for loan losses of $941,000, equal to 0.71% of total loans receivable and 48.18% of non-accruing loans.

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Funding Composition and Strategy

Deposits have traditionally accounted for most of the Bank’s IBL. At June 30, 2017, deposits equaled $114.7 million. Exhibit I-12 sets forth the Bank’s deposit composition since December 31, 2015 and Exhibit I-13 provides the maturity composition of the certificate of deposit (“CD”) portfolio at June 30, 2017 and December 31, 2016 for all CDs in excess of $100,000 in balance. CDs constitute the largest portion of the Bank’s deposit base, totaling 64.4% of deposits at June 30, 2017 versus 65.0% of deposits as of December 31, 2015. Checking and savings accounts equaled $26.3 million, or 22.9% of total deposits as of June 30, 2017, versus $20.5 million, or 21.2% of total deposits at December 31, 2015.

SSB’s current CD composition reflects a concentration of short-term CDs (maturities of one year or less). As of June 30, 2017, the CD portfolio totaled $73.95 million, and $62.0 million of CDs with balances in excess of $100,000. Of the CDs with balances greater than $100,000, 23.9% of the CDs were scheduled to mature in one year or less. There were no brokered CDs in portfolio as of June 30, 2017.

SSB maintained a portfolio of borrowed funds totaling $25.4 million as of June 30, 2017, with the funds used to support lending activities and liquidity. Such borrowings consisted of FHLB of Pittsburgh advances with a weighted average rate of 2.18%. At that date, the Bank maintained an approximate borrowings capacity of $74 million with the FHLB of Pittsburgh as a contingent funding source. The existing borrowings mature over a ladder time frame with $10 million carrying a maturity date in excess of five years.

Subsidiary Operations

The Bank currently does not operate any subsidiaries. Upon completion of the conversion, SSB will become the wholly-owned subsidiary of the Company.

Legal Proceedings

SSB is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

RP® Financial, LC.	MARKET AREA
II.1

II. MARKET AREA

Introduction

Established in 1922, SSB operates as a community-oriented institution, providing residential and commercial mortgage and non-mortgage loans and savings account products to local and regional customers. For most of its history, SSB has operated from its current branch office (owned) location at the corner of California and Superior Avenues, in the “North Side” section of the city of Pittsburgh (the geographic area to the north of the Ohio and Allegheny Rivers). This office is located in the southern portion of the North Side, close by the Ohio River. The Bank also conducts activities from a leased operations center in the North Hills section of Pittsburgh on Perry Highway, also in the North Side area. Both offices are located in Allegheny County, which is part of the Pittsburgh, PA metropolitan statistical area (“MSA”). During the third quarter of 2017, SSB will be opening a new headquarters office on Perry Highway in the North Hills area, allowing it to vacate the leased space. The Bank also intends to close the current California and Superior Avenue branch office location and thus conduct operations solely from the new headquarters office location. For operational purposes, the Bank considers its market are to be the area within ten miles of the current office locations. A map of the office locations is presented in Exhibit I-1, while descriptive information of the office locations is presented in Exhibit II-1.

SSB’s operating market area can be classified as urban and suburban, given its location within the city of Pittsburgh, and is impacted by the economic trends of the greater Pittsburgh area. The Bank is subject to competition from larger, superregional institutions with a national presence, as well as smaller locally-based community banking institutions. From an operating perspective, SSB focuses on personal service while providing consumer and business financial services that meet the needs of its customer base. The Bank emphasizes personalized banking services to retail consumers and small- and medium-sized businesses and offers a broad array of deposit services including demand deposits, regular savings accounts, money market deposits, certificates of deposit and individual retirement accounts. The Bank has pursued commercial lending over the past few years, and has continued to expand this segment of the loan and deposit portfolios since that date.

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Future growth opportunities for the Bank depend on the future prospects of the local and regional economy, demographic growth trends, and the nature and intensity of the competitive environment. These factors have been briefly examined to help determine the growth potential that exists for the Bank, the relative economic health of the Bank’s market area, and the resultant impact on value.

National Economic Factors

The business potential of a financial institution is partially dependent on the future operating environment and growth opportunities for the financial services industry and the economy as a whole. Since the end of the “great recession” in 2009, the national economy has recorded modest growth rates, in terms of gross domestic product (“GDP”), ranging from a low of 1.5% in calendar year 2013 to a high of 2.8% in calendar year 2010. GDP growth was 2.6% for calendar years 2014 and 2015, 1.6% for calendar year 2016, and 1.4% for the first quarter of 2017, indicating positive, yet modest growth for the US economy. As a result of the recession, approximately 8 million jobs were lost as consumers cut back on spending, causing a reduction in the need for many products and services. Total personal wealth declined notably due to the housing crisis and the drop in real estate values. The economy has recorded slow, but steady job growth since reaching a low in early 2010, with approximately 2.7 million jobs added in 2015, 2.2 million jobs added in 2016, and a total of 810,000 jobs created for the six months ended June 30, 2017, or an annualized rate of 1.6 million jobs.

For the year ended December 2016 and the five months ended May 2017, the annualized national inflation rate was 1.3% and 1.9%, respectively, showing that inflation remains under control but has risen in recent periods. Indicating a level of continued improvement, the national unemployment rate equaled 4.4% as of June 2017, lower than the 4.9% rate as of June 2016. Future job growth is uncertain as the economy is approaching a full employment level nationally. The Federal Reserve has indicated that it will continue efforts to stimulate growth in the economy although market interest rates have been raised three times in the last year as a check on the rise in inflation and to avoid an overheating economy. Forecasts indicate modest economic growth through 2017, with GDP increasing by an estimated 2.3% in 2017.

The major stock exchange indices have fluctuated, but trended upward over the last 12 months. As an indication of the changes in the nation's stock markets over the last 12 months, on June 30, 2017, the DJIA closed at 21,349.63, an increase of 19.1% from June 30, 2016, and

RP® Financial, LC.	MARKET AREA
II.3

the NASDAQ Composite Index closed at 6,140.42 an increase of 26.8% over the same time period. The S&P 500 closed at 2,423.41 on June 30, 2017, an increase of 15.5% from June 30, 2016. Forecasts publicized by the Wall Street Journal indicate continued modest economic growth through 2017.

Regarding factors that most directly impact the banking and financial services industries, the residential real estate industry has recovered from the 2007-2009 housing crisis and recession. Following a relatively slow recovery through early 2012, in recent periods the number of housing foreclosures has remained modest, new and previously-owned home sales have increased, and residential housing prices have continued to trend upward in most metropolitan areas of the country. In certain areas, in particular metropolitan areas, there are supply shortages of housing stock. National home price indices have, to a large extent, recovered from the lows reached in 2009, with the national median home price reaching $252,800 in June 2017, versus $203,100 in June 2013.

According to the June 2017 housing forecast from the Mortgage Bankers Association (the “MBA”), existing home sales are projected to increase by approximately 4.5% and new home sales are expected to increase by 5.5% through the course of 2017. The MBA forecast showed decreases in the median sales prices for existing homes in 2017 and 2018 (4.3% in 2017 and 1.4% in 2018). Total mortgage production is forecasted to decrease in 2017 to $1.612 trillion compared to $1.891 trillion in 2016. The slowdown in 2017 originations is due to a 33% decrease in home refinance mortgage originations, with refinance lending forecasted to total $528 billion in 2017 (reflecting the recent rise in interest rates, with expectations for further increases in market interest rates). Comparatively, home purchase volumes are predicted to increase by 9.5% in 2017, with purchase volume forecasted to total $1.084 trillion in 2017. For 2018, refinancing volume is projected to further decline, while home purchase mortgage originations are projected to continue growing.

Based on the consensus outlook of over 60 economists surveyed by The Wall Street Journal in June 2017, the U.S. economy is poised for stronger growth in 2017, with GDP growth forecasted at 2.3% for the year, along with a tighter job market and expectation of steady wage gains. The forecast reveals the U.S. economy should grow at a faster pace of 2.5% in 2018. Economists expect that the unemployment rate will continue to steadily decline, from 4.6% in December 2016 to 4.1% by December 2018 (such rate has declined to 4.4% as of June 2017. On average, the economists expect the Federal Reserve to continue raising its target rate during

RP® Financial, LC.	MARKET AREA
II.4

2017, and forecast an increase in 10-year Treasury yield to 2.66% by the end of 2017; thereafter increasing to 3.20% through December 2018. Inflation pressures were forecasted to remain below 2.2% through the end of 2017, increasing to 2.3% for calendar year 2018. The price of oil was expected to remain relatively stable, reaching $53 a barrel through the end of 2018.

Interest Rate Environment

The Federal Reserve manages interest rates in order to promote economic growth and to avoid inflationary periods. Amid increased indications of the economic downturn developing in 2007, the Fed began reducing market interest rates. The low interest rate environment was maintained as part of a strategy to stimulate the economy by keeping both personal and business borrowing costs as low as possible. The strategy has achieved its goals, as borrowing costs for residential housing have been at historical lows, and the prime rate of interest remains at a low level. Following an approximate 10-year period of historically low interest rates, the Fed has increased the targeted interest rates three times since December to a range between 1% to 1.25%, through June 2017. Current indications are that the Fed may increase rates one more time before year end 2017.

As of June 30, 2017, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 1.24% and 2.31%, respectively, versus comparable year ago yields of 0.45% and 1.49%. The overall low interest rates have had an unfavorable impact on the net interest margins of many financial institutions, as they rely on a spread between the yields on longer term assets and the costs of shorter term funding sources. Over the recent past, asset yields have continued to decline, while material reductions in liability costs have ceased, resulting a gradual reduction in yield/cost spreads for many institutions. In addition, institutions who originate substantial volumes of prime-based loans have also given up yield as the prime rate has also remained relatively low. This low interest rate environment, along with continued competition in the industry for quality loans, has placed downward pressure on net interest margins. Information regarding historical interest rate levels and trends is presented in Exhibit II-2.

Primary Market Area

The Bank’s future growth opportunities largely depend on the demographic and economic climate and growth trends in the local market area served. As presented in Table 2.1, the market area's demographic trends, economic condition and competitive environment have been

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Table 2.1

SSB Bank

Summary Demographic Data

	Year			Growth Rate
	2010	2017	2022	2010-2017	2017-2022
				(%)	(%)
Population (000)
USA	308,746	325,139	337,393	0.7%	0.7%
Pennsylvania	12,702	12,823	12,927	0.1%	0.2%
Allegheny, PA	1,223	1,230	1,236	0.1%	0.1%

Households (000)
USA	116,716	123,357	128,247	0.8%	0.8%
Pennsylvania	5,019	5,099	5,156	0.2%	0.2%
Allegheny, PA	534	546	552	0.3%	0.3%

Median Household Income ($)
USA	NA	57,462	61,642	NA	1.4%
Pennsylvania	NA	56,824	60,958	NA	1.4%
Allegheny, PA	NA	56,326	60,552	NA	1.5%

Per Capita Income ($)
USA	NA	31,459	34,068	NA	1.6%
Pennsylvania	NA	32,022	34,745	NA	1.6%
Allegheny, PA	NA	35,897	39,224	NA	1.8%

2017 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	18.8	27.1	25.7	18.1	10.3
Pennsylvania	17.1	26.1	25.0	19.8	12.0
Allegheny, PA	15.6	26.8	24.5	20.3	12.8

	Less Than	$25,000 to	$50,000 to
2017 HH Income Dist. (%)	25,000	50,000	100,000	$100,000+
USA	21.9	22.9	29.5	25.7
Pennsylvania	21.9	23.2	30.4	24.5
Allegheny, PA	23.2	22.4	29.5	24.9

Source: SNL Financial, LC.

examined to help analyze how the various market conditions could affect SSB’s ability to raise deposits and originate loans, with additional data presented in Exhibit II-3 Data is included for Allegheny County, along with comparative data for the state and nation. The total population base of Allegheny County market area was 1.230 million as of 2017, providing a notable population for SSB to serve and provide banking products and services. Between 2010 and 2017, Allegheny County recorded minimal annual population growth of 0.1%, similar to the annual

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II.6

growth of 0.1% for the state and below the 0.7% annual growth for the nation. These trends reflect the long-term position of Pennsylvania as a “slow growth” northeast state that has recorded limited population growth in recent decades. Changes in the number of households is also presented in Table 2.1, and such data mirrors the population trends, with the slightly higher household growth rates reflecting the trend towards small average household sizes. Over the next five years, these general population and household growth trends are projected to continue.

Table 2.1 also presents household and personal income date for the market area. The more urbanized and suburban Allegheny (PA) County reported 2017 median household income and per capita income levels that were consistent with state and national averages, with Allegheny County’s median household income equal to $56,326, or 98.0% of the national average. Household income distribution patterns provide support for earlier statements regarding the nature of the Bank’s market as 54.4% of Westmoreland County households had income levels of more than $50,000 annually in 2017 while the ratio was 54.9% for the state of Pennsylvania and 55.2% for the national average. Over the next five years, income growth in the Bank’s market area is projected to improve at a rate that approximates the state and national average growth in income.

The 2017 age distribution figures in Table 2.1 indicate that Allegheny County has a higher percentage of residents above the age of 55 years when compared to the state of Pennsylvania and the nation, indicative of the older population base. These population figures provide an additional indication of the limited potential for economic growth.

Major Market Area Employment Sectors

As mentioned previously, the Pittsburgh MSA has undergone a transformation in the past few decades to diversify its employment and economic base away from the traditional steel and other heavy industries. Employment data, presented in Table 2.2 below, indicates that similar to many areas of the country, services and education/healthcare are the most prominent sectors for the state of Pennsylvania and for Allegheny County, comprising an average of 54.2% of total employment. The next largest component of the employment base in the market area is finance, insurance and real estate. Manufacturing is also a material segment of the regional employment base, driven in part by the strong working-class population.

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Table 2.2

SSB Bank

Primary Market Area Employment Sectors

(Percent of Labor Force)

		Allegheny
Employment Sector	Pennsylvania	County
	(%)	(%)

Services	23.6%	26.9%
Education,Healthcare, Soc. Serv.	25.6%	27.3%
Wholesale/Retail Trade	14.3%	14.1%
Manufacturing	12.1%	8.1%
Construction	5.7%	5.1%
Finance/Insurance/Real Estate	6.2%	8.5%
Transportation/Utility	5.4%	4.5%
Government	4.0%	2.7%
Information	1.6%	1.9%
Agriculture	1.5%	0.8%
	100.0%	100.0%

Source: U.S. Census Bureau

Construction employment also remains a notable part of the employment base. This data indicates that the Bank’s market area has a relatively diversified economic base, such that a downturn in any one industry will likely not have a large impact on the regional economy. This diversification provides a level of stability that is a positive factor for financial institutions such as SSB.

Regional/Local Economy

Given the size of the regional area in terms of population, the Bank’s market area contains a wide variety of employment across all industry employment sectors. Historically, while the Pittsburgh MSA economic base was to a great extent focused on various “heavy industry” employment, such as steel fabrication, the regional economy has to a great extent completed a transition to a more diversified, services oriented structure. Reflecting these nationwide trends, industries such as health care, insurance, education, telecommunications and other services have become a much larger portion of the employment and economic base. Table 2.3 presents the largest employers in Allegheny County, indicating the variety of employment in the market area.

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II.8

Table 2.3

SSB Bank

Market Area Largest Employers

Employer	Industry
Allegheny County
UPMC Presbyterian Shadyside	Health Care
University of Pittsburgh	Education
Federal Government	Government
PNC Bank NA	Banking
Giant Eagle Inc.	Grocery
Western Penn Allegheny Health	Health Care
Allegheny County	Government
Bank of NewYork Mellon	Banking
Carnegie Mellon University	Education
State Governement	Government
School District of Pittsburgh	Education

Source: Workstats.dli.pa.gov

Unemployment Rates and Trends

Comparative unemployment rates for the primary market area counties, as well as for the U.S. and Pennsylvania, are shown in Table 2.4. As of June 2017, the unemployment rate for Allegheny County was 5.0%, which was in line with the statewide average. Both figures were somewhat higher than the national average of 4.5%, indicating a less favor able employment situation for the state. Over the past 12 months, all three geographic areas recorded decreases in unemployment rates, indicating a similar trend in strength of the underlying economy.

Table 2.4

SSB Bank

Unemployment Trends

	Unemployment Rate		Net
Region	June 2016	June 2017	Change

USA	5.1%	4.5%	-0.6%
Pennsylvania	5.7%	5.1%	-0.6%
Allegheny, PA	5.5%	5.0%	-0.5%

Source: SNL Financial, LC.

RP® Financial, LC.	MARKET AREA
II.9

Market Area Deposit Characteristics and Trends

Table 2.5 displays deposit market trends and deposit market share, respectively, for commercial banks and savings institutions for the State of Pennsylvania and the Bank’s market area from June 30, 2012 to June 30, 2016. Deposit growth trends are important indicators of a market area’s current and future prospects for growth and attractiveness for financial institutions. Pennsylvania state deposits increased at a rate of 4.0% over the four-year time period shown in Table 2.5, with commercial banks increasing deposits at an annual rate of 4.8%, while savings and loan associations recorded an annual growth of 0.5%. Commercial banks dominate the deposit market in Pennsylvania, and as of June 30, 2016, commercial banks held a market share of 84.1% of total bank and thrift deposits.

Within the Allegheny County market area, deposits grew at an annual rate of 6.3% from June 30, 2012 to June 30, 2016. Savings institutions held a relatively modest market share position of 12.1% in Allegheny County.

As of June 30, 2016, SSB maintained a deposit market share position in Allegheny County of 0.1%, representative of the overall large size of the deposit base in that county, and indicates a less competitive position for the Bank. Future deposit gains and market share gains may be likely given the low current market share. Over the most recent four years, SSB recorded annualized deposit growth of 8.1%, above the county growth rate, which indicates that the Bank has been successful in improving its market presence.

Table 2.5

SSB Bank

Deposit Summary

	As of June 30,
	2012			2016			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2012-2016
	(Dollars in Thousands)						(%)

Pennsylvania	$312,491,000	100.0%	4,647	$365,854,000	100.0%	4,297	4.0%
Commercial Banks	255,394,000	81.7%	3,637	307,620,000	84.1%	3,421	4.8%
Savings Institutions	57,097,000	18.3%	1,010	58,234,000	15.9%	876	0.5%

Allegheny	$76,653,890	100.0%	462	$97,900,309	100.0%	435	6.3%
Commercial Banks	66,550,345	86.8%	296	86,026,553	87.9%	290	6.6%
Savings Institutions	10,103,545	13.2%	166	11,873,756	12.1%	145	4.1%
Slovak Savings Bank	80,183	0.1%	1	109,553	0.1%	1	8.1%

Source: FDIC.

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II.10

Competition

The competitive environment for financial institution products and services on a national, regional and local level can be expected to become even more competitive in the future. Consolidation in the banking and thrift industries provides economies of scale to the larger institutions, while the increased presence of investment options provides consumers with attractive investment alternatives to financial institutions.

Competition among financial institutions in the market area is significant. Among the Bank’s competitors are much larger and more diversified institutions, which have greater resources and offer more products and services than maintained by the Bank. There are also a number of smaller community based banks and credit unions that pursue similar operating strategies as the Bank. From a competitive standpoint, SSB benefits from its status of a locally-owned financial institution, longstanding customer relationships, and continued efforts to offer competitive products and services. However, competitive pressures will also likely continue to build as the financial services industry continues to consolidate and as additional non-bank investment options for consumers become available. There are a total of 25 banking institutions operating in Allegheny County. Table 2.6 lists the Bank’s largest competitors in Allegheny County, based on deposit market share.

Table 2.6

SSB Bank

Market Area Deposit Competitors - As of June 30, 2016

Location	Name	Market Share	Rank
		(%)

Allegheny	PNC Financial Services Group (PA)	55.76
County	Bank of New York Mellon Corp. (PA)	20.54
	Citizens Financial Group Inc, (RI)	7.05
	Dollar Bank FSB (PA)	3.67
	F.N.B. Corp. (PA)	3.02
	KeyCorp (OH)	2.24
	Huntington Bancshares Inc. (OH)	1.87
	First Commonwealth Financial (PA)	1.33
	S&T Bancorp, Inc.	0.88
	SSB Bank (PA)	0.12	19 of 25

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of SSB’s operations versus a group of comparable banks (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of SSB is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to SSB, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on a national exchange or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies those under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of publicly-traded MHCs with comparable resources, strategies and financial characteristics as SSB. However, there are currently only nine publicly-traded MHCs. Accordingly, in deriving a Peer Group comprised of institutions with relatively comparable characteristics as SSB, the companies selected for SSB’s Peer Group are all fully-converted companies. The valuation adjustments applied in the Chapter IV analysis will take into consideration differences between the Company’s MHC form of ownership relative to the fully-converted Peer Group companies. Also included in Chapter IV is a pricing analysis of the publicly-traded MHCs on a fully-converted basis.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

From the universe of publicly-traded thrifts, we selected 10 institutions with characteristics similar to those of SSB. In the selection process, we applied one “screen” to the universe of all public companies that were eligible for consideration:

o	Screen: Savings institutions with assets less than $510 million and having been fully converted for at least one year. Ten companies met the criteria for the screen and were included in the Peer Group.

Exhibit III-1 provides financial and public market pricing characteristics of all publicly-traded thrifts, while Exhibit III-2 provides financial and public market pricing characteristics for all savings institutions with assets less than $750 million. Table 3.1 shows the general characteristics of each of the 10 Peer Group companies and Exhibit III-3 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and SSB, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of SSB’s financial condition, income and expense trends, loan composition, credit risk and interest rate risk versus the Peer Group as of the most recent publicly available date. Comparative data for all publicly-traded thrifts have been included in the Chapter III tables as well.

A summary description of the key comparable characteristics of each of the Peer Group companies relative to Peer Group as a whole is detailed below.

o	Equitable Financial Corp. of Nebraska. Maintains higher equity/asset ratio, similar earning asset concentration in loans, similar return on assets, limited investment in MBS, similar loan type diversification, relatively favorable asset quality.

o	Jacksonville Bancorp of Illinois. Reported somewhat higher equity ratio, higher level of deposits as a funding source, higher operating expense ratio, lower yield on interest earning assets, similar levels of commercial business loans as a percent of assets, and higher reserve coverage ratios.

o	Melrose Bancorp, Inc. of Massachusetts. Maintains elevated equity/asset ratio, lower level of cash and investments, relatively similar funding liabilities composition, higher return on assets and lower yield/cost spread, limited diversification away from 1-4 family residential loans.

o	MSB Financial Corp. of New Jersey. Reported elevated equity/asset ratio, similar earning asset/costing liability structure, higher net interest income, similar lending focus on 1-4 family residential loans and diversification into commercial real estate loans, comparable level of NPAs+90 day delinquencies and NPAs as a percent of loans, excluding performing TDRs.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1

Peer Group of Publicly-Traded Thrifts

As of June 30, 2017 or the Most Recent Date Available.

											As of
											August 18, 2017
						Total			Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets		Offices	Mth End	Date	Price	Value
						($Mil)					($)	($Mil)

EQFN	Equitable Financial Corp.	NASDAQ	MW	Grand Island	NE	241	(1)	6	Jun	11/9/2005	10.20	35
FSBC	FSB Bancorp, Inc.	NASDAQ	MA	Fairport	NY	291		5	Dec	8/15/2007	15.15	29
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	427		7	Jun	12/22/2010	26.50	52
JXSB	Jacksonville Bancorp, Inc.	NASDAQ	MW	Jacksonville	IL	336		6	Dec	7/15/2010	30.10	55
MELR	Melrose Bancorp, Inc.	NASDAQ	NE	Melrose	MA	294		1	Dec	10/22/2014	17.73	46
MSBF	MSB Financial Corp.	NASDAQ	MA	Millington	NJ	507		4	Dec	1/5/2007	17.20	99
PBSK	Poage Bankshares, Inc.	NASDAQ	MW	Ashland	KY	458		9	Dec	9/13/2011	18.25	64
RNDB	Randolph Bancorp, Inc.	NASDAQ	NE	Stoughton	MA	508		6	Dec	7/1/2016	14.68	86
WAYN	Wayne Savings Bancshares, Inc.	NASDAQ	MW	Wooster	OH	445		11	Dec	1/9/2003	17.10	48
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	352		6	Jun	11/29/1993	15.90	32

(1) As of March 31, 2017 or the most recent date available.

Source: SNL Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

o	Poage Bankshares, Inc. of Kentucky. Maintained an elevated equity/asset ratio, lower level of loans and deposits on the balance sheet, similar level of interest income as a percent of average assets, higher yield cost spread, similar level of loan portfolio diversification as a percent of assets, similar reserve coverage ratios.

o	FSB Bancorp, Inc. of New York. Maintains a similar level of cash and investments, slightly higher equity/assets ratio, similar loans and borrowings as a percent of assets, similar net interest income ratio, somewhat higher yield/cost spread, lower loan diversification, more favorable asset quality.

o	Home Federal Bancorp, Inc. of LA. Comparable due to similar funding composition, elevated equity/asset ratio, similar asset growth in most recent year, similar interest income ratio, similar loan diversification, favorable asset quality ratios.

o	Randolph Bancorp, Inc. of Massachusetts. Maintains a similar funding composition, level of asset growth, net interest income ratio, lending diversification on commercial real estate and asset quality ratios, including reserve ratios.

o	Wayne Savings Bancshares, Inc. of Ohio. Comparable due to similar equity/asset ratio, return on average assets, similar risk-weighted assets ratio, similar loan portfolio diversification into commercial lending, similar ratio of NPLs and reserves.

o	WVS Financial Corp. of Pennsylvania. Comparable due to similar equity/asset ratio, similar net income/assets ratio, lower than average operating expense ratio, similar reserve coverage ratio.

In aggregate, the Peer Group companies maintained a higher level of equity as the industry average (13.17% of assets versus 12.81% for all public companies), but recorded a lower level of profitability as a percent of average assets (0.49% ROAA versus 0.74% for all public companies), as well as a less favorable ROE (3.87% ROE versus 6.24% for all public companies). The Peer Group's average P/TB ratio was lower than the industry average, while the average P/CE multiple was above the respective average for all publicly-traded thrifts.

	All Fully-Conv.
	Publicly-Traded		Peer Group
Financial Characteristics (Averages)
Assets ($Mil)	$3,400		$384
Market capitalization ($Mil)	$526		$55
Equity/assets (%)	12.81%		13.17%
Return on average assets (%)	0.74%		0.49%
Return on average equity (%)	6.24%		3.87%

Pricing Ratios (Averages)(1)
Price/core earnings (x)	22.22	x	23.50	x
Price/tangible book (%)	136.79%		108.33%
Price/assets (%)	15.31%		14.07%

(1) Based on market prices as of August 18, 2017.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

Ideally, the Peer Group companies would be comparable to SSB in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to SSB, as will be highlighted in the following comparative analysis.

Financial Condition

Table 3.2 shows comparative balance sheet measures for SSB and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank’s and Peer Group ratios reflect balances as of June 30, 2017 or the latest date available. SSB’s equity-to-assets ratio of 7.91% was lower than the Peer Group's average equity ratio of 13.09%. The Bank’s pro forma equity position will increase with the addition of stock proceeds, however such ratio will remain below the Peer Group’s ratio. Tangible equity-to-assets ratios for the Bank and the Peer Group equaled 7.91% and 12.93%, respectively. The increase in SSB’s pro forma equity ratio will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Bank’s higher pro forma equity ratio will depress return on equity. Both SSB’s and the Peer Group's equity ratios reflected surpluses with respect to the regulatory capital requirements, with the Bank’s ratios currently materially lower than the Peer Group’s ratios. On a pro forma basis, the Bank’s regulatory surpluses will remain lower than the Peer Group averages.

The interest-earning asset compositions for the Bank and the Peer Group were similar, with loans constituting the bulk of interest-earning assets for both. The Bank’s loans-to-assets ratio of 85.13% was higher than the comparable Peer Group ratio of 73.86%. Comparatively, the Bank’s cash/equivalents-to-assets ratio of 7.03% was also higher than the average ratio for the Peer Group of 3.51%. SSB reported a lower total investment in securities and BOLI of 4.81% compared to a combined ratio of 12.82% for the Peer Group. Overall, SSB’s earning assets amounted to 96.96% of assets, which was higher than the comparable Peer Group ratio of 90.19%.

SSB’s funding liabilities reflected a funding strategy that relied on a similar level of deposits as the Peer Group's funding composition. The Bank’s deposits equaled 74.68% of assets, which was slightly above the Peer Group’s ratio of 74.48%. Comparatively, the Bank maintained a notably higher level of borrowings, reflecting SSB’s lower equity position.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of June 30, 2017 or the Most Recent Date Available.

				Balance Sheet as a Percent of Assets
				Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible
				Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity

SSB Bank
May 31, 2017				7.03%	3.77%	1.03%	85.13%	74.68%	16.52%	0.00%	7.91%	0.00%	7.91%

All Thrifts
Averages				6.59%	13.19%	1.67%	73.12%	75.72%	9.97%	0.38%	12.74%	0.51%	12.16%
Medians				4.78%	11.58%	1.83%	75.24%	76.29%	8.00%	0.00%	11.74%	0.00%	11.06%

Comparable Group
Averages				3.51%	10.91%	1.91%	73.86%	74.48%	12.55%	0.06%	13.09%	0.17%	12.93%
Medians				2.83%	11.19%	1.80%	78.16%	77.03%	8.84%	0.00%	14.54%	0.00%	13.91%

Comparable Group
EQFN	Equitable Financial Corp.	(2)	NE	3.07%	1.00%	NA	91.58%	84.10%	0.00%	0.00%	14.85%	0.00%	14.85%
FSBC	FSB Bancorp, Inc.		NY	2.83%	9.59%	1.28%	83.99%	69.34%	18.94%	0.00%	11.05%	0.00%	11.05%
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	2.79%	NA	NA	76.51%	77.13%	11.46%	0.00%	10.84%	0.00%	10.84%
JXSB	Jacksonville Bancorp, Inc.		IL	NA	NA	NA	NA	81.39%	NA	0.00%	14.62%	0.81%	13.81%
MELR	Melrose Bancorp, Inc.		MA	6.86%	11.19%	2.02%	79.02%	75.91%	8.84%	0.00%	15.06%	0.00%	15.06%
MSBF	MSB Financial Corp.		NJ	1.78%	8.82%	2.76%	84.08%	76.92%	7.63%	0.00%	14.79%	0.00%	14.79%
PBSK	Poage Bankshares, Inc.		KY	6.47%	14.47%	1.57%	73.53%	81.31%	2.80%	0.62%	14.47%	0.46%	14.01%
RNDB	Randolph Bancorp, Inc.		MA	2.37%	13.73%	1.57%	78.16%	72.57%	9.54%	0.00%	16.41%	0.00%	16.41%
WAYN	Wayne Savings Bancshares, Inc.		OH	1.82%	17.56%	2.24%	75.88%	84.79%	4.85%	0.00%	9.44%	0.39%	9.06%
WVFC	WVS Financial Corp.		PA	3.60%	NA	NA	22.03%	41.32%	48.89%	0.00%	9.40%	0.00%	9.40%

				Balance Sheet Annual Growth Rates							Regulatory Capital
					MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
				Assets	Investments	Loans	Deposits	&Sub debt	Equity	Equity	Leverage	Risk-Based	Capital

SSB Bank
May 31, 2017				9.54%	-25.09%	16.21%	4.72%	32.68%	7.93%	7.93%	7.85%	11.17%	11.95%

All Thrifts
Averages				9.34%	4.84%	12.17%	10.05%	10.12%	9.39%	6.98%	12.30%	19.30%	20.22%
Medians				5.75%	0.00%	7.92%	4.64%	1.75%	1.91%	1.70%	10.52%	15.85%	17.00%

Comparable Group
Averages				8.58%	-17.72%	18.19%	6.31%	19.83%	19.49%	5.72%	11.60%	16.93%	17.90%
Medians				6.01%	-23.01%	15.64%	3.98%	7.35%	2.19%	2.00%	11.50%	17.43%	18.01%

Comparable Group
EQFN	Equitable Financial Corp.	(2)	NE	2.90%	0.00%	15.64%	3.21%	NA	0.00%	0.00%	11.40%	11.93%	13.19%
FSBC	FSB Bancorp, Inc.		NY	4.00%	-33.12%	13.07%	-4.72%	24.65%	44.77%	44.77%	10.00%	16.51%	17.15%
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	11.76%	NA	7.81%	14.32%	1.75%	6.58%	6.58%	11.06%	16.14%	17.39%
JXSB	Jacksonville Bancorp, Inc.		IL	7.29%	NA	NA	7.49%	NA	2.63%	2.79%	12.96%	19.13%	20.38%
MELR	Melrose Bancorp, Inc.		MA	14.45%	-14.40%	23.85%	4.76%	NA	2.47%	2.47%	12.72%	18.76%	19.53%
MSBF	MSB Financial Corp.		NJ	28.08%	-35.70%	45.73%	32.85%	70.56%	-0.52%	-0.52%	11.60%	13.54%	14.71%
PBSK	Poage Bankshares, Inc.		KY	2.14%	21.50%	-1.51%	8.11%	-46.42%	-6.74%	-6.48%	14.02%	20.92%	21.83%
RNDB	Randolph Bancorp, Inc.		MA	11.34%	-39.31%	32.16%	-5.87%	101.36%	143.89%	NA	14.27%	20.78%	21.84%
WAYN	Wayne Savings Bancshares, Inc.		OH	-0.89%	-23.01%	7.20%	0.15%	-20.47%	1.91%	2.00%	8.97%	13.28%	14.34%
WVFC	WVS Financial Corp.		PA	4.73%	NA	19.76%	2.84%	7.35%	-0.13%	-0.13%	9.02%	18.35%	18.62%

(1) Includes loans held for sale.

(2) As of March 31, 2017 or the latest date available.

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 91.20% and 87.09%, respectively. Following the increase in equity provided by the net proceeds of the stock offering, the Bank’s ratio of interest-bearing liabilities as a percent of assets will decline, but likely remain higher than the Peer Group’s ratio. A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank’s IEA/IBL ratio is lower than the Peer Group’s ratio, based on IEA/IBL ratios of 106.32% and 103.56%, respectively. The additional equity realized from stock proceeds will serve to strengthen SSB’s IEA/IBL ratio in comparison to the Peer Group ratio, as the increase in equity provided by the infusion of stock proceeds will lower the level of interest-bearing liabilities funding assets and will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items, with growth rates for both SSB and the Peer Group based on annual growth rates for the 12 months ended June 30, 2017. SSB recorded asset growth of 9.54%, higher than the Peer Group’s asset growth of 8.58%. The Bank’s cash and investments declined by 25.09% over the past year, with the funds reinvested into loans, which increased at a rate of 16.21%. The asset growth for the Peer Group was also evident in the higher loan growth, with a corresponding decrease in cash/investments. Funding of SSB’s growth was obtained from a higher growth rate in borrowings and a lower deposit increase of 4.72%. The Peer Group recorded a higher increase in deposits and a lower increase in borrowings compared to SSB.

Reflecting the recent levels of net income, SSB’s equity increased at a 7.93% annual rate, versus a lower median increase for the Peer Group. The increase in equity realized from stock proceeds will likely depress the Bank’s equity growth rate initially following the stock offering. Dividend payments and stock repurchases, pursuant to regulatory limitations and guidelines could also potentially slow the Bank’s equity growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for the Bank and the Peer Group, with the income ratios based on earnings for the 12 months ended June 30, 2017 for the Bank and the Peer Group, or latest 12 month period available.

SSB reported net income of 0.58% of average assets for the 12 months ended June 30, 2017, somewhat higher than the average net income of 0.50% of average assets for the Peer

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended June 30, 2017 or the Most Recent 12 Months Available

					Net Interest Income					Non-Interest Income
								Loss	NII	Gain	Other	Total
				Net				Provis.	After	on Sale of	Non-Int	Non-Int
				Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense
				(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SSB Bank
June 30, 2017				0.58%	4.15%	-1.48%	2.67%	-0.04%	2.63%	-0.05%	0.10%	-1.78%

All Thrifts
Averages				0.64%	3.64%	0.60%	3.06%	0.09%	0.27%	0.37%	0.51%	2.95%
Medians				0.59%	3.59%	0.57%	3.03%	0.06%	0.00%	0.05%	0.40%	2.84%

Comparable Group
Averages				0.50%	3.51%	0.56%	2.95%	0.14%	2.81%	0.49%	0.48%	3.08%
Medians				0.49%	3.58%	0.56%	3.08%	0.10%	2.92%	0.11%	0.46%	3.02%

Comparable Group
EQFN	Equitable Financial Corp.	(2)	NE	0.50%	3.87%	0.47%	3.40%	0.22%	3.18%	0.34%	0.78%	3.51%
FSBC	FSB Bancorp, Inc.		NY	0.37%	3.59%	0.85%	2.74%	0.07%	2.67%	0.88%	0.52%	3.58%
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	0.90%	4.15%	0.69%	3.46%	0.22%	3.24%	0.68%	0.23%	2.83%
JXSB	Jacksonville Bancorp, Inc.		IL	0.94%	3.51%	0.34%	3.17%	0.04%	3.14%	0.10%	1.16%	3.22%
MELR	Melrose Bancorp, Inc.		MA	0.70%	3.02%	0.68%	2.34%	0.09%	2.25%	0.00%	0.09%	1.76%
MSBF	MSB Financial Corp.		NJ	0.46%	3.66%	0.60%	3.06%	0.22%	2.84%	0.00%	0.18%	2.32%
PBSK	Poage Bankshares, Inc.		KY	0.32%	4.20%	0.58%	3.62%	0.33%	3.29%	0.12%	0.53%	3.51%
RNDB	Randolph Bancorp, Inc.		MA	-0.18%	3.28%	0.36%	2.93%	0.08%	2.85%	2.73%	0.81%	6.14%
WAYN	Wayne Savings Bancshares, Inc.		OH	0.49%	3.56%	0.46%	3.10%	0.12%	2.98%	0.06%	0.41%	2.81%
WVFC	WVS Financial Corp.		PA	0.48%	2.24%	0.54%	1.70%	0.02%	1.68%	0.00%	0.14%	1.10%

				Non-Op. Items			Yields, Costs, and Spreads
						Provision				MEMO:	MEMO:
				Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
				Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
				(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
SSB Bank
June 30, 2017				0.00%	0.00%	-0.32%	4.28%	1.64%	2.64%	$8,304	-35.68%

All Thrifts
Averages				-0.02%	0.00%	0.22%	3.85%	0.80%	2.43%	$7,797	25.87%
Medians				0.00%	0.00%	0.25%	3.77%	0.80%	2.81%	$5,466	32.55%

Comparable Group
Averages				0.01%	0.00%	0.23%	3.83%	0.73%	3.12%	$5,551	31.09%
Medians				0.00%	0.00%	0.24%	3.91%	0.73%	3.24%	$4,351	32.50%

Comparable Group
EQFN	Equitable Financial Corp.	(2)	NE	-0.02%	0.00%	0.27%	4.28%	0.69%	3.59%	$3,575	35.10%
FSBC	FSB Bancorp, Inc.		NY	0.01%	0.00%	0.13%	3.94%	1.00%	2.94%	$3,314	26.32%
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	0.00%	0.00%	0.43%	4.58%	0.91%	3.67%	$6,782	32.50%
JXSB	Jacksonville Bancorp, Inc.		IL	NA	0.00%	0.34%	3.70%	0.46%	3.24%	$3,772	26.38%
MELR	Melrose Bancorp, Inc.		MA	0.56%	0.00%	0.44%	3.39%	0.90%	2.49%	$9,649	38.46%
MSBF	MSB Financial Corp.		NJ	0.00%	0.00%	0.24%	4.02%	0.81%	3.21%	$7,685	34.19%
PBSK	Poage Bankshares, Inc.		KY	0.00%	0.00%	0.12%	4.40%	0.76%	3.64%	$4,199	28.10%
RNDB	Randolph Bancorp, Inc.		MA	-0.48%	0.00%	-0.06%	3.61%	0.52%	3.09%	$2,529	NM
WAYN	Wayne Savings Bancshares, Inc.		OH	0.00%	0.00%	0.16%	3.88%	0.58%	3.30%	$4,502	24.63%
WVFC	WVS Financial Corp.		PA	NA	0.00%	0.25%	2.45%	0.65%	1.80%	$9,500	34.12%

(1) Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

(2) For the 12 months ended March 31, 2017 or the latest date available.

Source:	SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

Group. A lower level of net operating expenses accounted for the Bank’s more favorable reported results, despite of the Bank’s lower net interest income ratio and lower non-interest income.

SSB’s net interest income ratio was lower than the Peer Group’s ratio, due to a much higher level of interest expense despite a higher level of interest income. The Bank’s interest income is supported by the higher ratio of loans in the asset base than the Peer Group, along with the diversified loan portfolio that includes a level of higher yielding commercial and construction loans. SSB’s overall yield earned on interest-earning assets (4.28%) was higher than the 3.83% ratio for the Peer Group. Alternatively, the Bank’s cost of funds was relatively much higher than the Peer Group (1.64% versus 0.73% for the Peer Group), reflecting the deposit base that contains a level of higher costing certificates of deposit. Overall, SSB reported a lower net interest income to average assets ratio than the Peer Group, at 2.67% and 2.95%, respectively.

In another key area of core earnings strength, SSB reported a much lower ratio of operating expenses, 1.78% of average assets versus the Peer Group (3.08% of average assets). In connection with the operating expense ratios, SSB maintained a comparatively lower number of employees relative to its asset size. Assets per full time equivalent employee equaled $8.3 million for the Bank versus a comparable measure of $5.6 million for the Peer Group. On a post-offering basis, the Bank’s operating expenses can be expected to further increase with the addition of the ESOP and certain expenses that result from being a publicly-traded savings institution, with such expenses already impacting the Peer Group's operating expenses. At the same time, SSB’s capacity to leverage operating expenses will be enhanced following the increase in capital realized from the infusion of net stock proceeds.

When viewed together, net interest income and operating expenses provide considerable insight into a bank’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank’s earnings were more favorable than the Peer Group’s, based on respective expense coverage ratios of 1.50x for SSB and 0.96x for the Peer Group. A ratio less than 1.00x indicates that an institution depends on non-interest operating income to achieve profitable operations.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

Offsetting SSB’s advantage in lower operating expenses is the Bank’s lower contribution to earnings from non-interest operating income compared to the Peer Group. Non-interest operating income equaled 0.05% and 0.97% of SSB’s and the Peer Group’s average assets, respectively. These figures include the impact of gains on the sale of loans, which are assumed to be recurring income. Taking non-interest operating income into account in comparing the Bank’s and the Peer Group's earnings, SSB’s efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 65.4% was more favorable than the Peer Group's efficiency ratio of 78.6%.

Loan loss provisions had a modest, but larger impact on the Peer Group’s earnings, with loan loss provisions established by the Bank and the Peer Group equaling 0.04% and 0.14% of average assets, respectively. The impact of loan loss provisions on the Bank’s and the Peer Group’s earnings, particularly when taking into consideration the prevailing credit market environment for mortgage based lenders, were indicative of the asset quality position of the Bank and Peer Group.

For the 12 months ended June 30, 2017, the Bank reported no non-operating gains or losses, while the Peer Group reported, on average, 0.01% of average assets of net non-operating gains. Typically, gains and losses generated from non-operating items are viewed as non-recurring in nature, particularly to the extent that such gains and losses result from the sale of investments or other assets that are not considered to be part of an institution’s core operations. Extraordinary items were not a factor in either the Bank’s or the Peer Group's earnings.

On average, the Peer Group reported an average effective tax rate of 31.09%, while SSB reported an effective tax rate of 35.68%. As indicated in the prospectus, the Bank’s effective marginal tax rate is assumed to equal 41.6% (inclusive of both federal and state corporate taxes) when calculating the after tax return on conversion proceeds.

Loan Composition

Table 3.4 presents data related to the Bank’s and the Peer Group’s loan portfolio compositions (including any investment in MBS). The Bank’s loan portfolio composition reflected a lower concentration of investment in 1-4 family property secured assets (permanent mortgage loans and MBS) than maintained by the Peer Group (45.22% of assets versus 51.49% for the Peer Group). The Bank reported minimal investments in MBS, while the Peer

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of June 30, 2017 or the Most Recent Date Available.

		Portfolio Composition as a Percent of Assets
			1-4	Constr.	Multi-		Commerc.		RWA/	Serviced	Servicing
		MBS	Family	& Land	Family	Comm RE	Business	Consumer	Assets	For Others	Assets
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)
SSB Bank
June 30, 2017		0.39%	44.83%	6.22%	2.93%	23.74%	6.67%	1.04%	70.92%	$40,126	$188

All Public Thrifts
Averages		10.56%	40.78%	3.32%	4.40%	11.86%	3.82%	2.09%	60.72%	$229,655	$1,823
Medians		5.32%	43.52%	2.10%	1.50%	9.31%	1.85%	0.51%	62.55%	$0	$0

Comparable Group
Averages		10.16%	41.33%	4.07%	3.09%	13.13%	5.15%	1.27%	67.93%	$158,047	$1,232
Medians		7.30%	39.61%	3.32%	2.50%	15.46%	6.70%	0.24%	66.26%	$42,556	$407

Comparable Group
Equitable Bank	NE	0.23%	21.87%	8.36%	5.30%	26.09%	8.43%	1.44%	92.30%	$112,340	$853
Fairport Savings Bank	NY	2.96%	75.05%	3.40%	2.16%	3.68%	0.87%	0.03%	59.88%	$128,143	$891
Home Federal Bank	LA	14.63%	37.81%	9.21%	3.73%	18.22%	8.16%	0.11%	66.68%	$36,156	$216
Jacksonville Savings Bank	IL	15.95%	17.18%	2.65%	1.80%	7.17%	7.55%	4.36%	64.65%	$121,387	$550
Melrose Bank	MA	0.00%	66.89%	4.51%	3.64%	5.57%	0.00%	0.05%	63.97%	$0	$0
Millington Bank	NJ	4.93%	38.84%	3.24%	7.88%	22.85%	8.97%	0.10%	83.26%	$0	$0
Town Square Bank	KY	6.82%	40.39%	2.50%	1.61%	16.25%	7.99%	3.98%	66.61%	$44,429	$343
Randolph Savings Bank	MA	7.78%	52.45%	4.64%	0.92%	15.20%	3.38%	2.21%	65.91%	$1,097,334	$8,992
Wayne Savings Community Bank	OH	11.54%	43.19%	1.47%	2.84%	15.72%	5.85%	0.37%	67.29%	$40,682	$470
West View Savings Bank	PA	36.79%	19.60%	0.67%	1.04%	0.58%	0.24%	0.04%	48.71%	$0	$0

(1) As of March 31, 2017 or the latest date available.

Note: Bank level data

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reilable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

Group reported an MBS investment at 10.2% of assets on average. SSB reported a similarly sized portfolio of loans serviced for others compared to the Peer Group, and lower capitalized mortgage servicing right as a percent of assets.

Diversification into higher risk and higher yielding types of lending was greater for the Bank, as SSB reported total loans other than 1-4 family and MBS of 40.60% of assets, versus 26.71% for the Peer Group. Commercial real estate/multi-family loans represented the most significant area of lending diversification for the Bank (23.74% of assets), followed by commercial business loans (6.97% of assets). The Peer Group’s lending diversification consisted primarily also of commercial real estate/multi-family loans (13.13% of assets), followed by commercial business loans (5.15% of assets). The relative concentration of assets in loans and diversification into higher risk types of loans by SSB translated into a higher risk weighted assets-to-assets ratio for the Bank (70.92%) than the Peer Group (60.72%).

Credit Risk

Based on a comparison of credit quality measures, the Bank’s credit risk exposure was considered to be somewhat unfavorable to that of the Peer Group. As shown in Table 3.5, the Bank’s non-performing assets/assets (excluding performing troubled debt restructured loans) and foreclosed real estate/assets equaled 1.50% and 0.04%, respectively, versus comparable measures of 0.62% and 0.04% for the Peer Group, indicating a disadvantage for the Bank. At the same time, the Bank recorded a higher non-performing loans/loans ratio than the Peer Group, at 1.68% and 1.36% respectively. The Bank maintained a lower reserve coverage ratio, loss reserves as a percent of total NPAs, which equaled 42.66% for the Bank versus 95.58% for the Peer Group. Loss reserves maintained as percent of net loans receivable equaled 0.72% for the Bank versus 0.95% for the Peer Group. Net loan charge-offs were modest for both the Bank and Peer Group, based on ratios of 0.01% and 0.03% of net loans receivable, respectively, indicating a limited level of activities in terms of addressing problem assets.

Interest Rate Risk

Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group. In terms of balance sheet ratios, SSB’s interest rate risk characteristics were considered to be less favorable than the Peer Group. The Bank’s equity-to-assets and IEA/IBL ratios were lower than the Peer Group, thereby implying a higher dependence on the yield-cost spread to sustain the net interest margin for the Bank. The Bank

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Table 3.5

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of June 30, 2017 or the Most Recent Date Available.

			NPAs &	Adj NPAs &				Rsrves/
		REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
		Assets	Assets (1)	Assets (2)	Loans (3)	Loans HFI	NPLs (3)	90+Del (1)	Chargeoffs (4)	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
SSB Bank
June 30, 2017		0.04%	1.67%	1.50%	1.68%	0.72%	42.66%	36.69%	$19	0.01%

All Public Thrifts
Averages		0.20%	1.34%	0.84%	1.70%	1.01%	135.68%	122.29%	$4,008	0.07%
Medians		0.01%	0.81%	0.45%	1.07%	0.93%	80.18%	65.50%	$43	0.02%

Comparable Group
Averages		0.04%	1.10%	0.62%	1.36%	0.95%	95.58%	91.44%	$112	0.03%
Medians		0.00%	1.02%	0.47%	1.38%	0.94%	76.08%	72.61%	$25	0.01%

Comparable Group
Equitable Bank	NE	0.09%	1.93%	1.03%	1.95%	1.48%	76.08%	72.61%	$43	0.02%
Fairport Savings Bank	NY	0.00%	0.01%	0.01%	0.02%	0.45%	NA	NA	$0	0.00%
Home Federal Bank	LA	0.13%	0.83%	0.79%	0.85%	1.18%	132.20%	105.16%	$31	0.01%
Jacksonville Savings Bank, SSB	IL	0.00%	1.01%	0.44%	1.78%	1.62%	90.56%	90.30%	$19	0.01%
Melrose Bank	MA	0.00%	0.18%	0.18%	0.22%	0.42%	191.98%	191.98%	$0	0.00%
Millington Bank	NJ	0.00%	2.79%	1.36%	3.28%	1.14%	34.82%	34.82%	$-72	-0.02%
Townbank, NA	KY	0.15%	1.93%	1.42%	2.40%	0.79%	32.94%	30.36%	$857	0.25%
Randolph Savings Bank	MA	0.00%	1.18%	0.44%	1.49%	0.97%	59.53%	59.53%	$73	0.02%
Wayne Savings Community Bank	OH	0.05%	1.03%	0.50%	1.27%	0.92%	72.59%	68.69%	$166	0.05%
West View Savings Bank	PA	0.00%	0.07%	0.07%	0.32%	0.54%	169.51%	169.51%	$0	0.00%

(1) NPAs are defined as nonaccrual loans, performing TDRs, and OREO.

(2) Adjusted NPAs are defined as nonaccrual loans and OREO (performing TDRs are excluded).

(3) NPLs are defined as nonaccrual loans and performing TDRs.

(4) Net loan chargeoffs are shown on a last twelve month basis.

(5) As of or for the twelve months ended March 31, 2017 or the most recent date available.

Source:	SNL Financial, LC and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

 Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

Table 3.6

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of June 30, 2017 or the Most Recent Date Available.

				Balance Sheet Measures
				Tangible	Avg	Non-Earn.	Quarterly Change in Net Interest Income
				Equity/	IEA/	Assets/
				Assets	Avg IBL	Assets	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
				(%)	(%)	(%)	(change in net interest income is annualized in basis points)
SSB Bank
June 30, 2017				7.9%	106.2%	5.9%	-33	16	34	-14	21	-23

All Public Thrifts
Average				12.2%	127.4%	7.0%	5	-1	0	-2	2	-4
Median GA				11.1%	124.3%	7.0%	5	1	-1	1	0	-2

Comparable Group
Average				12.6%	126.1%	7.2%	3	2	-1	0	-1	0
Median				13.9%	126.1%	7.6%	3	2	-1	1	-2	6

Comparable Group
EQFN	Equitable Financial Corp.	(1)	NE	14.8%	129.8%	8.5%	NA	0	3	18	17	-20
FSBC	FSB Bancorp, Inc.		NY	11.0%	112.9%	4.6%	-7	1	-6	11	0	-1
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	10.8%	122.7%	7.9%	13	-1	-14	-9	12	16
JXSB	Jacksonville Bancorp, Inc.		IL	13.9%	NA	9.4%	-12	9	-12	-18	-12	7
MELR	Melrose Bancorp, Inc.		MA	15.1%	124.2%	6.9%	8	-4	6	6	-3	6
MSBF	MSB Financial Corp.		NJ	14.8%	126.1%	7.6%	6	11	13	-14	5	18
PBSK	Poage Bankshares, Inc.		KY	14.1%	130.1%	5.7%	-2	-7	-15	0	-11	-40
RNDB	Randolph Bancorp, Inc.		MA	NA	137.3%	9.5%	3	3	15	-7	-5	NA
WAYN	Wayne Savings Bancshares, Inc.		OH	9.1%	NA	4.5%	12	8	-3	9	-12	8
WVFC	WVS Financial Corp.		PA	9.4%	NA	NA	1	4	1	2	2	6

NA=Change is greater than 100 basis points during the quarter.

(1) As of March 31, 2017 or the latest date available.

Source:	SNL Financial LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

reported a lower level of non-interest earning assets, which provides an indication of the earnings capabilities and interest rate risk of the balance sheet. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with improved balance sheet interest rate risk characteristics, with such ratios likely remaining less favorable than currently maintained by the Peer Group, particularly with respect to the increases that will be realized in the Bank’s equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for SSB and the Peer Group. The relative fluctuations in the Bank’s net interest income to average assets ratio were considered to be higher than the Peer Group and, thus, based on the interest rate environment that prevailed during the period analyzed in Table 3.6, SSB was viewed as maintaining a higher degree of interest rate risk exposure in the net interest margin. The stability of the Bank’s net interest margin should be enhanced by the infusion of stock proceeds, as the increase in capital will reduce the level of interest rate sensitive liabilities funding SSB’s assets.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Bank. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

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IV.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s minority stock offering.

Appraisal Guidelines

The federal regulatory appraisal guidelines utilized by the OCC specify the pro forma market value methodology for estimating the pro forma market value of an institution. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company relative to the peer group is conducted to discern key differences, leading to valuation adjustments; and, (3) a valuation analysis in which the pro forma market value of the converting thrift is determined based on the market pricing of the peer group as of the date of the valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered. Given the unique differences in the pricing characteristics of publicly-traded MHCs relative to fully-converted thrift stocks, we have also reviewed the pricing characteristics of publicly-traded and non-publicly-traded MHCs on a fully-converted basis.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock. Throughout the stock issuance process, RP Financial will: (1) review changes in SSB’s operations and financial condition; (2) monitor the Bank’s operations and

RP® Financial, LC.	VALUATION ANALYSIS
IV.2

financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and, (4) monitor pending conversion offerings, both regionally and nationally. If material changes should occur prior to closing of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including the Company’s value, or the Company’s value alone. To the extent a change in factors impacting the Bank’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of SSB relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of the Bank coming to market at this time.

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank’s and the Peer Group’s financial strengths are noted as follows:

RP® Financial, LC.	VALUATION ANALYSIS
IV.3

▪	Overall A/L Composition. In comparison to the Peer Group, the Bank’s IEA composition was slightly more favorable, reflecting a higher concentration of loans, and a lower concentration of cash and investments, resulting in an implied higher earnings capacity. In terms of funding liabilities, SSB’s deposits were similar and borrowings were higher as a percent of assets compared to the Peer Group, resulting from the lower equity position of the Bank. The higher level of borrowings is unfavorable given the higher cost and inability to gain fee income from these liabilities compared to deposits. Lending diversification into higher yielding types of loans (albeit higher risk loans) was more significant for SSB, with such loans approximating 41% percent of assets for SSB versus 27% for the Peer Group. Substantial recent loan growth has occurred in the loan portfolio, and the relative unseasoned nature of this portfolio provides additional risk. The higher investment in higher risk loans resulted in SSB reporting a higher risk weighted assets-to-assets ratio in comparison to the Peer Group’s ratio, as well as all, but one of the Peer Group members. The Bank’s IEA composition also resulted in a higher yield earned on IEA, while the Bank’s cost of IBL was much higher than the Peer Group’s cost of funds. As a percent of assets, SSB maintained a higher level of IEA and a higher level of IBL, given the lower pre-conversion equity position of the Bank. After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio will continue to exceed the Peer Group’s ratio. RP Financial concluded that A/L composition was a moderate downward factor in the adjustment for financial condition.

▪	Credit Quality. SSB’s NPAs/assets and NPLs/loans ratios were higher than the comparable Peer Group ratios. Additionally, when excluding performing TDRs from the NPA/assets ratio, SSB’s ratio remained higher than the Peer Group average. Loan loss reserves as a percent of loans, NPLs and NPAs were lower than the Peer Group averages. Net loan charge-offs as a percent of loans were minimal for both SSB and the Peer Group. As noted above, SSB’s risk weighted assets-to-assets ratio was higher than the Peer Group’s ratio. In addition, the Bank’s loan portfolio composition was concentrated in higher risk non-residential assets. Overall, RP Financial concluded that credit quality was a slight downward factor in the adjustment for financial condition.

▪	Balance Sheet Liquidity. As of the valuation date, SSB reported a lower level of cash and investment securities relative to the Peer Group, with the Bank’s investments concentrated in cash and equivalents. Following the infusion of stock proceeds, the Bank’s cash and investments ratio is expected to increase as the proceeds retained at the holding company level will be initially deployed into shorter term investment securities while the Bank’s portion of the proceeds will also be deployed into investments pending the longer term reinvestment into loans. The Bank’s future borrowing capacity was considered to be similar to the Peer Groups’, given current levels of borrowings currently utilized by the Bank and Peer Group in funding the asset base. Overall, RP Financial concluded that pro forma balance sheet liquidity was a neutral factor in our adjustment for financial condition.

▪	Funding Liabilities. SSB’s IBL composition reflected a similar concentration of deposits and higher use of borrowings relative to the comparable Peer Group ratios, and SSB’s cost of funds was notably higher than the Peer Group’s ratio, in part due to the level of higher cost borrowings. Total IBL as a percent of assets were higher for the Bank as compared to the Peer Group’s ratio due to the lower pre-conversion equity ratio maintained by the Bank. Following the stock offering, the increase in the Bank’s

RP® Financial, LC.	VALUATION ANALYSIS
IV.4

equity position will reduce the level of IBL, although such level will remain above the Peer Group level. Overall, RP Financial concluded that funding liabilities were a slightly negative factor in our adjustment for financial condition.

▪	Tangible Equity/Return on Equity. SSB currently operates with a lower tangible equity-to-assets ratio as compared to the Peer Group. Following the stock offering, SSB’s pro forma tangible equity position will increase, but remain below the Peer Group’s ratio, which will result in more limited leverage potential. At the same time, the Bank’s higher pro forma level of earnings is calculated to result in a higher ROE, an attractive metric from an investor view. On balance, RP Financial concluded that the tangible equity position was a neutral factor in our adjustment for financial condition.

On balance, SSB’s financial condition, taking into account the above factors, was considered to be somewhat less favorable to the Peer Group’s, and thus a slight downward adjustment was applied for this valuation adjustment.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of a financial institution’s earnings stream and the prospects and ability to generate future earnings, heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

▪	Reported Profitability. For the most recent 12 month period, SSB reported net income of $840,000, or 0.58% of average assets, versus average and median profitability of 0.50% and 0.49% of average assets for the Peer Group. The Bank’s higher income in comparison to the Peer Group was attributable a lower level of operating expense, offset in part by lower non-interest income and a lower net interest income ratio (a result of higher interest income more than offset by much higher interest expense). The Peer Group relied to a limited extent on gains on the sale of loans, while SSB reported a net loss on loan sales accounting. One important difference between the Bank and the Peer Group is SSB’s lower interest income ratio, a result of the Bank’s much higher cost of funds which leads to a lower overall yield/cost spread. While SSB benefits from the lower operating expense ratio currently, the Bank’s recent move to the new headquarter’s office and continued growth plans will likely put upward pressure on operating expenses. Reinvestment of the proceeds from the stock offering into interest-earning assets will serve to increase the Bank’s bottom line income, with the benefit of reinvesting proceeds expected to be offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of the planned benefit plans. SSB’s level of NPAs will remain as a potential negative factor in future earnings as additional loan loss reserves may be incurred. However, the Peer Group can also be expected to experience losses related to problem assets. On balance, RP Financial concluded that the Bank’s reported earnings were a neutral factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.5

▪	Core Profitability. Net interest income, operating expenses, non-interest operating income and loan loss provisions were reviewed in assessing the relative strengths and weaknesses of core profitability. SSB operated with a lower net interest income ratio and a lower level of non-interest operating income, based on a comparison to the Peer Group averages and medians. The dis-advantage in terms of revenues were mitigated by the Bank’s lower operating expense ratio such that the Bank’s efficiency ratio was more favorable than the Peer Group’s ratio. Loan loss provisions had a larger impact on the Peer Group’s earnings, although Peer Group provisions were modest in total. The expected earnings benefits the Bank should realize from the redeployment of stock proceeds into IEA and leveraging of post-conversion equity will likely be negated by expenses associated with the stock benefit plans, as well as incremental costs associated with the growth oriented business plan. On balance we believe the Bank’s core profitability was a neutral factor in this valuation adjustment.

▪	Interest Rate Risk. Quarterly changes in the net interest income ratio for SSB indicated a somewhat higher degree of volatility. Other measures of interest rate risk, such as tangible equity and the IEA/IBL ratio were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Bank with equity-to-assets and IEA/IBL ratios that will remain below that of the Peer Group. On balance, RP Financial concluded that interest rate risk was a slight downward factor in our adjustment for profitability, growth and viability of earnings.

▪	Credit Risk. Loan loss provisions were a lower factor in the Bank’s income statement over the most recent 12 month time period. In terms of future exposure to credit quality related losses, SSB maintained a higher concentration of assets in loans and greater lending diversification into higher credit risk loans. The Bank’s risk weighted assets-to-assets ratio was higher than the Peer Group’s ratio, as well as all but one of the Peer Group member ratios. The Bank’s NPAs/assets ratio was less favorable than the Peer Group and loss reserves also were less favorable for the Bank in comparison to loans receivable, NPAs and NPLs. Net loan charge-offs over the last 12 months as a percent of loans were minimal for both the Bank and Peer Group. Overall, RP Financial concluded that credit risk was a slightly negative factor in the adjustment for profitability, growth and viability of earnings.

▪	Earnings Growth Potential. SSB maintained a lower level of net interest income and a lower interest rate spread as compared to the Peer Group. The higher deposit costs in comparison to the Peer Group represent a future risk given the general rise in market interest rates recently and prospectively. The Bank’s earnings growth potential is limited by growth capabilities of the balance sheet in general in terms of the pro forma equity ratio which will likely remain below that of the Pee Group – a key part of the future operating strategy. However, the timing of such asset and loan growth, and quality of such loans to be obtained, remains uncertain. The Bank’s original primary market area reveals slightly less favorable current demographic and economic data and future trends, which may limit future franchise growth and profitability. The infusion of stock proceeds will provide the Bank with slightly less leverage potential than the Peer Group. On balance, because of the slightly less leverage potential, the risk to the net interest margin from a higher interest rate environment and the likely increase in operating expenses from both expansion activities as well as costs associated with operating as a publicly-traded company, we concluded that a slight downward adjustment was warranted for this factor.

RP® Financial, LC.	VALUATION ANALYSIS
IV.6

▪	Return on Equity. Currently, the Bank’s trailing 12 month ROE on either a reported or core basis is somewhat higher than the Peer Group’s ROE. On a pro forma basis, immediately following the conversion the Bank’s earnings increase will be limited whereas the equity will increase considerably, thus resulting in a lower pro forma ROE that will be only modestly above that of the Peer Group. Accordingly, this was a slightly positive factor in the adjustment for profitability, growth and viability of earnings.

On balance, SSB’s pro forma earnings strength was considered to be slightly less favorable than the Peer Group’s and, thus, a slight downward adjustment was warranted for profitability, growth and viability of earnings.

3.	Asset Growth

SSB’s assets increased at an annual rate of 9.5% during the most recent 12 month period, while the Peer Group’s assets increased by 8.6% over the same time period. Nine of the ten Peer Group companies reported increases in assets, with the highest growth of a peer member equal to 28.08% (due to organic growth). The recent asset growth reported by SSB reflects the ongoing growth strategy, and has resulted in an equity/assets ratio of slightly under 8.0%, indicating that this growth rate cannot be sustained without additional equity. On a pro forma basis, SSB’s tangible equity-to-assets ratio is calculated to remain below the Peer Group's tangible equity-to-assets ratio, indicating less leverage capacity for the Bank. SSB’s market area location in Allegheny County and the related size and growth rate of the population base implies an unrestricted growth capability. After taking into account the higher recent historical asset growth rate, and based on the lower leverage capacity with the enhanced equity base following the offering, and the market area characteristics, we concluded that no valuation adjustment was warranted for asset growth.

4.	Primary Market Area

The general condition of an institution’s market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. SSB’s primary market area for loans and deposits is considered to be Allegheny County, with some additional lending activities in contiguous counties of Westmoreland and Butler. Within this market, the Bank faces significant competition for loans and deposits from both community based institutions and larger regional financial institutions, which provide a broader array of services and have significantly larger branch networks. However, the Peer Group companies by virtue of their relatively comparable size relative to SSB also face numerous and/or large competitors.

RP® Financial, LC.	VALUATION ANALYSIS
IV.7

Demographic and economic trends and characteristics in the Bank’s primary market area are presented in Exhibit III-3 along with Peer Group comparable data. In this regard, the total population of Allegheny County is higher than the average and median primary market areas of the Peer Group. In addition, the historical and projected population growth rate in Allegheny County is slightly lower than the Peer Group average over the 2010-2017 and 2017-2022 periods. While these demographic trends slightly less favorable, the per capita income level in Allegheny County ($35,897 as of 2017) is similar to the average and well above the median of the Peer Group’s markets. As a percentage of the state average, Allegheny County is above the average and median of the Peer Group. The deposit market share exhibited by the Bank in Allegheny County is below the Peer Group average and median, indicative of the larger market within which the Bank operates, as several of the Peer Group members operate in smaller demographic areas. As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was below the unemployment rate reflected for Allegheny County. On balance, we concluded that no adjustment was appropriate for the Bank’s market area.

Table 4.1

SSB Bank

Peer Group Market Area Unemployment Rates

		Unemployment
		Rate
	County	Jun-17

SSB Bank	Allegheny, PA	5.0%

Peer Group Average		4.8%

Peer Group
Randolph Bancorp, Inc.	Norfolk, MA	4.0%
MSB Financial Corp.	Morris, NJ	3.4%
Poage Bankshares, Inc.	Boyd, KY	8.4%
Wayne Savings Bancshares, Inc.	Wayne, OH	4.2%
Home Federal Bancorp, Inc. of Louisiana	Caddo, LA	6.7%
WVS Financial Corp.	Allegheny, PA	5.0%
Jacksonville Bancorp, Inc.	Morgan, IL	4.4%
FSB Bancorp, Inc.	Monroe, NY	4.9%
Melrose Bancorp, Inc.	Middlesex, MA	3.7%
Equitable Financial Corp.	Hall, NE	3.1%

Source: SNL Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.8

5.	Dividends

At this time the Bank has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

Five of the ten Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.31% to 2.12%. The median dividend yield on the stocks of the Peer Group institutions was 1.41% as of August 18, 2017, representing a median payout ratio of 29.89% of earnings. Comparatively, as of August 18, 2017, the median dividend yield on the stocks of all fully-converted publicly-traded thrifts equaled 1.52%.

Our valuation adjustment for dividends for SSB also considered the regulatory policy with regard to payment of dividends to the MHC. Under current FRB policy, any dividends declared by SSB would be required to be paid to all shareholders. Accordingly, dividends paid by SSB would increase the amount of assets held by the MHC, after adjusting for applicable income taxes, and, thereby, increase the implied dilution incurred by the minority shareholders in a second-step conversion pursuant to the calculation to account for net assets held by the MHC in a second-step offering.

Overall, while the Bank has not established a definitive dividend policy prior to its stock offering, the Bank will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization. At the same time, dividend payments retained by the MHC would increase the implied dilution to minority shareholders in a second-step offering. On balance, we concluded that a slight downward adjustment was warranted for purposes of the Bank’s dividend policy.

6.	Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. All ten of the Peer Group members trade on NASDAQ. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $29.7 million to $98.7 million as of August 18, 2017, with average and median market values of $54.8 million and $49.7 million, respectively. The shares issued and outstanding to the public

RP® Financial, LC.	VALUATION ANALYSIS
IV.9

shareholders of the Peer Group members ranged from 1.8 million to 5.9 million, with average and median shares outstanding of 3.2 million and 2.7 million, respectively. The Bank’s stock offering at the midpoint is expected to provide for pro forma shares outstanding that will be lower than the average and median shares outstanding indicated for the Peer Group companies. Likewise, the market capitalization of the Bank at the midpoint of the offering range will be lower than the Peer Group average and median values. The Company’s stock is expected to be quoted on the OTC Pink Marketplace following the conversion offering, and the stock will retain characteristics of an initial public offering. Based on the above factors and the comparability of the anticipated trading market on the OTC Pink Marketplace, we concluded that a moderate downward valuation adjustment was warranted for this factor.

7.	Marketing of the Issue

We believe that three separate markets exist for thrift stocks, including those coming to market such as SSB’s: (A) the after-market for public companies both fully-converted and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history; and, (C) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank’s to-be-issued stock.

A.	The Public Market

The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues, and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

In terms of assessing general stock market conditions, the overall stock market has trended higher in recent quarters. Stocks traded unevenly at the start of the fourth quarter of 2016, as investors reacted to third quarter earnings reports that had varied results. Consumer shares weighed on the broader stock market in the second half of October, following a string of

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IV.10

disappointing earnings reports coming out of the consumer sector and a downbeat outlook for the rest of 2016. The Dow Jones Industrial Average (the “DJIA”) fell for a third month in a row to close out October, with a monthly decline of 0.9%. Stocks extended their losing streak in early-November, as investors reacted to tightening polls for the presidential election. News of the FBI finding no new evidence to warrant charges against Democratic candidate Hillary Clinton sent stocks sharply higher the day before the presidential election. However, investors embraced Trump’s election, as stocks surged higher based on expectations for reduced corporate taxes and regulation and greater infrastructure spending under a Trump administration. Following seven consecutive sessions of closing higher, the DJIA closed down in mid-November 2016 as investors pared gains in shares that led the post-election stock market rally. The post-election stock market rally resumed during the second half of November, as U.S. stocks notched new record highs. Overall, the DJIA finished up 5.4% for the month of November. Led by gains in financial shares, stocks continued to surge higher during the first half of December. Stocks retreated after the Federal Reserve raised its target rate by a quarter of a percentage point at the conclusion of its mid-December policy meeting. After trading in a narrow range heading into late-December, stocks slumped in the final trading days of 2016. However, overall, the major U.S. stock indexes posted solid gains for 2016, with the DJIA and NASDAQ increasing 13.4% and 7.5%, respectively, in 2016.

Bank and healthcare stocks led the stock market higher at the start of 2017, as the DJIA approached the 20000 milestone in the first week of trading during 2017. Stocks traded in a narrow range heading into the fourth quarter earnings season and then edged lower in mid-January, as investors weighed both the timing and ultimate impact of expected policy changes from the Trump administration. The DJIA closed above 20000 for the first time in late-January, as President Trump’s moves during his first week in office to promote infrastructure spending and cut regulation propelled stocks higher. Stocks stumbled at the end of January, as President Trump’s restriction on immigration took a toll on the stock market’s optimism. The broader stock market rebounded during the first half of February, as the major U.S. stock indexes moved to fresh highs in response to President Trump taking action to scale back financial regulations and advancing campaign promises to lower taxes. Data pointing towards continuing growth in the U.S. economy sustained the bull market in the second half of February 2017, as the DJIA notched twelve consecutive highs through February 27, 2017. The streak of consecutive gains in the DJIA ended on the last day of February, which was followed by a surge in U.S. stock market indexes at the start of March. On March 1, 2017, the DJIA posted a gain of over 300 points and closed

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above 21000 for the first time as investors embraced optimism from President Trump’s State of the Union address and signals from the Federal Reserve that they were growing confident enough in the U.S. economy to raise short-term interest rates in the near future. Stocks retreated following the record breaking day for the DJIA, with energy shares leading the decline as a supply glut of oil sent oil prices for lower for seven consecutive sessions going into mid-March. The Federal Reserve’s decision to raise its benchmark federal funds rate by a quarter helped to propel stocks higher at the conclusion of its mid-March meeting. Stocks reversed course during the second half of March, as the DJIA fell for eight consecutive trading sessions. Stocks that led the post-election rally, such as financial and infrastructure companies, were among the biggest decliners, amid political uncertainty over the fate of President Trump’s pro-business growth agenda and deregulation of the financial industry after Republicans pulled their healthcare bill from the House floor due to lack of adequate support.

The downward trend in the broader stock market continued during the first half of April 2017, with geopolitical uncertainty and weaker-than-expected job growth reflected in the March employment contributing to the pullback. Stocks rallied during the second half of April, led by a rebound in financial and industrial shares. Easing geopolitical concerns, a series of upbeat first quarter earnings reports and a victory by a centrist candidate in the first round of France’s presidential election were among the factors that supported the rally. The broader market traded in a narrow range at the end of April and into early-May, as gains in technology and industrial companies offset losses in the energy sector. A slightly stronger-than-expected jobs report for April helped to lift the S&P 500 index and the NASDAQ Composite index to record highs at the close of the first week of May. Stocks retreated heading in mid-May, which was attributable to falling oil prices and disappointing earnings posted by some larger retailers. Growing investor anxiety about the future of President Trump’s legislative agenda jarred stocks sharply lower heading into the second half of May. Stocks rebounded from the one day sell-off, as the Dow Jones Industrial Average (“DJIA”) closed up for six consecutive sessions. Rising oil prices, which lifted energy shares, and a rally in industrial and technology shares were noted factors that contributed to the late-May rally. After easing lower to close out May, stocks gained broadly at the start of June. All three major U.S. stock indexes closed at fresh highs in early-June, as the global economy and corporate profits showed signs of strength. The generally positive trend in the broader stock market extended into mid-June, although technology and retail stocks traded lower in mid-June. A rebound in technology shares propelled the DJIA and S&P 500 to fresh highs going into the second half of June, which was followed by a downturn led by a decline in

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energy shares as oil prices slipped to their lowest levels since September 2016. Stocks traded in a mixed range to close out the second quarter, as a rally in bank stocks contributed to stock market gains. Comparatively, a sell-off in technology shares pressured stocks lower at the end of June.

The broader stock market continued to trade unevenly at the start of the third quarter, which was followed by a rebound with technology and bank shares leading the DJIA to three consecutive new highs in mid-July. Comments from the Chairwoman of the Federal suggesting a go slow approach to further rate increases was a noted factor that contributed to the stock market rally. Following a slight pull back, strong earnings reports posted by some of the “blue-chip” stocks and a strong jobs report for July sustained a stock market rally in late-July and into early-August that saw the DJIA crossing above the 22000 threshold during a string of closing at nine consecutive record highs. Stocks faltered in mid-August, amid rising tensions between the U.S. and North Korea and disappointing second quarter earnings reports posted by some of the big-box retailers and large technology companies. Heightened investor uncertainty stemming from the fallout of Tropical Storm Harvey and North Korea’s launch of a ballistic missile over Japan translated into a narrow trading range. On August 18, 2017, the DJIA closed at 21674.51, an increase of 19.2% from one year ago and an increase of 9.7% year-to-date, and the NASDAQ Composite index closed at 6216.53, an increase of 18.6% from one year ago and an increase of 15.5% year-to-date. The S&P 500 Index closed at 2425.55 on August 18, 2017, an increase of 10.9% from one year ago and an increase of 8.3% year-to-date.

The market for thrift stocks has also generally trended higher in recent quarters. In advance of third quarter earnings reports, thrift shares remained stable during the first half of October 2016. Financial shares led the stock market higher heading into the second half of October, in light of third quarter earnings reports generally offering fresh evidence of profitability improving for banks. Thrift stocks were largely trendless through the end of October and then pulled back along with the broader stock market in early-November. Bank and thrift stocks were among the strongest performers in leading the post-election stock market rally, reflecting investor expectations for reduced regulation of the banking sector. Financial shares retreated along with the broader stock market following the mid-December rate hike by the Federal Reserve. While thrift shares traded in a tight range in the closing weeks of 2016, the SNL Index for all publicly-traded thrifts finished 2016 with a gain of 19.49% in which the substantial portion of the gains occurred following the presidential election.

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Financial shares led the stock market higher at the start of 2017, which was followed by a pullback as investors dumped shares of financial companies and bought government bonds. Despite generally favorable fourth quarter earnings reports posted by the money center banks, the downturn in financial shares continued heading into the second half of January. Financial shares paralleled trends in the broader stock market in late-January and then led the stock market rally in early-February following action by President Trump to scale back financial regulations. Financial shares also led the market lower heading into mid-February, as investors reacted to a flattening of the yield curve. Data indicating the U.S. economy was poised for additional growth contributed to thrift stocks rallying along with the broader stock market during the second half of February. Financial shares spiked higher at the start of March, which was followed by a general downward trend in thrift stocks through the first half of March. Thrift shares declined sharply along with the broader stock market heading into the close of the first quarter, amid growing uncertainty of how successful the Trump administration would be in pushing its agenda through Congress. A fresh round of upbeat economic data contributed to a rebound in thrift stocks at the close of the first quarter.

Financial shares led the broader stock market lower during the first half of April 2017, as investors pulled back from sectors that led the post-election rally in favor of technology stocks. Some favorable first quarter earnings reports posted by large banks and deal activity in the financial sector bolstered thrift stocks in the final week of April. Thrift shares traded in a tight range throughout the first week of May and then declined slightly heading into mid-May, as bank stocks led the market lower on growing investor anxiety about the future of President Trump’s legislative agenda including rolling back parts of the Dodd-Frank Act. Financial shares traded in tight range during the second half of May and then dipped lower to close out May, which was led by a decline in some of the money center banks on signals that second quarter trading revenues were weakening. Bank and thrift stocks rebounded along with the broader stock market at the start of June and then surged higher following the release of a Treasury report on bank oversight that raised expectations the post crisis era of heightened regulation would be ending. Financial shares largely traded flat following the Federal Reserve’s mid-June decision to raise it target interest rate by a quarter of a point. Heading into the second half of June thrift stocks trended lower and then rebounded at the close of the second quarter, as bank stocks rallied after the Federal Reserve approved capital plans for all 34 firms taking part in its annual stress tests.

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A favorable jobs report for June boosted financial shares at the start of the third quarter, which was followed by a narrow range for the banking sector through late-July. Financial stocks participated in the broader stock market at the end of July and into-early August, which was followed by a slight pullback for the banking sector through mid-August. The decline in financial stocks was part of a broader market sell-off, as investors reacted to political turmoil, terror attacks and disappointing earnings. On August 18, 2017, the SNL Thrift Index closed at 862.89, an increase of 5.2% from one year ago and a decrease of 10.7% year-to-date, and the SNL MHC Index closed at 5437.86, a decrease of 10.6% from one year ago and a decrease of 15.9% year-to-date.

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, two standard conversions have been completed during the past three months. While the standard conversions are not considered to be totally relevant for SSB’s pro forma pricing, given the MHC offering structure, we can still examine such information. The average closing pro forma price/tangible book ratio of the two recent standard conversion offerings equaled 66.7%. On average, the two standard conversion offerings reflected price appreciation of 35.7% after the first week of trading. As of August 18, 2017, the two recent standard conversion offerings reflected a 38.6% increase in price on average.

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Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed in the Last Three Months

			Pre-Conversion Data								Contribution to
Institutional Information			Financial Info.		Asset Quality		Offering Information				Char. Found.
							Excluding Foundation					% of
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)

Standard Conversions
Eagle Financial Bancorp, Inc. - OH	7/21/17	EFBI-NASDAQ	$119	11.49%	0.96%	101%	$15.7	100%	95%	8.0%	C/S	0.62%/2.48%
Heritage NOLA Bancorp, Inc. - LA*	7/13/17	HRGG-OTC Pink	$104	9.19%	0.66%	117%	$16.5	100%	132%	7.3%	N.A.	N.A.

	Averages - Standard Conversions:		$112	10.34%	0.81%	109%	$16.1	100%	114%	7.6%	N.A.	N.A.
	Medians - Standard Conversions:		$112	10.34%	0.81%	109%	$16.1	100%	114%	7.6%	N.A.	N.A.

			Insider Purchases					Pro Forma Data
Institutional Information			% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)				Financial Charac.
			Benefit Plans				Initial
	Conversion			Recog.	Stk	Mgmt.&	Div.		Core			Core		Core	IPO
Institution	Date	Ticker	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E		P/A	ROA	TE/A	ROE	Price
			(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)		(%)	(%)	(%)	(%)	($)

Standard Conversions
Eagle Financial Bancorp, Inc. - OH	7/21/17	EFBI-NASDAQ	8.0%	4.0%	10.0%	12.9%	0.00%	61.3%	15.9	x	12.2%	0.8%	20.0%	3.9%	$10.00
Heritage NOLA Bancorp, Inc. - LA*	7/13/17	HRGG-OTC Pink	8.0%	4.0%	10.0%	5.9%	0.00%	72.2%	NM		14.1%	0.0%	19.5%	0.2%	$10.00

	Averages - Standard Conversions:		8.0%	4.0%	10.0%	9.4%	0.00%	66.7%	15.9	x	13.2%	0.4%	19.7%	2.0%	$10.00
	Medians - Standard Conversions:		8.0%	4.0%	10.0%	9.4%	0.00%	66.7%	15.9	x	13.2%	0.4%	19.7%	2.0%	$10.00

			Post-IPO Pricing Trends
Institutional Information			Closing Price:
			First		After		After
	Conversion		Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Day	Chge	Week(3)	Chge	Month(4)	Chge	8/18/2017	Chge
			($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions
Eagle Financial Bancorp, Inc. - OH	7/21/17	EFBI-NASDAQ	$14.92	49.2%	$15.05	50.5%	$16.02	60.2%	$16.02	60.2%
Heritage NOLA Bancorp, Inc. - LA*	7/13/17	HRGG-OTC Pink	$12.22	22.2%	$11.99	19.9%	$11.60	16.0%	$11.70	17.0%

	Averages - Standard Conversions:		$13.57	35.7%	$13.52	35.2%	$13.81	38.1%	$13.86	38.6%
	Medians - Standard Conversions:		$13.57	35.7%	$13.52	35.2%	$13.81	38.1%	$13.86	38.6%

Note: * - Appraisal performed by RP Financial; BOLD = RP Fin. Did the business plan, "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.

(2) Does not take into account the adoption of SOP 93-6.

(3) Latest price if offering is less than one week old.

(4) Latest price if offering is more than one week but less than one month old.

(5) Mutual holding company pro forma data on full conversion basis.

(6) Simultaneously completed acquisition of another financial institution.

(7) Simultaneously converted to a commercial bank charter.

(8) Former credit union.

8/18/2017

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IV.16

Shown in Table 4.3 are the current pricing ratios for the one standard conversion offerings completed during the past three months that trades on NASDAQ. The current P/TB ratio of this company equaled 87.51%, based on closing stock prices as of August 18, 2017.

C.	The Acquisition Market

Also considered in the valuation was the potential impact on SSB’s stock price of recently completed and pending acquisitions of other thrift institutions operating in Pennsylvania. As shown in Exhibit IV-4, there have been 24 thrift acquisitions completed from the beginning of 2005 through August 18, 2017, and there are currently no acquisitions pending of a Pennsylvania savings institution. The recent acquisition activity may imply a certain degree of acquisition speculation for the Company’s stock. To the extent that acquisition speculation may impact the offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Bank’s market and, thus, are subject to the same type of acquisition speculation that may influence the Company’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in the Company’s stock would tend to be less, compared to the stocks of the Peer Group companies. Furthermore, in comparison to the stocks of the fully-converted Peer Group companies, the degree of acquisition speculation in the Bank’s stock is also viewed to be relatively more limited since there are fewer potential acquirers for the Bank’s stock as a re-mutualization transaction can only be completed by a mutual institution or an institution in the MHC form of ownership. Additionally, there tends to be less acquisition speculation in the stocks of publicly-traded MHCs in general, given the majority of the shares are held by the MHC rather than public shareholders which own 100% of the stocks of the fully-converted Peer Group companies. Accordingly, the Peer Group companies are considered to be subject to a greater degree of acquisition speculation relative to the acquisition speculation that may influence SSB’s trading price.

* * * * * * * * * * *

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC conversions and the local acquisition market for thrift stocks. Taking these factors and trends into account, RP Financial concluded that no valuation adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

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Table 4.3

Public Market Pricing Versus Peer Group

SSB Bank

As of August 18, 2017

			Market		Per Share Data
			Capitalization		Core	Book
			Price/	Market	12 Month	Value/	Pricing Ratios(2)
			Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core
			($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)

All Non-MHC Public Companies(6)
Averages			$21.58	$526.87	$1.22	$16.89	22.22	x	123.99%	15.31%	136.79%	19.08	x
Median			$17.01	$166.70	$0.76	$15.02	19.42	x	119.55%	15.41%	128.04%	17.80	x

Comparable Group
EFBI	Eagle Financial Bancorp, Inc.	OH	$15.75	$25.40	$0.63	$16.32	25.00	x	96.51%	19.26%	96.51%	25.00	x

			Dividends(3)			Financial Characteristics(5)
			Amount/		Payout	Total	Tang. Eq./	NPAs/	Reported		Core
			Share	Yield	Ratio(4)	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)

All Non-MHC Public Companies(6)
Averages			$0.36	1.68%	60.09%	$3,400	11.86%	0.94%	0.74%	6.24%	0.75%	6.42%
Median			$0.28	1.52%	42.61%	$1,049	10.88%	0.80%	0.72%	5.97%	0.72%	6.07%

Comparable Group
EFBI	Eagle Financial Bancorp, Inc.	OH	$0.00	0.00%	0.00%	$119	19.95%	0.96%	0.77%	3.85%	0.77%	3.85%

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3) Indicated 12 month dividend, based on last quarterly dividend declared.

(4) Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5) ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:     SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

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IV.18

8.	Management

The Bank’s management team appears to have experience and expertise in all of the key areas of the Bank’s operations. Exhibit IV-5 provides summary resumes of the SSB’s Board of Directors and senior management. The financial characteristics of the Bank suggest that the Board and senior management have been effective in pursuing an operating strategy that can be well managed by the Bank’s present organizational structure. The Bank currently does not have any senior management positions that are vacant.

Similarly, the returns, equity positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.	Effect of Government Regulation and Regulatory Reform

In summary, as a federally-insured savings institution operating in the MHC form of ownership, SSB will be operating in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Bank’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

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Table 4.4

SSB Bank

Valuation Adjustments

Key Valuation Parameters:	Valuation Adjustment

Financial Condition	Slight Downward
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	No Adjustment
Dividends	Slight Downward
Liquidity of the Shares	Moderate Downward
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology utilized by the OCC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Bank’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Bank’s prospectus for the reinvestment rate, effective tax rate, stock benefit plan assumptions, and offering expenses (summarized in Exhibits IV-9 and IV-10). The assumptions utilized in the pro forma analysis in calculating the Company’s full conversion value were consistent with the assumptions utilized for the minority stock offering (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, recent conversion offerings and publicly-traded MHCs on a fully-converted basis.

RP Financial’s valuation placed an emphasis on the following:

•	P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Company’s and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, recognizing that (1) the earnings multiples will be evaluated on a pro forma fully-converted basis for the Company; and (2) the Peer Group on average has had the opportunity to realize the benefit of reinvesting net conversion proceeds, we also gave weight to the other valuation approaches.

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•	P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a valuable indicator of pro forma value taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

•	P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

The Company will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that as of August 18, 2017, the pro forma market value of the Company’s full conversion offering equaled $17,000,000 at the midpoint, equal to 1,700,000 shares at $10.00 per share. The $10.00 per share price was determined by the SSB Board.

Basis of Valuation – Fully Converted Pricing Ratios

1.       Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

net proceeds. The Bank reported net income of $840,000 for the 12 months ended June 30, 2017. In examining SSB’s income statement, there were no adjustments made to reported earnings for non-recurring items and thus core earnings were determined to be equal to reported earnings.

Based on the Company’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples (fully-converted basis) at the $17.0 million midpoint value equaled 21.74 times, respectively, indicating discounts of 1.9% and 4.3%, relative to the Peer Group’s average reported and core earnings multiples of 22.16 times and 22.72 times (see Table 4.5). In comparison to the Peer Group’s median reported and core earnings multiples of 21.20 times and 21.20 times, the Company’s pro forma reported and core P/E multiples (fully-converted basis) at the midpoint value indicated premiums of 2.6% and 2.6%, respectively. The Company’s pro forma P/E ratios (fully-converted basis) based on reported and core earnings at the minimum and the maximum, as adjusted equaled 18.18 times and 29.41 times, respectively.

On an MHC reported basis, the Company’s reported and core P/E multiples at the midpoint value of $17.0 million equaled 21.28 times, respectively (see Table 4.6). The Company’s reported and core P/E multiples provided for discounts of 4.0% and 6.3% relative to the Peer Group’s average reported and core P/E multiples of 22.16 times and 22.72 times, respectively. In comparison to the Peer Group’s median reported and core earnings multiples which equaled 21.20 times and 21.20 times, respectively, the Company’s pro forma reported and core P/E multiples (MHC basis) at the midpoint value indicated premiums of 0.4% and 0.4%, respectively. The Company’s pro forma reported and core P/E ratios (MHC basis) at the minimum and the super maximum equaled 17.86 times and 28.57 times, respectively.

2.       Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to the Company’s pro forma book value (fully-converted basis). Based on the $17.0 million midpoint valuation, the Company’s pro forma P/B and P/TB ratios (fully-converted basis) both equaled 65.70% (see Table 4.5). In comparison to the average P/B and P/TB ratios for the Peer Group of 106.46% and 107.91%, respectively, the Company’s ratios reflected a discount of 38.3% on a P/B basis and a discount of 39.1% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 105.93% and 105.93%,

RP® Financial, LC.	VALUATION ANALYSIS
IV.22

Table 4.5

Public Market Pricing (Full Conversion Basis) Versus Peer Group

SSB Bank

As of August 18, 2017

				Market		Per Share Data
				Capitalization		Core	Book
				Price/	Market	12 Month	Value/	Pricing Ratios(2)
				Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core
				($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)
SSB Bancorp, Inc.
Supermaximum				$10.00	$22.48	$0.34	$13.66	29.41	x	73.21	13.06	73.21	29.41	x
Maximum				10.00	19.55	0.40	14.38	25.00	x	69.54	11.53	69.54	25.00	x
Midpoint				10.00	17.00	0.46	15.22	21.74	x	65.70	10.16	65.70	21.74	x
Minimum				10.00	14.45	0.55	16.35	18.18	x	61.16	8.75	61.16	18.18	x

All Non-MHC Public Companies(6)
Averages				$21.58	$526.87	$1.22	$16.89	22.22	x	123.99%	15.31%	136.79%	19.08	x
Median				$17.01	$166.70	$0.76	$15.02	19.42	x	119.55%	15.41%	128.04%	17.80	x

Comparable Group
Averages				$18.38	$54.80	$0.73	$17.22	22.16	x	106.46%	14.07%	107.91%	22.72	x
Medians				$17.08	$49.74	$0.50	$16.51	21.20	x	105.93%	14.28%	105.93%	21.20	x

Comparable Group
EQFN	Equitable Financial Corp.	(7)	NE	$10.15	$34.83	$0.35	$10.44	29.85		97.23%	14.44%	97.23%	29.26	x
FSBC	FSB Bancorp, Inc.		NY	$15.30	$29.69	$0.52	$16.56	28.87		92.39%	10.21%	92.39%	29.53	x
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	$26.75	$52.24	$1.91	$23.68	14.01		112.97%	12.25%	112.97%	14.01	x
JXSB	Jacksonville Bancorp, Inc.		IL	$30.00	$54.39	$1.53	$27.07	17.86		110.82%	16.20%	117.34%	19.61	x
MELR	Melrose Bancorp, Inc.	(7)	MA	$18.15	$47.23	$0.33	$16.85	24.86		107.71%	17.11%	107.71%	NM
MSBF	MSB Financial Corp.		NJ	$17.20	$98.68	$0.37	$13.07	NM		131.59%	19.46%	131.59%	NM
PBSK	Poage Bankshares, Inc.		KY	$18.35	$64.63	$0.47	$18.80	NM		97.63%	14.12%	100.85%	NM
RNDB	Randolph Bancorp, Inc.		MA	$14.79	$86.80	$0.11	$14.20	NM		104.15%	17.09%	104.15%	NM
WAYN	Wayne Savings Bancshares, Inc.		OH	$16.96	$47.18	$0.80	$15.11	21.20		112.21%	10.60%	116.99%	21.20	x
WVFC	WVS Financial Corp.		PA	$16.10	$32.34	$0.87	$16.45	18.51		97.87%	9.20%	97.87%	NM

				Dividends(3)			Financial Characteristics(5)
				Amount/		Payout	Total	Tang. Eq./	NPAs/	Reported		Core
				Share	Yield	Ratio(4)	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
				($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)
SSB Bancorp, Inc.
Supermaximum				$0.00	0.00	0.00	$172	17.83	1.79	0.45	2.53	0.45	2.53
Maximum				0.00	0.00	0.00	170	16.58	1.82	0.46	2.78	0.46	2.78
Midpoint				0.00	0.00	0.00	167	15.46	1.84	0.47	3.04	0.47	3.04
Minimum				0.00	0.00	0.00	165	14.31	1.86	0.48	3.36	0.48	3.36

All Non-MHC Public Companies(6)
Averages				$0.36	1.68%	60.09%	$3,400	11.86%	0.94%	0.74%	6.24%	0.75%	6.42%
Median				$0.28	1.52%	42.61%	$1,049	10.88%	0.80%	0.72%	5.97%	0.72%	6.07%

Comparable Group
Averages				$0.17	0.80%	36.51%	$384	13.03%	1.17%	0.49%	3.88%	0.49%	3.81%
Medians				$0.12	0.65%	29.89%	$389	14.00%	1.04%	0.49%	3.67%	0.47%	3.27%

Comparable Group
EQFN	Equitable Financial Corp.	(7)	NE	$0.00	0.00%	NM	$241	14.85%	2.25%	0.50%	3.23%	0.51%	3.30%
FSBC	FSB Bancorp, Inc.		NY	$0.00	0.00%	NM	$291	11.05%	0.01%	0.37%	3.31%	0.36%	3.24%
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	$0.48	1.79%	20.42%	$427	10.84%	0.79%	0.90%	7.78%	0.90%	7.78%
JXSB	Jacksonville Bancorp, Inc.		IL	$0.40	1.33%	23.81%	$336	13.92%	1.06%	0.94%	6.36%	0.86%	5.79%
MELR	Melrose Bancorp, Inc.	(7)	MA	$0.00	0.00%	NM	$276	15.88%	0.19%	0.67%	4.02%	0.31%	1.83%
MSBF	MSB Financial Corp.		NJ	$0.00	0.00%	NM	$507	14.79%	3.18%	0.46%	2.78%	0.46%	2.78%
PBSK	Poage Bankshares, Inc.		KY	$0.24	1.31%	63.41%	$458	14.07%	1.90%	0.32%	2.07%	0.37%	2.39%
RNDB	Randolph Bancorp, Inc.		MA	$0.00	0.00%	NM	$508	16.41%	1.23%	-0.18%	-1.02%	0.13%	0.77%
WAYN	Wayne Savings Bancshares, Inc.		OH	$0.36	2.12%	45.00%	$445	9.09%	1.03%	0.49%	5.30%	0.49%	5.30%
WVFC	WVS Financial Corp.		PA	$0.24	1.49%	29.89%	$352	9.40%	0.07%	0.48%	4.92%	0.48%	4.92%

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3) Indicated 12 month dividend, based on last quarterly dividend declared.

(4) Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5) ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:   SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

Table 4.6

Public Market Pricing (MHC Basis) Versus Peer Group

SSB Bank

As of August 18, 2017

				Market		Per Share Data
				Capitalization		Core	Book
				Price/	Market	12 Month	Value/	Pricing Ratios(2)
				Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core
				($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)
SSB Bancorp, Inc.
Supermaximum				$10.00	$10.12	$0.35	$8.75	28.57	x	114.42	13.95	114.42	28.57	x
Maximum				10.00	8.80	0.41	9.47	24.39	x	105.60	12.22	105.60	24.39	x
Midpoint				10.00	7.65	0.47	10.31	21.28	x	96.99	10.69	96.99	21.28	x
Minimum				10.00	6.50	0.56	11.44	17.86	x	87.49	9.14	87.49	17.86	x

All Non-MHC Public Companies(6)
Averages				$21.58	$526.87	$1.22	$16.89	22.22	x	123.99%	15.31%	136.79%	19.08	x
Median				$17.01	$166.70	$0.76	$15.02	19.42	x	119.55%	15.41%	128.04%	17.80	x

Comparable Group
Averages				$18.38	$54.80	$0.73	$17.22	22.16	x	106.46%	14.07%	107.91%	22.72	x
Medians				$17.08	$49.74	$0.50	$16.51	21.20	x	105.93%	14.28%	105.93%	21.20	x

Comparable Group
EQFN	Equitable Financial Corp.	(7)	NE	$10.15	$34.83	$0.35	$10.44	29.85		97.23%	14.44%	97.23%	29.26	x
FSBC	FSB Bancorp, Inc.		NY	$15.30	$29.69	$0.52	$16.56	28.87		92.39%	10.21%	92.39%	29.53	x
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	$26.75	$52.24	$1.91	$23.68	14.01		112.97%	12.25%	112.97%	14.01	x
JXSB	Jacksonville Bancorp, Inc.		IL	$30.00	$54.39	$1.53	$27.07	17.86		110.82%	16.20%	117.34%	19.61	x
MELR	Melrose Bancorp, Inc.	(7)	MA	$18.15	$47.23	$0.33	$16.85	24.86		107.71%	17.11%	107.71%	NM
MSBF	MSB Financial Corp.		NJ	$17.20	$98.68	$0.37	$13.07	NM		131.59%	19.46%	131.59%	NM
PBSK	Poage Bankshares, Inc.		KY	$18.35	$64.63	$0.47	$18.80	NM		97.63%	14.12%	100.85%	NM
RNDB	Randolph Bancorp, Inc.		MA	$14.79	$86.80	$0.11	$14.20	NM		104.15%	17.09%	104.15%	NM
WAYN	Wayne Savings Bancshares, Inc.		OH	$16.96	$47.18	$0.80	$15.11	21.20		112.21%	10.60%	116.99%	21.20	x
WVFC	WVS Financial Corp.		PA	$16.10	$32.34	$0.87	$16.45	18.51		97.87%	9.20%	97.87%	NM

				Dividends(3)			Financial Characteristics(5)
				Amount/		Payout	Total	Tang. Eq./	NPAs/	Reported		Core
				Share	Yield	Ratio(4)	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
				($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)
SSB Bancorp, Inc.
Supermaximum				$0.00	0.00	0.00	$161	12.21	1.91	0.49	4.02	0.49	4.02
Maximum				$0.00	0.00	0.00	160	11.58	1.92	0.50	4.29	0.50	4.29
Midpoint				$0.00	0.00	0.00	159	11.02	1.94	0.50	4.56	0.50	4.56
Minimum				$0.00	0.00	0.00	158	10.46	1.95	0.51	4.86	0.51	4.86

All Non-MHC Public Companies(6)
Averages				$0.36	1.68%	60.09%	$3,400	11.86%	0.94%	0.74%	6.24%	0.75%	6.42%
Median				$0.28	1.52%	42.61%	$1,049	10.88%	0.80%	0.72%	5.97%	0.72%	6.07%

Comparable Group
Averages				$0.17	0.80%	36.51%	$384	13.03%	1.17%	0.49%	3.88%	0.49%	3.81%
Medians				$0.12	0.65%	29.89%	$389	14.00%	1.04%	0.49%	3.67%	0.47%	3.27%

Comparable Group
EQFN	Equitable Financial Corp.	(7)	NE	$0.00	0.00%	NM	$241	14.85%	2.25%	0.50%	3.23%	0.51%	3.30%
FSBC	FSB Bancorp, Inc.		NY	$0.00	0.00%	NM	$291	11.05%	0.01%	0.37%	3.31%	0.36%	3.24%
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	$0.48	1.79%	20.42%	$427	10.84%	0.79%	0.90%	7.78%	0.90%	7.78%
JXSB	Jacksonville Bancorp, Inc.		IL	$0.40	1.33%	23.81%	$336	13.92%	1.06%	0.94%	6.36%	0.86%	5.79%
MELR	Melrose Bancorp, Inc.	(7)	MA	$0.00	0.00%	NM	$276	15.88%	0.19%	0.67%	4.02%	0.31%	1.83%
MSBF	MSB Financial Corp.		NJ	$0.00	0.00%	NM	$507	14.79%	3.18%	0.46%	2.78%	0.46%	2.78%
PBSK	Poage Bankshares, Inc.		KY	$0.24	1.31%	63.41%	$458	14.07%	1.90%	0.32%	2.07%	0.37%	2.39%
RNDB	Randolph Bancorp, Inc.		MA	$0.00	0.00%	NM	$508	16.41%	1.23%	-0.18%	-1.02%	0.13%	0.77%
WAYN	Wayne Savings Bancshares, Inc.		OH	$0.36	2.12%	45.00%	$445	9.09%	1.03%	0.49%	5.30%	0.49%	5.30%
WVFC	WVS Financial Corp.		PA	$0.24	1.49%	29.89%	$352	9.40%	0.07%	0.48%	4.92%	0.48%	4.92%

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3) Indicated 12 month dividend, based on last quarterly dividend declared.

(4) Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5) ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

respectively, the Company’s pro forma P/B and P/TB ratios (fully-converted basis) at the midpoint value reflected discounts of 38.0% and 38.0%, respectively. At the top of the super range or supermaximum, the Company’s P/B and P/TB ratios (fully-converted basis) both equaled 73.21%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Bank’s P/B and P/TB ratios at the top of the super range reflected discounts of 31.2% and 32.2%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 30.9% and 30.9%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio, which mathematically results in a ratio discounted to book value, along with consideration of the Company’s higher pro forma equity ratio and in consideration of the trading of recent conversions.

On an MHC reported basis, the Company’s P/B and P/TB ratios at the $17.0 million midpoint value both equaled 96.99% (see Table 4.6). In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 106.46% and 107.91%, respectively, the Company’s ratios were discounted by 8.9% on a P/B basis and 10.1% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 105.93% and 105.93%, respectively, the Company’s pro forma P/B and P/TB ratios (MHC basis) at the midpoint value reflected discounts of 8.4% and 8.4%, respectively. At the top of the super range, the Company’s P/B and P/TB ratios (MHC basis) both equaled 114.42%. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected premiums of 7.5% and 6.0%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected premiums of 8.0% and 8.0%, respectively.

3.       Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio, which is computed herein. At the $17.0 million midpoint of the valuation range, the Company’s pro forma P/A ratio (fully-converted basis) equaled 10.16% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 14.07%, which implies a discount of 27.8% has been applied to the Company’s pro forma P/A ratio. In comparison to the Peer

RP® Financial, LC.	VALUATION ANALYSIS
IV.25

Group’s median P/A ratio of 14.28%, the Bank’s pro forma P/A ratio (fully-converted basis) at the midpoint value reflects a discount of 28.9%.

On an MHC reported basis, the Company’s pro forma P/A ratio at the $17.0 million midpoint value equaled 10.69% (see Table 4.7). In comparison to the Peer Group's average P/A ratio of 14.07%, the Company’s P/A ratio (MHC basis) indicated a discount of 24.02%. In comparison to the Peer Group’s median P/A ratio of 14.28%, the Company’s pro forma P/A ratio (MHC basis) at the midpoint value reflects a discount of 25.14%.

Comparison to Publicly-Traded MHCs

As indicated in Chapter III, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets and/or waived dividends held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends. The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs and the MHCs listed on the Over-the-Counter Bulletin Board (“OTCBB”) on a fully-converted basis to make them comparable for valuation purposes. We feel that examining the OTCBB MHCs is also useful as SSB shares more characteristics to those companies than the publicly-traded companies in terms of asset size, market capitalization, resources, etc.

Using the per share and pricing information of the publicly-traded and OTC MHCs on a fully-converted basis accomplishes a number of objectives. First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in the Company as an MHC. This technique is validated by the investment community's evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

RP® Financial, LC.	VALUATION ANALYSIS
IV.26

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporate the following assumptions: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis. Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 4.7 on the following pages shows the calculation of per share financial data (fully-converted basis) for each of the nine publicly-traded MHC institutions and the 16 OTCBB-listed MHCs, which have not announced plans to complete a second-step conversion offering.

Table 4.8 below shows a comparative pricing analysis of the publicly-traded MHCs and the OTCBB MHCs on a fully-converted basis versus the Company’s Peer Group. In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 15.12%. In comparison to the Peer Group’s P/E multiple, the P/E multiple of the publicly-traded MHCs reflected a premium of 27.5%, while the OTC MHCs P/E multiple indicated a discount of 12.1%. In comparison to the publicly-traded MHCs, the Company’s pro forma P/TB ratio (fully-converted basis) of 65.7% at the midpoint of the valuation range reflected a discount of 28.2%, and reflected a premium of 0.1% to the average of the OTCBB MHCs. At the top of the super range, the Company’s P/TB ratio (fully-converted basis) of 73.21% reflected a discount of 20.1% to the publicly-traded MHCs, and a premium of 11.6% to the average of the OTCBB MHCs.

RP® Financial, LC.	VALUATION ANALYSIS
IV.27

Table 4.7

MHC Institutions, Implied Pricing Ratios, Full Conversion Basis

Financial Data as of the Most Recent Quarter or Twelve Month Period Available

Prices as of August 18, 2017

								Per Share Data			Pricing Ratios(2)
						Stock	Mkt	LTM	BV/	Tang.	P/E	Price/	Price/	Price/
	Ticker	Company Name	City	State	Exchange	Price(1)	Value	EPS	Shr	BV/Sh	LTM	Book	TBk	Assts
						($)	($M)	($)	($)	($)	(x)	(%)	(%)	(%)

	Publicly Traded MHCs, Full Conversion Basis - Averages					17.49	640.1	0.62	19.67	19.01	28.26	89.81	91.59	21.80
	Publicly Traded MHCs, Full Conversion Basis - Medians					15.70	164.8	0.48	19.76	18.36	27.39	87.80	89.48	20.72

	OTC MHCs, Full Conversion Basis - Averages					12.68	30.99	0.65	18.68	18.79	19.47	65.48	65.61	12.53
	OTC MHCs, Full Conversion Basis - Medians					10.83	20.83	0.63	16.63	16.44	18.78	65.41	65.58	11.46

	Publicly Traded MHCs, Full Conversion Basis
1	CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	12.67	95.5	0.27	16.03	16.03	NM	79.03	79.03	29.66
2	GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	24.25	206.2	1.44	21.13	21.13	16.86	114.77	114.77	19.12
3	HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	17.95	576.6	0.48	18.79	18.36	37.63	95.55	97.75	19.89
4	KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	9.80	82.8	0.16	12.67	10.95	NM	77.35	89.48	23.76
5	LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	15.70	95.8	0.54	20.73	20.73	29.15	75.73	75.73	17.29
6	MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	12.45	72.5	0.28	14.24	14.24	NM	87.42	87.42	11.65
7	OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	28.54	164.8	1.14	32.51	31.95	24.94	87.80	89.33	28.24
8	PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	20.95	201.8	0.82	21.25	21.25	25.63	98.59	98.59	20.72
9	TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	15.13	4,264.7	0.43	16.44	16.40	35.35	92.05	92.25	25.88

	OTC MHCs, Full Conversion Basis
10	ABBB	Auburn Bancorp, Inc. (MHC)	Auburn	ME	OTC Pink	11.30	5.7	0.64	18.50	18.50	17.55	61.09	61.09	7.72
11	BVFL	BV Financial, Inc. (MHC)	Baltimore	MD	OTC Pink	7.00	21.0	0.26	11.32	11.27	26.69	61.83	62.10	11.45
12	CNNB	Cincinnati Bancorp (MHC)	Cincinnati	OH	OTC Pink	10.15	17.8	0.59	15.42	15.42	17.30	65.80	65.80	10.50
13	CULL	Cullman Bancorp, Inc. (MHC)	Cullman	AL	OTC Pink	24.00	61.5	1.24	29.11	29.11	19.38	82.44	82.44	19.52
14	FSGB	First Federal of South Carolina, FSB (MHC)	Walterboro	SC	OTC Pink	4.15	4.2	0.63	7.98	7.98	6.54	52.02	52.02	4.94
15	GOVB	Gouverneur Bancorp, Inc. (MHC)	Gouverneur	NY	OTC Pink	14.50	31.6	0.66	21.12	21.12	21.86	68.67	68.67	20.42
16	GVFF	Greenville Federal Financial Corporation (MHC)	Greenville	OH	OTC Pink	9.40	20.2	0.26	14.34	14.34	35.58	65.53	65.53	11.46
17	LSFG	LifeStore Financial Group (MHC)	West Jefferson	NC	OTC Pink	22.00	22.4	2.41	32.59	32.59	9.13	67.51	67.51	7.84
18	LPBC	Lincoln Park Bancorp (MHC)	Lincoln Park	NJ	OTC Pink	11.70	20.7	0.62	16.63	16.60	18.78	70.36	70.48	5.28
19	MSVB	Mid-Southern Savings Bank, FSB (MHC)	Salem	IN	OTC Pink	18.31	26.9	0.96	27.10	27.10	19.05	67.57	67.57	13.64
20	MFDB	Mutual Federal Bancorp, Inc. (MHC)	Chicago	IL	OTC Pink	5.20	17.1	0.10	8.10	8.10	NM	64.17	64.17	17.49
21	NECB	NorthEast Community Bancorp, Inc. (MHC)	White Plains	NY	OTC Pink	9.05	110.6	0.58	13.86	13.79	15.73	65.30	65.64	13.56
22	SCAY	Seneca-Cayuga Bancorp, Inc. (MHC)	Seneca Falls	NY	OTC Pink	10.35	23.1	-0.38	16.64	16.29	NM	62.19	63.55	7.80
23	WAKE	Wake Forest Bancshares, Inc. (MHC)	Wake Forest	NC	OTC Pink	17.85	20.3	1.01	29.55	29.55	17.59	60.40	60.40	17.70
24	WAWL	Wawel Bank (MHC)	Garfield	NJ	OTC Pink	2.86	6.1	-0.17	4.82	4.82	NM	59.36	59.36	8.03
25	WMPN	William Penn Bancorp, Inc. (MHC)	Levittown	PA	OTC Pink	25.00	86.6	0.90	34.07	34.07	27.93	73.38	73.38	23.08

									Key Financial Data(2)
						Dividends					LTM
						Ann Div	Div.	Div Pay	Total	Tang.	Reported
	Ticker	Company Name	City	State	Exchange	Rate	Yield	Ratio	Assets	E/A	ROAA	ROAE
						($)	(%)	(%)	($000)	(%)	(%)	(%)

	Publicly Traded MHCs, Full Conversion Basis - Averages					0.04	0.45	27.47	2,651,298	24.21	0.69	2.98
	Publicly Traded MHCs, Full Conversion Basis - Medians					0.00	0.00	0.00	621,834	22.84	0.62	2.60

	OTC MHCs, Full Conversion Basis - Averages					0.13	0.97	20.06	238,019	18.83	0.55	3.05
	OTC MHCs, Full Conversion Basis - Medians					0.10	0.67	12.66	179,602	18.44	0.72	3.48

	Publicly Traded MHCs, Full Conversion Basis
1	CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	0.00	0.00	0.0	322,065	37.52	0.62	1.66
2	GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	0.00	0.00	0.0	1,078,417	16.66	1.13	6.81
3	HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	0.00	0.00	0.0	2,898,837	20.35	0.53	2.54
4	KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	0.40	4.08	247.2	348,332	26.55	0.39	1.28
5	LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	0.00	0.00	0.0	554,027	22.84	0.59	2.60
6	MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	0.00	0.00	0.0	621,834	13.33	0.27	2.00
7	OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	0.00	0.00	0.0	583,513	31.61	1.13	3.52
8	PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	0.00	0.00	0.0	973,845	21.02	0.81	3.85
9	TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	0.00	0.00	0.0	16,480,808	28.05	0.73	2.60

	OTC MHCs, Full Conversion Basis
10	ABBB	Auburn Bancorp, Inc. (MHC)	Auburn	ME	OTC Pink	0.00	0.00	0.0	73,646	12.64	0.44	3.48
11	BVFL	BV Financial, Inc. (MHC)	Baltimore	MD	OTC Pink	0.00	0.00	0.0	183,352	18.44	0.43	2.32
12	CNNB	Cincinnati Bancorp (MHC)	Cincinnati	OH	OTC Pink	0.00	0.00	0.0	169,374	15.96	0.61	3.80
13	CULL	Cullman Bancorp, Inc. (MHC)	Cullman	AL	OTC Pink	0.50	2.08	40.4	315,298	23.68	1.01	4.25
14	FSGB	First Federal of South Carolina, FSB (MHC)	Walterboro	SC	OTC Pink	0.12	2.89	18.9	85,007	9.51	0.76	7.96
15	GOVB	Gouverneur Bancorp, Inc. (MHC)	Gouverneur	NY	OTC Pink	0.34	2.34	51.3	154,594	29.73	0.93	3.14
16	GVFF	Greenville Federal Financial Corporation (MHC)	Greenville	OH	OTC Pink	0.28	2.98	106.0	175,851	NA	0.32	1.84
17	LSFG	LifeStore Financial Group (MHC)	West Jefferson	NC	OTC Pink	0.00	0.00	0.0	286,089	NA	0.86	7.40
18	LPBC	Lincoln Park Bancorp (MHC)	Lincoln Park	NJ	OTC Pink	0.08	0.68	12.8	391,460	7.49	0.28	3.75
19	MSVB	Mid-Southern Savings Bank, FSB (MHC)	Salem	IN	OTC Pink	0.12	0.66	12.5	197,188	20.19	0.72	3.55
20	MFDB	Mutual Federal Bancorp, Inc. (MHC)	Chicago	IL	OTC Pink	0.00	0.00	0.0	97,896	NA	NA	NA
21	NECB	NorthEast Community Bancorp, Inc. (MHC)	White Plains	NY	OTC Pink	0.12	1.33	20.9	815,608	20.66	0.86	4.15
22	SCAY	Seneca-Cayuga Bancorp, Inc. (MHC)	Seneca Falls	NY	OTC Pink	0.00	0.00	0.0	296,438	12.27	-0.28	-2.27
23	WAKE	Wake Forest Bancshares, Inc. (MHC)	Wake Forest	NC	OTC Pink	0.24	1.34	23.7	114,880	29.30	1.01	3.43
24	WAWL	Wawel Bank (MHC)	Garfield	NJ	OTC Pink	0.00	0.00	0.0	76,406	13.52	-0.49	-3.60
25	WMPN	William Penn Bancorp, Inc. (MHC)	Levittown	PA	OTC Pink	0.31	1.24	34.6	375,220	31.46	0.83	2.63

(1) Current stock price of minority stock.

(2) Ratios are pro forma assumings a second step conversion to full stock form.

Source: SNL Financial, LC. And RP Financial, LC. Calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.	VALUATION ANALYSIS
IV.28

Table 4.7

Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion

Publicly Traded MHC Institutions

									Per Share
						Current Ownership			TTM NI	Tang.		Share
	Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Bk Value	Assets	Price

1	CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	3,467,595	4,070,655	7,538,250	$0.20	$10.15	$36.84	$12.67
2	GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	3,893,350	4,609,264	8,502,614	$1.32	$9.82	$115.53	$24.25
3	HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	14,839,846	17,281,034	32,120,880	$0.39	$10.06	$81.94	$17.95
4	KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	3,716,577	4,727,938	8,444,515	$0.11	$6.23	$36.53	$9.80
5	LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	2,465,447	3,636,875	6,102,322	$0.45	$12.69	$82.74	$15.70
6	MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,620,296	3,200,450	5,820,746	$0.22	$8.35	$100.94	$12.45
7	OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	1,609,112	4,164,415	5,773,527	$0.95	$14.25	$83.36	$28.54
8	PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	4,598,965	5,034,323	9,633,288	$0.72	$11.83	$91.68	$20.95
9	TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	54,753,592	227,119,132	281,872,724	$0.31	$5.92	$47.98	$15.13

10	ABBB	Auburn Bancorp, Inc. (MHC)	Auburn	ME	OTC Pink	226,478	276,806	503,284	$0.59	$13.15	$140.99	$11.30
11	BVFL	BV Financial, Inc. (MHC)	Baltimore	MD	OTC Pink	949,136	2,049,988	2,999,124	$0.22	$7.16	$57.02	$7.00
12	CNNB	Cincinnati Bancorp (MHC)	Cincinnati	OH	OTC Pink	807,360	945,587	1,752,947	$0.54	$10.72	$91.91	$10.15
13	CULL	Cullman Bancorp, Inc. (MHC)	Cullman	AL	OTC Pink	1,160,727	1,403,731	2,564,458	$1.12	$17.81	$111.65	$24.00
14	FSGB	First Federal of South Carolina, FSB (MHC)	Walterboro	SC	OTC Pink	162,041	850,714	1,012,755	$0.60	$4.98	$80.94	$4.15
15	GOVB	Gouverneur Bancorp, Inc. (MHC)	Gouverneur	NY	OTC Pink	865,686	1,311,222	2,176,908	$0.58	$13.60	$63.50	$14.50
16	GVFF	Greenville Federal Financial Corporation (MHC)	Greenville	OH	OTC Pink	880,655	1,264,126	2,144,781	$0.21	$9.58	$77.23	$9.40
17	LSFG	LifeStore Financial Group (MHC)	West Jefferson	NC	OTC Pink	480,870	538,221	1,019,091	$2.30	$22.60	$270.74	$22.00
18	LPBC	Lincoln Park Bancorp (MHC)	Lincoln Park	NJ	OTC Pink	765,716	999,810	1,765,526	$0.56	$10.90	$216.03	$11.70
19	MSVB	Mid-Southern Savings Bank, FSB (MHC)	Salem	IN	OTC Pink	428,630	1,040,750	1,469,380	$0.84	$15.94	$123.05	$18.31
20	MFDB	Mutual Federal Bancorp, Inc. (MHC)	Chicago	IL	OTC Pink	745,959	2,545,936	3,291,895	$0.06	$4.65	$26.28	$5.20
21	NECB	NorthEast Community Bancorp, Inc. (MHC)	White Plains	NY	OTC Pink	4,950,052	7,273,750	12,223,802	$0.53	$9.16	$62.09	$9.05
22	SCAY	Seneca-Cayuga Bancorp, Inc. (MHC)	Seneca Falls	NY	OTC Pink	923,887	1,309,275	2,233,162	$(0.43)	$11.07	$127.53	$10.35
23	WAKE	Wake Forest Bancshares, Inc. (MHC)	Wake Forest	NC	OTC Pink	503,808	635,000	1,138,808	$0.92	$20.99	$92.32	$17.85
24	WAWL	Wawel Bank (MHC)	Garfield	NJ	OTC Pink	840,548	1,304,153	2,144,701	$(0.19)	$3.32	$34.13	$2.86
25	WMPN	William Penn Bancorp, Inc. (MHC)	Levittown	PA	OTC Pink	807,641	2,657,045	3,464,686	$0.72	$17.58	$91.81	$25.00

							Net	Net	Pro Forma
						Gross	Capital	Income	Net Inc./	Bk Value/	Tang. Bk.	Assets/
	Ticker	Name	City	State	Exhange	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Value/Share	Share

1	CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	$51,575,199	$44,354,671	$479,959	$0.27	$16.03	$16.03	$42.72
2	GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	$111,774,652	$96,126,201	$1,040,175	$1.44	$21.13	$21.13	$126.83
3	HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	$310,194,560	$266,767,322	$2,886,671	$0.48	$18.79	$18.36	$90.25
4	KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	$46,333,792	$39,847,061	$431,182	$0.16	$12.67	$10.95	$41.25
5	LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	$57,098,938	$49,105,086	$531,363	$0.54	$20.73	$20.73	$90.79
6	MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	$39,845,603	$34,267,218	$370,803	$0.28	$14.24	$14.24	$106.83
7	OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	$118,852,404	$102,213,068	$1,106,040	$1.14	$32.51	$31.95	$101.07
8	PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	$105,469,067	$90,703,397	$981,495	$0.82	$21.25	$21.25	$101.09
9	TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	$3,436,312,467	$2,955,228,722	$31,978,324	$0.43	$16.44	$16.40	$58.47

10	ABBB	Auburn Bancorp, Inc. (MHC)	Auburn	ME	OTC Pink	$3,127,908	$2,690,001	$29,108	$0.64	$18.50	$18.50	$146.33
11	BVFL	BV Financial, Inc. (MHC)	Baltimore	MD	OTC Pink	$14,349,916	$12,340,928	$133,540	$0.26	$11.32	$11.27	$61.14
12	CNNB	Cincinnati Bancorp (MHC)	Cincinnati	OH	OTC Pink	$9,597,708	$8,254,029	$89,316	$0.59	$15.42	$15.42	$96.62
13	CULL	Cullman Bancorp, Inc. (MHC)	Cullman	AL	OTC Pink	$33,689,544	$28,973,008	$313,515	$1.24	$29.11	$29.11	$122.95
14	FSGB	First Federal of South Carolina, FSB (MHC)	Walterboro	SC	OTC Pink	$3,530,463	$3,036,198	$32,854	$0.63	$7.98	$7.98	$83.94
15	GOVB	Gouverneur Bancorp, Inc. (MHC)	Gouverneur	NY	OTC Pink	$19,012,719	$16,350,938	$176,932	$0.66	$21.12	$21.12	$71.02
16	GVFF	Greenville Federal Financial Corporation (MHC)	Greenville	OH	OTC Pink	$11,882,784	$10,219,195	$110,581	$0.26	$14.34	$14.34	$81.99
17	LSFG	LifeStore Financial Group (MHC)	West Jefferson	NC	OTC Pink	$11,840,862	$10,183,141	$110,191	$2.41	$32.59	$32.59	$280.73
18	LPBC	Lincoln Park Bancorp (MHC)	Lincoln Park	NJ	OTC Pink	$11,697,777	$10,060,088	$108,860	$0.62	$16.63	$16.60	$221.72
19	MSVB	Mid-Southern Savings Bank, FSB (MHC)	Salem	IN	OTC Pink	$19,056,133	$16,388,274	$177,336	$0.96	$27.10	$27.10	$134.20
20	MFDB	Mutual Federal Bancorp, Inc. (MHC)	Chicago	IL	OTC Pink	$13,238,867	$11,385,426	$123,201	$0.10	$8.10	$8.10	$29.74
21	NECB	NorthEast Community Bancorp, Inc. (MHC)	White Plains	NY	OTC Pink	$65,827,438	$56,611,596	$612,590	$0.58	$13.86	$13.79	$66.72
22	SCAY	Seneca-Cayuga Bancorp, Inc. (MHC)	Seneca Falls	NY	OTC Pink	$13,550,996	$11,653,857	$126,106	$(0.38)	$16.64	$16.29	$132.74
23	WAKE	Wake Forest Bancshares, Inc. (MHC)	Wake Forest	NC	OTC Pink	$11,336,020	$9,748,977	$105,493	$1.01	$29.55	$29.55	$100.88
24	WAWL	Wawel Bank (MHC)	Garfield	NJ	OTC Pink	$3,729,878	$3,207,695	$34,710	$(0.17)	$4.82	$4.82	$35.63
25	WMPN	William Penn Bancorp, Inc. (MHC)	Levittown	PA	OTC Pink	$66,426,125	$57,126,468	$618,162	$0.90	$34.07	$34.07	$108.30

(1)	Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).
(2)	Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan. For MHC's with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

Offering Expense Percent:	2.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%

(3)	Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income), less after-tax ESOP amortization and RRP vesting.

After-Tax Reinvestment Rate:	3.50%
ESOP Loan Term (Yrs.):	10
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: SNL Securities, LC and RP Financial, LC. calculations.

RP® Financial, LC.	VALUATION ANALYSIS
IV.29

Detailed pricing characteristics of the fully-converted MHCs is shown in Table 4.7.

Table 4.8

SSB Bank

Comparative MHC Pricing Data

	Publicly-Traded		OTC		Peer
	MHCs		MHCs		Group
Pricing Ratios (Averages)(1)
Price/earnings (x)	28.26	x	19.47	x	22.16	x
Price/tangible book (%)	91.59%		65.61%		107.91%
Price/assets (%)	21.80		12.53		14.07%

(1) Based on market prices as of August 18, 2017.

It should be noted that in a comparison of the publicly-traded and OTCBB MHCs to the Company, the publicly-traded and OTCBB MHCs maintain certain inherit characteristics in support of increasing the attractiveness of their stocks relative to the Company’s stock as an MHC that will just be completing an IPO: (1) the seasoned publicly-traded MHCs are viewed as potential candidates to complete a second-step offering; (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends; and (3) given the limited recent MHC conversion offerings, there is a degree of uncertainty on how well an MHC offering will be received in the prevailing regulatory environment.

Comparison to Recent Offerings

As indicated at the beginning of this section, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals).

As discussed previously, the two standard conversion offerings that were completed during the past three months had an average pro forma P/TB ratio at closing of 66.7%. In comparison to the 66.7% average closing forma P/TB ratio of the two recent standard conversions, the Company’s P/TB ratio (fully-converted basis) of 65.70% at the midpoint value reflects an implied discount of 1.5%. At the top of the super range, the Company’s P/TB ratio of 73.21% reflects an implied premium of 9.8% relative to the recent second step conversions

RP® Financial, LC.	VALUATION ANALYSIS
IV.30

average P/TB ratio at closing.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of August 18, 2017, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $17,000,000 at the midpoint, equal to 1,700,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $14,450,000 and a maximum value of $19,550,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 1,445,000 at the minimum and 1,955,000 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $22,482,500 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 2,248,250.

The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 45.0% ownership interest. Accordingly, the offering to the public of the minority stock will equal $6,502,500 at the minimum, $7,650,000 at the midpoint, $8,797,500 at the maximum and $10,117,120 at the super maximum of the valuation range. Based on the public offering range, the public ownership of shares will represent 45.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.5, and are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.6 and are detailed in Exhibits IV-9 and IV-10.

EXHIBITS

RP® Financial, LC.

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	Map of Branch Office Network

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Securities

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed Rate and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity By Loan Type

I-11	Loan Originations, Purchases and Sales

I-12	Non-Performing Assets

I-13	Deposit Composition

I-14	CDs >$100,000 in balance by Maturity

II-1	Description of Office Facilities

II-2	Historical Interest Rates

II-3	Market Area Demographic/Economic Information

LIST OF EXHIBITS (continued)

Exhibit
Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of Publicly-Traded Institutions – $750 Million in Assets or Less

III-3	Peer Group Summary Demographic and Deposit Market Share Data

IV-1	Thrift Stock Prices: As of August 18, 2017

IV-2	Historical Stock Price Indices

IV-3	Historical Thrift Stock Indices

IV-4	Market Area Acquisition Activity

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet – Fully Converted Basis

IV-8	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

IV-9	Pro Forma Analysis Sheet – Fully Converted Basis

IV-10	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

V-1	Firm Qualifications Statement

EXHIBIT I-1

SSB Bank

Map of Branch Office Network

EXHIBIT I-1

SSB Bank

Map of Branch Office Network

EXHIBIT I-2

SSB Bank

Audited Financial Statements

(Incorporated by Reference)

EXHIBIT I-3

SSB Bank

Key Operating Ratios

	At or For the Six Months		At or For the Year Ended
	Ended June 30,		December 31,
	2017	2016	2016	2015

Performance Ratios (1):
Return on average assets (2)	0.74%	0.49%	0.45%	0.77%
Return on average equity (3)	9.30%	5.75%	5.34%	9.26%
Interest rate spread (4)	2.79%	2.36%	2.43%	2.60%
Net interest margin (5)	2.85%	2.44%	2.51%	2.71%
Efficiency ratio (6)	58.31%	66.71%	71.28%	59.50%
Average interest-earning assets to average interest-bearing liabilities	104.09%	105.67%	105.44%	107.11%

Capital Ratios:
Average equity to average assets	7.94%	8.52%	8.41%	8.27%
Tier 1 capital (to adjusted total assets)	7.83%	8.50%	8.20%	8.68%
Tier 1 capital (to risk-weighted assets)	11.15%	13.49%	11.35%	14.39%
Total capital (to risk-weighted assets)	12.02%	14.56%	12.15%	15.49%
Common equity Tier 1 capital (to risk-weighted assets)	11.15%	13.49%	11.35%	14.39%

Asset Quality Ratios:
Allowance for loan losses as a percent of total gross loans	0.71%	0.79%	0.79%	0.80%
Allowance for loan losses as a percent of non-performing
loans	41.79%	68.48%	47.79%	43.68%
Net charge-offs (recoveries) to average gross loans
outstanding during the period	0.00%	0.05%	0.04%	0.00%
Non-performing loans as a percent of total gross loans	1.71%	1.16%	1.65%	1.84%
Non-performing assets as a percent of total assets	1.50%	1.39%	1.26%	1.55%

Other Data:
Number of full-service offices	1	1	1	1
Number of full-time equivalent employees	15	12	15	11

(1)	Performance ratios for the six months ended June 30, 2017 and 2016 are annualized.
(2)	Represents net income divided by average total assets.
(3)	Represents net income divided by average equity (net worth).
(4)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(5)	Represents net interest income as a percent of average interest-earning assets.
(6)	Represents non-interest expense divided by the sum of net interest income and non-interest income. Non-interest income for the year ended December 31, 2016 included a provision for loss on loans held for sale of $372,000. Excluding the provision for loss on loans held for sale, the efficiency ratio for the year ended December 31, 2016 would be 64.03%.

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-4

SSB Bank

Investment Securities

	June 30,		December 31,
	2017		2016		2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities held to maturity:
Mortgage-backed securities in government-sponsored entities	$12	$11	$14	$14	$18	$18
Total	$12	$11	$14	$14	$18	$18
Securities available for sale:
U.S. treasury securities	$194	$198	$195	$200	$196	$202
Mortgage-backed securities in government-sponsored entities	586	586	648	644	788	787
Obligations of state and political subdivisions	1,628	1,602	1,953	1,879	1,546	1,550
Corporate bonds	402	405	502	503	503	504
Total	$2,810	$2,791	$3,298	$3,226	$3,033	$3,043

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-5

SSB Bank

Yields and Costs

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost

Assets:
Interest-bearing deposits	$4,544	$17	0.75%	$7,817	$9	0.24%
Net loans and loans held for sale (1) (5)	131,560	3,010	4.61	110,437	2,368	4.32
Investment securities	3,210	34	2.15	3,354	35	2.10
Other interest-earning assets (2)	2,899	49	3.39	2,936	43	2.93
Total interest-earning assets	142,213	3,110	4.41	124,544	2,455	3.98

Non-interest-earning assets	8,386			6,655
Total assets	$150,599			$131,199

Liabilities and equity:
Interest-bearing demand accounts	$13,185	45	0.70	$10,802	39	0.74
Money market accounts	14,305	67	0.94	13,515	63	0.94
Savings accounts	11,867	64	1.08	9,635	50	1.05
Time deposits	72,617	661	1.84	64,784	563	1.75
Total interest-bearing deposits	111,974	837	1.51	98,736	715	1.46

Federal Home Loan Bank advances	24,647	260	2.13	19,125	231	2.44
Total interest-bearing liabilities	136,621	1,097	1.62	117,861	946	1.62

Non-interest-bearing deposits	396			350
Other non-interest-bearing liabilities	1,619			1,809
Total Liabilities	138,636			120,020

Total net worth	11,963			11,179
Total liabilities and net worth	$150,599			$131,199
Net interest income		2,013			1,509
Add: Out-of-period recoveries of loan interest (1)
		95			51
Net interest income per Statements of Income		$2,108			$1,560
Net interest-earning assets (3)	$5,592			$6,683
Interest rate spread (4)			2.79%			2.36%
Net interest margin (5)			2.85%			2.44%
Average interest-earning assets to average interest-bearing liabilities			104.09%			105.67%

1)	Included in interest on loans and loans held for sale for the six months ended June 30, 2017 and 2016 are loan fees of $73,000 and $28,000, respectively. Excluded from interest on loans and loans held for sale for the six months ended June 30, 2017 and 2016 are recoveries of interest on an impaired loan that relate to prior periods of $95,000 and $51,000, respectively.
2)	Dividends on FHLB stock are included in dividends on other interest-earning assets.
3)	Represents total average interest-earning assets less total average interest-bearing liabilities.
4)	Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of average interest-bearing liabilities.
5)	Represents net interest income, excluding out of period recoveries of loan interest, as a percent of average interest-earning assets.

EXHIBIT I-5 (Continued)

SSB Bank

Yields and Costs

	Years Ended December 31,
	2016			2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost

Assets:
Interest-bearing deposits	$7,413	$19	0.26%	$6,736	$10	0.15%
Net loans and loans held for sale (1) (5)	114,740	5,050	4.40	108,798	4,837	4.45
Investment securities	3,467	72	2.08	2,503	57	2.28
Other interest-earning assets (2)	2,906	86	2.96	2,639	82	3.09
Total interest-earning assets	128,526	5,227	4.07	120,676	4,986	4.13

Non-interest-earning assets	6,810			4,332
Total assets	$135,336			$125,008

Liabilities and equity:
Interest-bearing demand accounts	$11,548	83	0.72	$8,812	68	0.77
Money market accounts	13,517	126	0.93	13,237	123	0.93
Savings accounts	10,164	107	1.05	8,247	82	0.99
Time deposits	67,540	1,206	1.79	67,534	1,190	1.76
Total interest-bearing deposits	102,769	1,522	1.48	97,830	1,463	1.50

Federal Home Loan Bank advances	19,125	477	2.49	14,840	256	1.73
Other interest-bearing liabilities
Total interest-bearing liabilities	121,893	1,999	1.64	112,670	1,719	1.53

Non-interest-bearing deposits	317			223
Other non-interest-bearing liabilities	1,744			1,776
Total Liabilities	123,955			114,669

Total net worth	11,381			10,339
Total liabilities and net worth	$135,336			$125,008
Net interest income		3,228			3,267
Add: Out-of-period recoveries of loan interest (1)		102			93
Net interest income per Statements of Income		$3,330			$3,360
Net interest-earning assets (3)	$6,632			$8,006
Interest rate spread (4)			2.43%			2.60%
Net interest margin (5)			2.51%			2.71%
Average interest-earning assets to average interest-bearing liabilities			105.44%			107.11%

1)	Included in interest on loans and loans held for sale for the years ended December 31, 2016 and 2015 are loan fees of $67,000 and $52,000, respectively. Excluded from interest on loans and loans held for sale for the years ended December 31, 2016 and 2015 are recoveries of interest on an impaired loan that relate to prior periods of $102,000 and $93,000, respectively.
2)	Dividends on FHLB stock are included in dividends on other interest-earning assets.
3)	Represents total average interest-earnings assets less total average interest-bearing liabilities.
4)	Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of average interest-bearing liabilities.
5)	Represents net interest income, excluding out of period recoveries of loan interest, as a percent of average interest-earning assets.

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-6

SSB Bank

Loan Loss Allowance Activity

	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$821	$839	$839	$871
Provision (credit) for loan losses	120	91	30	(42)
Charge-offs:
One-to-four family mortgage loans	—	(30)	(50)	(19)
Commercial mortgage loans	—	—	—	—
Commercial and industrial loans	—	—	—	—
Consumer loans and home equity lines of credit	—	—	—	—
Total charge-offs	—	(30)	(50)	(19)
Recoveries:
One-to-four family mortgage loans	—	—	2	29
Commercial mortgage loans	—	—	—	—
Commercial and industrial loans	—	—	—	—
Consumer loans and home equity lines of credit	—	—	—	—
Total recoveries	—	—	2	29
Net (charge-offs) recoveries	$—	$(30)	$(48)	$10

Allowance for loan losses at end of period	$941	$900	$821	$839

Allowance for loan losses to non- performing loans at end of period	41.79%	57.00%	47.79%	43.68%
Allowance for loan losses to gross loans outstanding at end of period	0.71%	0.79%	0.79%	0.80%
Net (charge-offs) recoveries to average loans outstanding during the period	0.00%	(0.05)%	(0.04)%	0.00%

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-7

SSB Bank

Interest Rate Risk Analysis

		Estimated Increase (Decrease)		EVE as Percent of Portfolio
		in EVE		Economic Value of Assets

Basis Point (“bp”) Change
in Interest Rates (1)	Dollar Amount	Dollar Change	Percent Change	EVE Ratio (2)	Change

+400 bp	$7,091	$(5,010)	(41.40)%	5.28	(3.44)%
+300 bp	8,099	(4,002)	(33.07)%	5.85	(2.67)%
+200 bp	9,619	(2,482)	(20.51)%	6.71	(1.54)%
+100 bp	11,047	(1,054)	(8.71)%	7.45	(0.53)%
0 bp	12,101	—	—	7.91	—
(100) bp	11,841	$(260)	(2.15)%	8.20	(0.81)%

(1)	Assumes instantaneous parallel changes in interest rates.
(2)	EVE ratio represents the EVE divided by the economic value of assets.

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-8

SSB Bank

Fixed Rate and Adjustable Rate Loans

	June 30, 2017
		Floating or
	Fixed Rates	Adjustable Rates	Total
	(In thousands)
One-to-four family mortgage loans	$65,578	$7,912	$73,490
Commercial mortgage loans	35,344	3,174	38,518
Commercial and industrial loans	3,118	3,192	6,310
Consumer loans and home equity lines of credit	1,488	1,817	3,304
Total	$105,528	$16,095	$121,622

	December 31, 2016
		Floating or
	Fixed Rates	Adjustable Rates	Total
	(In thousands)
One-to-four family mortgage loans	$58,223	$8,879	$67,102
Commercial mortgage loans	20,344	2,731	23,075
Commercial and industrial loans	2,063	3,152	5,215
Consumer loans and home equity lines of credit	1,140	993	2,133
Total	$81,770	$15,755	$97,525

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-9

SSB Bank

Loan Portfolio Composition

			December 31,
	June 30, 2017		2016		2015
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage Loans:
One-to-four family	$76,647	58.25%	$68,472	65.74%	$74,902	71.60%
Commercial	41,631	31.64	25,207	24.20	23,203	22.18
	118,278	89.89	93,679	89.94	98,105	93.78

Commercial and industrial	9,932	7.55	8,327	7.99	4,393	4.20
Consumer loans and home equity lines of credit	3,363	2.56	2,156	2.07	2,108	2.02
	131,573	100%	104,162	100%	104,606	100%

Third-party loan acquisition and other net origination costs	401		406		313
Discount on loans previously held for sale	(252)		—		—
Allowance for loan losses	(941)		(821)		(839)
Total	$130,781		$103,747		$104,080

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-10

SSB Bank

Contractual Maturity By Loan Type

	June 30, 2017
				Consumer
			Commercial	Loans and
	One-to-Four		and	Home Equity
	Family Mortgage	Commercial	Industrial	Lines of
	Loans	Mortgage Loans	Loans	Credit	Total Loans
	(In thousands)
Amounts due in:
One year or less	$3,157	$3,113	$3,622	$59	$9,951
More than one year through two years	1,052	885	198	90	2,225
More than two years through three years	2,725	2,683	955	145	6,508
More than three years through five years	5,191	12,101	940	799	19,031
More than five years through ten years	5,460	14,096	4,217	1,815	25,588
More than ten years through fifteen years	7,454	6,675	—	455	14,584
More than fifteen years	51,608	2,078	—		53,686
Total	$76,647	$41,631	$9,932	$3,363	$131,573

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-11

SSB Bank

Loan Originations, Purchases and Sales

	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015
	(In thousands)
Total loans at beginning of period	$104,162	$104,606	$104,606	$109,261
Loans originated:
One-to-four family mortgage loans	7,046	630	3,798	3,099
Commercial mortgage loans	11,041	6,200	14,868	10,571
Construction loans	2,559	1,519	4,344	405
Multi-family loans	977	2,571	2,853	1,793
Commercial and industrial loans	—	—	—	—
Consumer loans and home equity lines of credit	2,678	3,340	5,236	2,817
Total loans originated	24,301	14,260	31,099	18,685
Loans purchased:
One-to-four family mortgage loans	3,734	6,217	12,117	11,719
Commercial mortgage loans	—	206	206	—
Construction loans	2,614	1,538	6,018	5,204
Multi-family loans	—	—	—	—
Commercial and industrial loans	—	—	—	—
Consumer loans and home equity lines of credit	193	114	1,036	1,236
Total loans purchased	6,541	8,074	19,377	18,159
Additions:
Loans held for sale transferred to loans held for investment	12,556	—	—	—
Less:
Loan principal repayments	8,785	11,044	25,143	23,256
Loan sales	7,202	2,405	5,463	18,243
Loans transferred to held for sale	—	—	20,314	—
Other repayments	—	—	—	—
Net loan activity	27,411	8,885	(444)	(4,655)
Total loans at end of period	$131,573	$113,491	$104,162	$104,606

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-12

SSB Bank

Non-Performing Assets

	June 30,	December 31,
	2017	2016	2015

Non-accrual loans:
One-to-four family mortgage loans	$1,750	$1,315	$1,705
Commercial mortgage loans	203	203	216
Total	1,953	1,518	1,921
Accruing loans past due 90 days or more:
One-to-four family mortgage loans	237	138	—
Commercial and industrial loans	9	9	—
Consumer loans and home equity lines of credit	53	53	—
Total	299	200	—
Total non-performing loans	2,252	1,718	1,921
Other real estate owned	60	60	66
Total non-performing assets	$2,312	$1,778	$1,987

Troubled debt restructurings (accruing):
One-to-four family mortgage loans	$253	$286	$307
Commercial mortgage loans	—	310	1,202
Total troubled debt restructurings (accruing)	$253	$596	$1,509

Total troubled debt restructurings (accruing) and total non-performing assets	$2,565	$2,374	$3,496

Total non-performing loans to gross loans	1.71%	1.65%	1.84%
Total non-performing loans to total assets	1.47%	1.22%	1.50%
Total non-performing assets to total assets	1.50%	1.26%	1.55%
Total non-performing assets and troubled debt restructurings (accruing) to total assets	1.67%	1.68%	2.73%

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-13

SSB Bank

Deposit Composition

	June 30,		December 31,
	2017		2016		2015
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Non-interest bearing demand accounts	$575	0.50%	$459	0.42%	$317	0.33%
Interest-bearing demand accounts	13,383	11.66%	13,118	11.99%	10,951	11.34%
Money market accounts	14,509	12.65%	13,686	12.51%	13,384	13.86%
Savings accounts	12,334	10.75%	12,068	11.03%	9,195	9.52%
Time deposit accounts	73,924	64.44%	70,040	64.05%	62,730	64.95%
Total	$114,725		$109,371		$96,577

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT I-14

SSB Bank

CDs >$100,000 in Balance by Maturity

Maturity Period	Dollar Amount
(In thousands)
At June 30, 2017:
Three months or less	$4,611
Over three through six months	5,481
Over six through twelve months	4,732
Over twelve months	47,155
Total	$61,979

At December 31, 2016
Three months or less	$1,580
Over three through six months	986
Over six through twelve months	9,698
Over twelve months	45,067
Total	$57,331

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT II-1

SSB Bank

Description of Office Facilities

	Year	Square	Owned/	Lease Expiration	Net Book Value at
Location	Opened	Footage	Leased	Date	June 30, 2017
					(In thousands)
Main Office:

8700 Perry Highway Pittsburgh, PA 15237	2017	11,000	Owned	N/A	$2,026

Branch Office:

2470 California Avenue Pittsburgh, PA 15212	1930	2,000	Owned	N/A	$—

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT II-2

SSB Bank

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note

2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%

2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%

2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.18%	0.32%	2.97%
	Quarter 4	3.25%	0.12%	0.29%	3.30%

2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%

2012:	Quarter 1	3.25%	0.07%	0.19%	2.23%
	Quarter 2	3.25%	0.09%	0.21%	1.67%
	Quarter 3	3.25%	0.10%	0.17%	1.65%
	Quarter 4	3.25%	0.05%	0.16%	1.78%

2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
	Quarter 2	3.25%	0.04%	0.15%	2.52%
	Quarter 3	3.25%	0.02%	0.10%	2.64%
	Quarter 4	3.25%	0.07%	0.13%	3.04%

2014:	Quarter 1	3.25%	0.05%	0.13%	2.73%
	Quarter 2	3.25%	0.04%	0.11%	2.53%
	Quarter 3	3.25%	0.02%	0.13%	2.52%
	Quarter 4	3.25%	0.04%	0.25%	2.17%

2015:	Quarter 1	3.25%	0.03%	0.26%	1.94%
	Quarter 2	3.25%	0.01%	0.28%	2.35%
	Quarter 3	3.25%	0.00%	0.33%	2.06%
	Quarter 4	3.50%	0.16%	0.65%	2.27%

2016:	Quarter 1	3.50%	0.21%	0.59%	1.78%
	Quarter 2	3.50%	0.26%	0.45%	1.49%
	Quarter 3	3.50%	0.29%	0.59%	1.60%
	Quarter 4	3.75%	0.51%	0.85%	2.45%

2017:	Quarter 1	4.00%	0.76%	1.03%	2.40%
	Quarter 2	4.25%	1.03%	1.24%	2.31%
	As of August 18, 2017	4.25%	1.02%	1.24%	2.19%

(1) End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT II-3

SSB Bank

Market Area Demographic/Economic Information

Demographic Detail: US

	Base 2010	Current 2017	Projected 2022	% Change 2010-2017	% Change 2017-2022
Total Population (actual)	308,745,538	325,139,271	337,393,057	5.31	3.77
0-14 Age Group (%)	19.83	18.83	18.23	0.00	0.46
15-34 Age Group (%)	27.43	27.12	26.50	4.13	1.39
35-54 Age Group (%)	27.88	25.71	24.84	(2.90)	0.29
55-69 Age Group (%)	15.84	18.08	18.95	20.18	8.76
70+ Age Group (%)	9.01	10.26	11.47	19.83	16.06
Median Age (actual)	37.1	38.2	39.2	2.96	2.62

Female Population (actual)	156,964,212	165,084,335	171,230,620	5.17	3.72
Male Population (actual)	151,781,326	160,054,936	166,162,437	5.45	3.82

Population Density (#/ sq miles)	87.50	92.15	95.62	5.31	3.77

Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	12.61	12.81	12.97	7.01	5.04
Asian (%)	4.75	5.56	6.14	23.10	14.68
White (%)	72.41	70.33	68.81	2.29	1.52
Hispanic (%)	16.35	18.05	19.27	16.24	10.80
Pacific Islander (%)	0.17	0.19	0.21	16.35	10.99
American Indian/Alaska Native (%)	0.95	0.98	1.00	8.65	6.29
Multiple races (%)	2.92	3.35	3.67	20.96	13.61
Other (%)	6.19	6.78	7.20	15.35	10.28

Total Households (actual)	116,716,292	123,356,629	128,246,828	5.69	3.96
< $25K Households (%)	NA	21.91	20.30	NA	(3.70)
$25-49K Households (%)	NA	22.90	21.83	NA	(0.91)
$50-99K Households (%)	NA	29.47	29.04	NA	2.46
$100-$199K Households (%)	NA	19.48	21.14	NA	12.83
$200K+ Households (%)	NA	6.24	7.69	NA	28.21

Average Household Income ($)	NA	80,853	87,464	NA	8.18
Median Household Income ($)	NA	57,462	61,642	NA	7.27
Per Capita Income ($)	NA	31,459	34,068	NA	8.29

Total Owner Occupied Housing Units (actual)	75,986,074	80,105,481	83,162,784	5.42	3.82
Renter Occupied Housing Units (actual)	40,730,218	43,251,148	45,084,044	6.19	4.24
Vacant Occupied Housing Units (actual)	14,988,438	15,772,131	16,105,948	5.23	2.12

Source: Nielsen

Demographic data is provided by Nielsen based primarily on US Census data. For non-census year data, Nielsen uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by Nielsen for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Allegheny, PA

	Base 2010	Current 2017	Projected 2022	% Change 2010-2017	% Change 2017-2022
Total Population (actual)	1,223,348	1,229,961	1,235,805	0.54	0.48
0-14 Age Group (%)	16.05	15.58	15.45	(2.41)	(0.38)
15-34 Age Group (%)	26.68	26.80	24.56	0.97	(7.93)
35-54 Age Group (%)	27.20	24.51	24.90	(9.40)	2.06
55-69 Age Group (%)	17.63	20.32	21.20	15.86	4.83
70+ Age Group (%)	12.43	12.79	13.90	3.46	9.18
Median Age (actual)	41.1	41.4	42.4	0.73	2.42

Female Population (actual)	637,698	636,849	639,334	(0.13)	0.39
Male Population (actual)	585,650	593,112	596,471	1.27	0.57

Population Density (#/ sq miles)	1,676.76	1,685.82	1,693.83	0.54	0.48

Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	13.23	13.30	13.35	1.07	0.87
Asian (%)	2.79	3.72	4.42	34.32	19.19
White (%)	81.52	79.90	78.70	(1.46)	(1.03)
Hispanic (%)	1.56	2.20	2.67	41.64	22.08
Pacific Islander (%)	0.02	0.03	0.03	15.83	9.63
American Indian/Alaska Native (%)	0.14	0.15	0.16	11.16	7.56
Multiple races (%)	1.85	2.33	2.69	26.76	15.87
Other (%)	0.45	0.56	0.65	25.78	15.39

Total Households (actual)	533,960	545,540	552,446	2.17	1.27
< $25K Households (%)	NA	23.22	21.47	NA	(6.35)
$25-49K Households (%)	NA	22.39	21.45	NA	(2.99)
$50-99K Households (%)	NA	29.50	28.94	NA	(0.67)
$100-$199K Households (%)	NA	19.02	20.88	NA	11.13
$200K+ Households (%)	NA	5.86	7.26	NA	25.43

Average Household Income ($)	NA	78,507	85,123	NA	8.43
Median Household Income ($)	NA	56,326	60,552	NA	7.50
Per Capita Income ($)	NA	35,897	39,224	NA	9.27

Total Owner Occupied Housing Units (actual)	345,393	352,732	357,078	2.12	1.23
Renter Occupied Housing Units (actual)	188,567	192,808	195,368	2.25	1.33
Vacant Occupied Housing Units (actual)	55,241	58,661	60,167	6.19	2.57

Source: Nielsen

Demographic data is provided by Nielsen based primarily on US Census data. For non-census year data, Nielsen uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by Nielsen for some of the data presented on this page.

% Change values are calculated using the underlying actual data.

Demographic Detail: Pennsylvania

	Base 2010	Current 2017	Projected 2022	% Change 2010-2017	% Change 2017-2022
Total Population (actual)	12,702,379	12,822,858	12,927,149	0.95	0.81
0-14 Age Group (%)	17.90	17.07	16.58	(3.75)	(2.09)
15-34 Age Group (%)	25.90	26.06	25.60	1.54	(0.94)
35-54 Age Group (%)	28.00	25.03	23.77	(9.75)	(4.28)
55-69 Age Group (%)	17.13	19.81	20.92	16.80	6.46
70+ Age Group (%)	11.07	12.03	13.13	9.68	10.02
Median Age (actual)	39.9	40.9	41.6	2.51	1.71

Female Population (actual)	6,512,016	6,546,739	6,593,716	0.53	0.72
Male Population (actual)	6,190,363	6,276,119	6,333,433	1.39	0.91

Population Density (#/ sq miles)	284.06	286.76	289.09	0.95	0.81

Diversity Index (actual)	NA	NA	NA	NA	NA
Black (%)	10.85	11.22	11.47	4.43	3.02
Asian (%)	2.75	3.43	3.94	26.06	15.64
White (%)	81.92	79.81	78.28	(1.66)	(1.12)
Hispanic (%)	5.67	7.19	8.31	28.05	16.56
Pacific Islander (%)	0.03	0.04	0.05	36.33	19.94
American Indian/Alaska Native (%)	0.21	0.24	0.26	14.15	9.28
Multiple races (%)	1.87	2.31	2.63	24.42	14.86
Other (%)	2.37	2.96	3.39	25.91	15.56

Total Households (actual)	5,018,904	5,099,166	5,156,246	1.60	1.12
< $25K Households (%)	NA	21.93	20.30	NA	(6.40)
$25-49K Households (%)	NA	23.18	22.06	NA	(3.74)
$50-99K Households (%)	NA	30.39	29.94	NA	(0.35)
$100-$199K Households (%)	NA	19.07	20.91	NA	10.89
$200K+ Households (%)	NA	5.43	6.78	NA	26.16

Average Household Income ($)	NA	77,812	84,180	NA	8.18
Median Household Income ($)	NA	56,824	60,958	NA	7.28
Per Capita Income ($)	NA	32,022	34,745	NA	8.50

Total Owner Occupied Housing Units (actual)	3,491,722	3,542,455	3,578,993	1.45	1.03
Renter Occupied Housing Units (actual)	1,527,182	1,556,711	1,577,253	1.93	1.32
Vacant Occupied Housing Units (actual)	548,411	594,230	615,590	8.35	3.59

Source: Nielsen

EXHIBIT III-1

SSB Bank

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

August 18, 2017

										As of
										August 18, 2017
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)

BCTF	Bancorp 34, Inc.	NASDAQ	SW	Alamogordo	NM	$339	4	Dec	5/16/00	$14.00	$48
BYBK	Bay Bancorp, Inc.	NASDAQ	MA	Columbia	MD	646	13	Dec	1/0/00	8.50	91
BNCL	Beneficial Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	5,829	63	Dec	7/16/07	14.80	1,124
BHBK	Blue Hills Bancorp, Inc.	NASDAQ	NE	Norwood	MA	2,514	11	Dec	7/22/14	18.95	509
BOFI	BofI Holding, Inc.	NASDAQ	WE	San Diego	CA	8,502	2	Jun	3/14/05	26.37	1,675
BYFC	Broadway Financial Corporation	NASDAQ	WE	Los Angeles	CA	435	3	Dec	1/9/96	2.49	47
BLMT	BSB Bancorp, Inc.	NASDAQ	NE	Belmont	MA	2,371	7	Dec	10/5/11	28.20	273
CFFN	Capitol Federal Financial, Inc.	NASDAQ	MW	Topeka	KS	9,103	47	Sep	12/22/10	13.40	1,852
CARV	Carver Bancorp, Inc.	NASDAQ	MA	New York	NY	699	9	Mar	10/25/94	2.81	10
CHFN	Charter Financial Corporation	NASDAQ	SE	West Point	GA	1,480	20	Sep	4/8/13	16.31	246
CSBK	Clifton Bancorp Inc.	NASDAQ	MA	Clifton	NJ	1,525	12	Mar	4/2/14	15.63	349
CWAY	Coastway Bancorp, Inc.	NASDAQ	NE	Warwick	RI	676	11	Dec	1/15/14	19.85	87
DCOM	Dime Community Bancshares, Inc.	NASDAQ	MA	Brooklyn	NY	6,258	27	Dec	6/26/96	18.65	698
EFBI	Eagle Financial Bancorp, Inc.	NASDAQ	MW	Cincinnati	OH	129	3	Dec	7/20/17	16.02	26
ESBK	Elmira Savings Bank	NASDAQ	MA	Elmira	NY	574	12	Dec	3/1/85	20.00	66
EQFN	Equitable Financial Corp.	NASDAQ	MW	Grand Island	NE	241	6	Jun	11/9/05	10.20	35
ESSA	ESSA Bancorp, Inc.	NASDAQ	MA	Stroudsburg	PA	1,764	27	Sep	4/4/07	14.50	168
FCAP	First Capital, Inc.	NASDAQ	MW	Corydon	IN	763	18	Dec	1/4/99	31.34	105
FBNK	First Connecticut Bancorp, Inc.	NASDAQ	NE	Farmington	CT	2,992	27	Dec	6/30/11	23.70	378
FDEF	First Defiance Financial Corp.	NASDAQ	MW	Defiance	OH	2,891	42	Dec	10/2/95	48.07	488
FNWB	First Northwest Bancorp	NASDAQ	WE	Port Angeles	WA	1,088	11	Jun	1/30/15	15.95	190
FBC	Flagstar Bancorp, Inc.	NYSE	MW	Troy	MI	15,965	99	Dec	4/30/97	31.24	1,786
FSBW	FS Bancorp, Inc.	NASDAQ	WE	Mountlake Terrace	WA	929	12	Dec	7/10/12	47.59	146
FSBC	FSB Bancorp, Inc.	NASDAQ	MA	Fairport	NY	291	5	Dec	8/15/07	15.15	29
HBK	Hamilton Bancorp, Inc.	NASDAQ	MA	Towson	MD	516	7	Mar	10/10/12	14.50	49
HIFS	Hingham Institution for Savings	NASDAQ	NE	Hingham	MA	2,111	13	Dec	12/13/88	177.97	380
HMNF	HMN Financial, Inc.	NASDAQ	MW	Rochester	MN	725	13	Dec	6/30/94	17.80	80
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	427	7	Jun	12/22/10	26.50	52
HVBC	HV Bancorp, Inc.	NASDAQ	MA	Huntingdon Valley	PA	217	6	Jun	1/11/17	14.40	31
IROQ	IF Bancorp, Inc.	NASDAQ	MW	Watseka	IL	591	7	Jun	7/8/11	20.02	79
ISBC	Investors Bancorp, Inc.	NASDAQ	MA	Short Hills	NJ	24,316	156	Dec	5/8/14	12.90	3,966
JXSB	Jacksonville Bancorp, Inc.	NASDAQ	MW	Jacksonville	IL	336	6	Dec	7/15/10	30.10	55
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	4,818	42	Jun	2/24/05	14.10	1,189
MLVF	Malvern Bancorp, Inc.	NASDAQ	MA	Paoli	PA	1,011	9	Sep	10/12/12	23.20	152
MELR	Melrose Bancorp, Inc.	NASDAQ	NE	Melrose	MA	294	1	Dec	10/22/14	17.73	46
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	4,787	32	Dec	7/29/14	17.10	922
CASH	Meta Financial Group, Inc.	NASDAQ	MW	Sioux Falls	SD	4,020	10	Sep	9/20/93	69.30	648
MSBF	MSB Financial Corp.	NASDAQ	MA	Millington	NJ	507	4	Dec	1/5/07	17.20	99
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Westbury	NY	48,348	258	Dec	11/23/93	11.94	5,840
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	3,860	38	Dec	1/25/13	15.70	767
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	9,499	174	Dec	12/18/09	15.43	1,581
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	5,202	47	Dec	7/3/96	24.51	797
ORIT	Oritani Financial Corp.	NASDAQ	MA	Township of Washington	NJ	4,138	27	Jun	6/24/10	16.00	736
OTTW	Ottawa Bancorp, Inc.	NASDAQ	MW	Ottawa	IL	239	3	Dec	7/14/05	13.70	48
PBHC	Pathfinder Bancorp, Inc.	NASDAQ	MA	Oswego	NY	811	9	Dec	10/17/14	15.35	65
PBBI	PB Bancorp, Inc.	NASDAQ	NE	Putnam	CT	511	8	Jun	10/5/04	10.30	81
PCSB	PCSB Financial Corporation	NASDAQ	MA	Yorktown Heights	NY	1,426	16	Jun	4/20/17	17.26	314
PBSK	Poage Bankshares, Inc.	NASDAQ	MW	Ashland	KY	458	9	Dec	9/13/11	18.25	64
PROV	Provident Financial Holdings, Inc.	NASDAQ	WE	Riverside	CA	1,201	15	Jun	6/28/96	18.85	145
PFS	Provident Financial Services, Inc.	NYSE	MA	Iselin	NJ	9,539	86	Dec	1/16/03	24.54	1,638
PBIP	Prudential Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	871	12	Sep	10/10/13	17.88	161

Exhibit III-1

Characteristics of Publicly-Traded Thrifts

August 18, 2017

										As of
										August 18, 2017
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
RNDB	Randolph Bancorp, Inc.	NASDAQ	NE	Stoughton	MA	508	6	Dec	7/1/16	14.68	86
RVSB	Riverview Bancorp, Inc.	NASDAQ	WE	Vancouver	WA	1,125	19	Mar	10/1/97	7.85	177
SVBI	Severn Bancorp, Inc.	NASDAQ	MA	Annapolis	MD	775	5	Dec	1/0/00	7.20	87
SIFI	SI Financial Group, Inc.	NASDAQ	NE	Willimantic	CT	1,597	24	Dec	1/13/11	14.05	172
TBNK	Territorial Bancorp Inc.	NASDAQ	WE	Honolulu	HI	1,924	30	Dec	7/13/09	28.25	278
TSBK	Timberland Bancorp, Inc.	NASDAQ	WE	Hoquiam	WA	931	22	Sep	1/13/98	26.75	197
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	4,920	144	Dec	1/0/00	7.80	750
UCBA	United Community Bancorp	NASDAQ	MW	Lawrenceburg	IN	537	8	Jun	1/10/13	19.00	80
UBNK	United Financial Bancorp, Inc.	NASDAQ	NE	Glastonbury	CT	6,876	54	Dec	3/4/11	16.86	856
WSBF	Waterstone Financial, Inc.	NASDAQ	MW	Wauwatosa	WI	1,886	13	Dec	1/23/14	17.60	520
WAYN	Wayne Savings Bancshares, Inc.	NASDAQ	MW	Wooster	OH	445	11	Dec	1/9/03	17.10	48
WCFB	WCF Bancorp, Inc.	NASDAQ	MW	Webster City	IA	124	2	Dec	8/15/94	10.15	26
WEBK	Wellesley Bancorp, Inc.	NASDAQ	NE	Wellesley	MA	732	6	Dec	1/26/12	25.05	62
WBB	Westbury Bancorp, Inc.	NASDAQ	MW	West Bend	WI	796	8	Sep	4/10/13	20.05	80
WNEB	Western New England Bancorp, Inc.	NASDAQ	NE	Westfield	MA	2,073	23	Dec	1/4/07	9.60	298
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	6,822	64	Dec	11/26/86	43.65	1,371
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	352	6	Jun	11/29/93	15.90	32
CFBI	Community First Bancshares, Inc. (MHC)	NASDAQ	SE	Covington	GA	278	3	Sep	4/27/17	12.67	96
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	MA	Catskill	NY	982	15	Jun	12/30/98	24.25	206
HONE	HarborOne Bancorp, Inc. (MHC)	NASDAQ	NE	Brockton	MA	2,632	17	Dec	6/29/16	17.95	577
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	MW	Frankfort	KY	305	7	Jun	3/3/05	9.80	83
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	MA	Dunkirk	NY	505	11	Dec	4/4/06	15.70	96
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	MA	New Brunswick	NJ	588	7	Sep	1/24/06	12.45	72
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SE	Seneca	SC	481	7	Jun	1/14/11	28.54	165
PVBC	Provident Bancorp, Inc. (MHC)	NASDAQ	NE	Amesbury	MA	883	8	Dec	7/15/15	20.95	202
TFSL	TFS Financial Corporation (MHC)	NASDAQ	MW	Cleveland	OH	13,526	38	Sep	4/23/07	15.13	4,258

Source: SNL Financial, LC.

EXHIBIT III-2

SSB Bank

Public Market Pricing of Publicly-Traded Institutions-

$750 Million in Assets or Less

Exhibit III-2

Public Market Pricing Versus Peer Group

As of August 18, 2017

				Market		Per Share Data
				Capitalization		Core	Book
				Price/	Market	12 Month	Value/	Pricing Ratios(3)
				Share(1)	Value	EPS(2)	Share	P/E		P/B	P/A	P/TB	P/Core
				($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)

Comparable Group
Averages				$17.62	$35.55	$0.83	$18.57	17.83	x	106.88%	12.82%	107.34%	18.10	x
Medians				$15.65	$29.42	$0.47	$15.98	16.89	x	96.87%	11.87%	98.10%	16.87	x

Comparable Group
BCTF	Bancorp 34, Inc.		NM	$14.00	$48.13	$1.48	$14.83	9.57	x	94.38%	14.21%	94.85%	9.48	x
BYBK	Bay Bancorp, Inc.		MD	$8.50	$91.07	$0.34	$6.47	28.17	x	130.65%	14.01%	135.74%	25.21	x
BYFC	Broadway Financial Corporation		CA	$2.49	$68.35	$0.14	$1.73	15.13	x	139.73%	15.25%	139.73%	17.60	x
CARV	Carver Bancorp, Inc.	(7)	NY	$2.81	$10.39	$(0.64)	$1.71	NM		163.61%	1.58%	163.61%	NM
CWAY	Coastway Bancorp, Inc.		RI	$19.85	$87.19	$0.81	$15.89	24.51	x	124.89%	12.90%	124.89%	24.51	x
EFBI	Eagle Financial Bancorp, Inc.		OH	$16.02	$25.84	NA	NA	NM		NA	NA	NA	NM
ESBK	Elmira Savings Bank		NY	$20.00	$66.22	$1.26	$16.77	16.20	x	120.75%	11.88%	155.21%	16.13	x
EQFN	Equitable Financial Corp.	(7)	NE	$10.20	$35.01	$0.35	$10.44	29.41	x	95.80%	14.23%	95.80%	28.83	x
FSBC	FSB Bancorp, Inc.		NY	$15.15	$29.40	$0.52	$16.56	28.77	x	92.09%	10.17%	92.09%	29.43	x
HBK	Hamilton Bancorp, Inc.		MD	$14.50	$49.46	$(0.02)	$17.76	NM		81.63%	9.59%	96.38%	NM
HMNF	HMN Financial, Inc.		MN	$17.80	$80.06	$1.12	$17.50	16.04	x	101.69%	11.04%	103.28%	15.85	x
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	$26.50	$51.76	$1.91	$23.68	13.87	x	111.92%	12.13%	111.92%	13.87	x
HVBC	HV Bancorp, Inc.		PA	$14.40	$31.42	NA	NA	25.71	x	101.13%	NA	101.13%	NM
IROQ	IF Bancorp, Inc.	(7)	IL	$20.02	$78.88	$1.12	$21.12	16.96	x	94.80%	13.34%	94.80%	17.79	x
JXSB	Jacksonville Bancorp, Inc.		IL	$30.10	$54.57	$1.53	$27.07	17.92	x	111.19%	16.25%	117.73%	19.70	x
MELR	Melrose Bancorp, Inc.		MA	$17.73	$46.13	$0.38	$17.02	22.16	x	104.15%	15.68%	104.15%	NM
MSBF	MSB Financial Corp.		NJ	$17.20	$99.00	$0.37	$13.07	NM		131.59%	19.46%	131.59%	NM
OTTW	Ottawa Bancorp, Inc.		IL	$13.70	$47.50	$0.44	$15.19	32.28	x	90.58%	19.96%	92.29%	31.32	x
PBBI	PB Bancorp, Inc.	(7)	CT	$10.30	$80.66	$0.22	$10.72	NM		95.60%	15.72%	104.17%	NM
PBSK	Poage Bankshares, Inc.		KY	$18.25	$64.28	$0.47	$18.80	NM		97.10%	14.05%	100.30%	NM
RNDB	Randolph Bancorp, Inc.		MA	$14.68	$86.15	$0.11	$14.20	NM		103.37%	16.96%	NA	NM
UCBA	United Community Bancorp		IN	$19.00	$79.91	$0.82	$16.95	22.62	x	112.09%	14.88%	116.53%	23.09	x
WAYN	Wayne Savings Bancshares, Inc.		OH	$17.10	$47.57	$0.80	$15.11	21.38	x	113.14%	10.69%	117.96%	21.38	x
WCFB	WCF Bancorp, Inc.		IA	$10.15	$26.00	$(0.01)	$11.33	NM		89.38%	20.89%	NA	NM
WEBK	Wellesley Bancorp, Inc.		MA	$25.05	$62.37	$1.36	$23.16	18.42	x	108.16%	8.52%	108.16%	18.42	x
WVFC	WVS Financial Corp.		PA	$15.90	$31.93	NA	$16.45	18.27	x	96.65%	9.08%	96.65%	NM

				Dividends(4)			Financial Characteristics(6)
				Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
				Share	Yield	Ratio(5)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
				($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

Comparable Group
Averages				$0.36	1.44%	64.25%	$284	12.62%	12.28%	1.56%	0.50%	4.95%	0.49%	4.93%
Medians				$0.24	1.33%	33.29%	$234	11.25%	10.98%	1.64%	0.50%	4.35%	0.48%	4.06%

Comparable Group
BCTF	Bancorp 34, Inc.		NM	$0.59	0.00%	NA	$339	15.05%	14.99%	1.73%	1.52%	11.95%	1.53%	12.06%
BYBK	Bay Bancorp, Inc.		MD	$0.00	0.00%	NA	$646	10.72%	10.36%	2.17%	0.57%	5.34%	0.64%	5.92%
BYFC	Broadway Financial Corporation		CA	$0.04	0.00%	NA	$435	10.92%	10.92%	2.45%	1.00%	9.19%	0.87%	8.06%
CARV	Carver Bancorp, Inc.	(7)	NY	$0.00	0.00%	NA	$699	7.36%	7.36%	2.41%	-0.28%	-3.76%	-0.30%	-3.91%
CWAY	Coastway Bancorp, Inc.		RI	NA	NA	NA	$676	10.33%	10.33%	1.96%	0.52%	4.78%	0.52%	4.78%
EFBI	Eagle Financial Bancorp, Inc.		OH	NA	NA	NA	$129	10.70%	10.70%	0.88%	NA	6.31%	NA	6.31%
ESBK	Elmira Savings Bank		NY	$0.92	4.54%	55.20%	$574	11.37%	9.42%	NA	0.78%	7.65%	0.78%	7.77%
EQFN	Equitable Financial Corp.	(7)	NE	NA	NA	NA	$241	14.85%	14.85%	NA	0.50%	3.23%	0.51%	3.30%
FSBC	FSB Bancorp, Inc.		NY	NA	NA	NA	$291	11.05%	11.05%	0.01%	0.37%	3.31%	0.36%	3.24%
HBK	Hamilton Bancorp, Inc.		MD	NA	NA	NA	$516	11.74%	10.13%	0.89%	-0.04%	-0.35%	-0.02%	-0.15%
HMNF	HMN Financial, Inc.		MN	$0.00	0.00%	NA	$725	10.86%	10.71%	0.75%	0.79%	6.97%	0.80%	7.06%
HFBL	Home Federal Bancorp, Inc. of Louisiana		LA	$0.48	1.81%	20.42%	$427	10.84%	10.84%	NA	0.90%	7.78%	0.90%	7.78%
HVBC	HV Bancorp, Inc.		PA	NA	NA	NA	$217	14.50%	14.50%	NA	0.28%	2.70%	NA	NA
IROQ	IF Bancorp, Inc.	(7)	IL	$0.16	0.80%	13.56%	$591	14.07%	14.07%	0.67%	0.75%	5.27%	0.71%	5.02%
JXSB	Jacksonville Bancorp, Inc.		IL	$0.40	1.33%	23.81%	$336	14.61%	13.92%	1.06%	0.94%	6.36%	0.86%	5.79%
MELR	Melrose Bancorp, Inc.		MA	NA	NA	NA	$294	15.06%	15.06%	NA	0.70%	4.35%	0.34%	2.09%
MSBF	MSB Financial Corp.		NJ	$0.00	0.00%	NA	$507	14.79%	14.79%	3.18%	0.46%	2.78%	0.46%	2.78%
OTTW	Ottawa Bancorp, Inc.		IL	$0.16	1.16%	28.16%	$239	22.03%	21.71%	NA	0.60%	3.24%	0.62%	3.34%
PBBI	PB Bancorp, Inc.	(7)	CT	$0.16	1.56%	53.85%	$511	16.44%	15.29%	NA	0.37%	2.24%	0.31%	1.84%
PBSK	Poage Bankshares, Inc.		KY	$0.24	1.32%	63.41%	$458	14.47%	14.07%	1.90%	0.32%	2.07%	0.37%	2.39%
RNDB	Randolph Bancorp, Inc.		MA	NA	NA	NA	$508	16.41%	NA	1.23%	-0.18%	-1.01%	0.13%	0.77%
UCBA	United Community Bancorp		IN	$0.40	2.11%	36.90%	$537	13.28%	12.84%	NA	0.65%	4.92%	0.63%	4.82%
WAYN	Wayne Savings Bancshares, Inc.		OH	$0.36	2.11%	45.00%	$445	9.44%	9.09%	NA	0.49%	5.30%	0.49%	5.30%
WCFB	WCF Bancorp, Inc.		IA	$0.20	1.97%	666.67%	$124	23.38%	NA	NA	0.05%	0.25%	-0.01%	-0.07%
WEBK	Wellesley Bancorp, Inc.		MA	$0.20	0.80%	9.56%	$732	7.87%	7.87%	NA	0.48%	5.87%	0.48%	5.87%
WVFC	WVS Financial Corp.		PA	$0.24	1.51%	29.89%	$352	9.40%	9.40%	NA	0.48%	4.92%	NA	NA

(1) Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3) Indicated 12 month dividend, based on last quarterly dividend declared.

(4) Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5) ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(7) Financial information is as of or for the twelve months ended December 31, 2013.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

EXHIBIT III-3

SSB Bank

Peer Group Summary Demographic and Deposit Market Share Data

Exhibit III-3

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2010-2017	2017-2022	2017	% State	Market
Institution	County	2010	2017	2022	% Change	% Change	.	Average	Share(1)

Randolph Bancorp, Inc.	Norfolk, MA	670,850	702,290	726,490	0.7%	0.7%	52,193	125.5%	1.58%
MSB Financial Corp.	Morris, NJ	492,276	500,642	507,646	0.2%	0.3%	54,973	136.6%	0.83%
Poage Bankshares, Inc.	Boyd, KY	49,542	47,886	47,255	-0.5%	-0.3%	26,760	102.8%	20.76%
Wayne Savings Bancshares, Inc.	Wayne, OH	114,520	116,591	118,259	0.3%	0.3%	25,572	87.0%	12.83%
Home Federal Bancorp, Inc. of Louisiana	Caddo, LA	254,969	249,365	247,969	-0.3%	-0.1%	26,018	96.3%	4.32%
WVS Financial Corp.	Allegheny, PA	1,223,348	1,229,961	1,235,805	0.1%	0.1%	35,897	112.1%	0.13%
Jacksonville Bancorp, Inc.	Morgan, IL	35,547	34,630	34,215	-0.4%	-0.2%	28,671	87.4%	26.52%
FSB Bancorp, Inc.	Monroe, NY	744,344	749,898	757,296	0.1%	0.2%	31,501	88.2%	1.63%
Melrose Bancorp, Inc.	Middlesex, MA	1,503,085	1,606,877	1,678,407	1.0%	0.9%	50,075	120.4%	0.39%
Equitable Financial Corp.	Hall, NE	58,607	62,331	64,882	0.9%	0.8%	24,469	81.5%	5.62%
	Averages:	514,709	530,047	541,822	0.2%	0.3%	35,613	103.8%	7.46%
	Medians:	373,623	375,004	377,808	0.2%	0.2%	30,086	99.5%	2.98%

SSB Bank	Allegheny, PA	1,223,348	1,229,961	1,235,805	0.1%	0.1%	35,897	112.1%	0.12%

(1)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2016.

Sources: SNL Financial LC, FDIC.

EXHIBIT IV-1

SSB Bank

Thrift Stock Prices: As of August 18, 2017

RP® Financial, LC.

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of August 18, 2017

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
BCTF	Bancorp 34, Inc.	NM	14.00	3,438	48.1	14.30	10.40	14.01	-0.10	30.34	11.20	1.46	1.48	14.83	14.76	98.55
BYBK	Bay Bancorp, Inc.	MD	8.50	10,714	91.1	8.50	5.14	7.75	9.68	58.29	28.79	NA	0.34	6.47	6.23	60.29
BNCL	Beneficial Bancorp, Inc.	PA	14.80	75,935	1,123.8	19.00	14.05	14.70	0.68	2.07	-19.57	0.48	0.48	13.58	11.31	76.76
BHBK	Blue Hills Bancorp, Inc.	MA	18.95	26,864	509.1	19.73	14.12	18.15	4.41	33.45	1.07	0.71	0.55	14.79	14.42	93.58
BOFI	BofI Holding, Inc.	CA	26.37	63,536	1,675.5	32.57	17.95	27.18	-2.98	40.27	-7.64	2.07	2.05	13.05	13.05	133.81
BYFC	Broadway Financial Corporation	CA	2.49	27,451	68.4	2.67	1.42	2.49	0.00	39.89	52.29	0.16	0.14	1.73	1.73	15.86
BLMT	BSB Bancorp, Inc.	MA	28.20	9,697	273.4	30.75	22.51	27.80	1.44	21.55	-2.59	1.55	1.54	17.52	17.52	244.50
CFFN	Capitol Federal Financial, Inc.	KS	13.40	138,213	1,852.1	17.04	13.21	13.50	-0.74	-5.17	-18.59	0.63	0.63	9.83	9.83	65.86
CARV	Carver Bancorp, Inc.	NY	2.81	3,696	10.4	6.61	2.76	3.03	-7.19	-34.04	-12.85	-0.62	-0.64	1.71	1.71	189.09
CHFN	Charter Financial Corporation	GA	16.31	15,112	246.5	21.11	12.51	16.39	-0.49	20.81	-2.16	1.04	1.08	14.03	11.92	97.94
CSBK	Clifton Bancorp Inc.	NJ	15.63	22,299	348.5	17.49	14.65	15.79	-1.01	4.55	-7.62	0.25	0.25	12.92	12.92	68.39
CWAY	Coastway Bancorp, Inc.	RI	19.85	4,392	87.2	20.82	12.73	19.80	0.25	54.60	26.84	0.81	0.81	15.89	15.89	153.84
DCOM	Dime Community Bancshares, Inc.	NY	18.65	37,447	698.4	22.48	16.10	18.95	-1.58	8.30	-7.21	0.93	1.14	15.41	13.93	167.12
EFBI	Eagle Financial Bancorp, Inc.	OH	16.02	1,613	25.8	18.36	14.50	15.75	1.71	NA	NA	NA	NA	NA	NA	79.96
ESBK	Elmira Savings Bank	NY	20.00	3,311	66.2	22.25	18.50	20.05	-0.25	3.90	-2.20	1.25	1.26	16.77	13.05	173.46
EQFN	Equitable Financial Corp.	NE	10.20	3,432	35.0	10.60	8.36	10.15	0.49	16.44	3.03	0.34	0.35	10.44	10.44	70.30
ESSA	ESSA Bancorp, Inc.	PA	14.50	11,596	168.1	16.91	12.93	14.56	-0.41	4.32	-7.76	0.63	0.62	15.57	14.21	152.11
FCAP	First Capital, Inc.	IN	31.34	3,338	104.6	34.50	26.58	31.50	-0.51	-4.71	-3.33	2.17	2.18	24.01	21.72	228.66
FBNK	First Connecticut Bancorp, Inc.	CT	23.70	15,945	377.9	27.50	16.51	23.45	1.07	43.03	4.64	1.16	1.15	16.86	16.86	187.65
FDEF	First Defiance Financial Corp.	OH	48.07	10,151	488.0	56.90	36.91	48.19	-0.25	8.29	-5.26	2.95	3.19	35.61	25.29	284.75
FNWB	First Northwest Bancorp	WA	15.95	11,902	189.8	17.24	12.82	15.46	3.17	18.41	2.24	0.46	0.42	14.93	14.93	91.38
FBC	Flagstar Bancorp, Inc.	MI	31.24	57,162	1,785.7	33.44	25.06	31.71	-1.48	12.41	15.96	2.62	2.34	24.63	24.28	279.30
FSBW	FS Bancorp, Inc.	WA	47.59	3,075	146.3	47.60	27.01	44.88	6.04	70.88	32.38	4.30	4.12	28.88	27.64	301.96
FSBC	FSB Bancorp, Inc.	NY	15.15	1,941	29.4	15.40	12.26	15.30	-0.98	21.69	6.69	0.53	0.52	16.56	16.56	150.01
HBK	Hamilton Bancorp, Inc.	MD	14.50	3,411	49.5	15.65	13.33	14.46	0.26	5.45	1.75	-0.06	-0.02	17.76	15.04	151.24
HIFS	Hingham Institution for Savings	MA	177.97	2,133	379.6	203.01	128.08	175.48	1.42	34.02	-9.56	11.45	11.43	81.05	81.05	989.81
HMNF	HMN Financial, Inc.	MN	17.80	4,498	80.1	18.70	13.58	17.70	0.56	28.52	1.71	1.11	1.12	17.50	17.24	161.24
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	26.50	1,953	51.8	29.89	22.31	26.75	-0.93	14.42	-1.34	1.91	1.91	23.68	23.68	218.43
HVBC	HV Bancorp, Inc.	PA	14.40	2,182	31.4	14.58	13.08	14.47	-0.48	NA	NA	NA	NA	NA	NA	99.34
IROQ	IF Bancorp, Inc.	IL	20.02	3,940	78.9	20.75	18.43	19.78	1.20	5.91	8.20	1.18	1.12	21.12	21.12	150.10
ISBC	Investors Bancorp, Inc.	NJ	12.90	307,412	3,965.6	15.11	11.58	13.06	-1.23	10.92	-7.53	0.65	0.65	10.23	9.95	79.10
JXSB	Jacksonville Bancorp, Inc.	IL	30.10	1,813	54.6	37.20	28.50	30.00	0.33	4.01	0.33	1.68	1.53	27.07	25.57	185.24
KRNY	Kearny Financial Corp.	NJ	14.10	84,351	1,189.3	16.10	13.40	14.10	0.00	4.14	-9.32	0.22	0.22	12.53	11.24	57.12
MLVF	Malvern Bancorp, Inc.	PA	23.20	6,573	152.5	26.15	15.95	23.70	-2.11	41.49	9.69	1.93	1.87	15.16	15.16	153.80
MELR	Melrose Bancorp, Inc.	MA	17.73	2,602	46.1	18.15	14.73	18.15	-2.33	18.18	-1.24	0.80	0.38	17.02	17.02	113.04
EBSB	Meridian Bancorp, Inc.	MA	17.10	53,919	922.0	20.55	15.06	17.05	0.29	10.97	-9.52	0.80	0.73	11.68	11.43	88.79
CASH	Meta Financial Group, Inc.	SD	69.30	9,350	648.0	106.90	56.51	70.80	-2.12	20.82	-32.65	5.30	6.37	46.01	28.52	429.91
MSBF	MSB Financial Corp.	NJ	17.20	5,756	99.0	18.00	13.05	17.20	0.00	29.91	17.01	0.37	0.37	13.07	13.07	88.10
NYCB	New York Community Bancorp, Inc.	NY	11.94	489,072	5,839.5	17.68	11.92	12.22	-2.29	-16.91	-24.95	0.92	0.89	12.74	7.76	98.86
NFBK	Northfield Bancorp, Inc.	NJ	15.70	48,855	767.0	20.59	14.88	15.86	-1.01	-0.13	-21.38	0.73	0.74	13.07	12.25	79.00
NWBI	Northwest Bancshares, Inc.	PA	15.43	102,495	1,581.5	19.10	14.95	15.42	0.06	1.58	-14.42	0.85	0.88	11.68	8.40	92.68
OCFC	OceanFirst Financial Corp.	NJ	24.51	32,531	797.3	30.70	18.99	25.10	-2.35	28.32	-18.38	1.16	1.59	18.05	13.19	159.92
ORIT	Oritani Financial Corp.	NJ	16.00	45,992	735.9	19.00	15.35	16.15	-0.93	0.76	-14.67	1.10	1.00	12.16	12.16	89.96
OTTW	Ottawa Bancorp, Inc.	IL	13.70	3,467	47.5	14.00	10.65	13.75	-0.36	28.19	7.62	0.43	0.44	15.19	14.91	68.94
PBHC	Pathfinder Bancorp, Inc.	NY	15.35	4,264	65.4	16.00	12.00	15.15	1.30	25.82	13.79	0.84	0.74	14.32	13.21	190.26
PBBI	PB Bancorp, Inc.	CT	10.30	7,831	80.7	10.85	8.46	10.32	-0.15	20.47	4.08	0.26	0.22	10.72	9.84	65.29
PCSB	PCSB Financial Corporation	NY	17.26	18,165	313.5	17.95	15.76	17.21	0.29	NA	NA	NA	NA	15.41	15.04	78.53
PBSK	Poage Bankshares, Inc.	KY	18.25	3,522	64.3	20.90	17.20	18.35	-0.54	-1.35	-2.93	0.41	0.47	18.80	18.20	129.95
PROV	Provident Financial Holdings, Inc.	CA	18.85	7,714	145.4	20.66	17.68	19.10	-1.31	-3.48	-6.78	0.64	0.72	16.62	16.62	155.64
PFS	Provident Financial Services, Inc.	NJ	24.54	66,755	1,638.2	28.92	20.53	24.44	0.41	18.09	-13.29	1.46	1.48	19.32	NA	142.90
PBIP	Prudential Bancorp, Inc.	PA	17.88	9,008	161.1	18.74	14.31	18.27	-2.13	24.69	4.44	0.22	0.44	14.90	14.02	96.66
RNDB	Randolph Bancorp, Inc.	MA	14.68	5,869	86.2	16.50	12.50	14.79	-0.74	15.05	-8.93	-0.16	0.11	14.20	NA	86.55
RVSB	Riverview Bancorp, Inc.	WA	7.85	22,527	176.8	8.16	4.91	7.80	0.64	55.75	12.14	0.37	0.41	5.06	3.80	49.95
SVBI	Severn Bancorp, Inc.	MD	7.20	12,137	87.4	8.08	6.25	7.15	0.70	10.01	-8.86	0.25	0.25	7.14	7.11	63.89
SIFI	SI Financial Group, Inc.	CT	14.05	12,232	171.9	16.45	12.30	14.75	-4.75	5.32	-8.77	1.06	0.76	13.82	12.42	130.52
TBNK	Territorial Bancorp Inc.	HI	28.25	9,830	277.7	34.00	27.73	28.92	-2.32	0.57	-13.98	1.82	1.79	23.95	23.95	195.73
TSBK	Timberland Bancorp, Inc.	WA	26.75	7,359	196.8	27.69	15.00	26.22	2.02	76.57	29.48	1.81	1.82	14.77	14.00	126.52
TRST	TrustCo Bank Corp NY	NY	7.80	96,102	749.6	9.00	6.60	7.75	0.65	9.86	-10.86	0.47	0.46	4.66	4.65	51.20
UCBA	United Community Bancorp	IN	19.00	4,206	79.9	19.40	14.61	18.65	1.88	28.03	13.77	0.84	0.82	16.95	16.30	127.66
UBNK	United Financial Bancorp, Inc.	CT	16.86	50,792	856.4	18.66	13.32	16.96	-0.59	25.35	-7.16	1.16	1.20	13.38	11.01	135.38
WSBF	Waterstone Financial, Inc.	WI	17.60	29,555	520.2	20.40	16.05	17.65	-0.28	4.33	-4.35	1.06	1.06	13.81	13.78	63.82
WAYN	Wayne Savings Bancshares, Inc.	OH	17.10	2,782	47.6	18.75	13.25	16.96	0.83	29.06	3.64	0.80	0.80	15.11	14.50	160.04
WCFB	WCF Bancorp, Inc.	IA	10.15	2,562	26.0	11.62	8.15	10.15	0.00	18.02	1.50	0.03	-0.01	11.33	NA	48.48
WEBK	Wellesley Bancorp, Inc.	MA	25.05	2,490	62.4	28.25	20.86	26.06	-3.86	17.06	-9.73	1.36	1.36	23.16	23.16	294.13
WBB	Westbury Bancorp, Inc.	WI	20.05	3,978	79.8	23.00	19.00	20.04	0.05	3.40	-3.14	0.79	0.73	20.04	20.04	200.07
WNEB	Western New England Bancorp, Inc.	MA	9.60	31,070	298.3	10.95	7.41	9.50	1.05	26.32	2.67	0.40	0.50	8.08	7.55	66.73
WSFS	WSFS Financial Corporation	DE	43.65	31,418	1,371.4	50.55	31.90	43.30	0.81	15.97	-5.83	2.20	2.36	22.99	16.98	217.15
WVFC	WVS Financial Corp.	PA	15.90	2,009	31.9	16.85	11.60	16.10	-1.25	32.49	7.97	0.87	NA	16.45	16.45	175.04

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	12.67	7,538	95.5	15.00	11.52	12.95	-2.16	NA	NA	NA	NA	10.15	10.15	36.84

RP® Financial, LC.

Exhibit IV-1A

Weekly Thrift Market Line - Part One

Prices As of August 18, 2017

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Companies
GCBC	Greene County Bancorp, Inc. (MHC)	NY	24.25	8,503	206.2	29.00	16.49	24.25	0.00	43.49	5.90	1.31	NA	9.82	9.82	115.53
HONE	HarborOne Bancorp, Inc. (MHC)	MA	17.95	32,121	576.6	22.29	13.97	18.32	-2.02	28.21	-7.19	0.39	0.39	10.48	10.06	81.94
KFFB	Kentucky First Federal Bancorp (MHC)	KY	9.80	8,440	82.7	10.15	8.00	9.75	0.47	16.61	9.00	0.14	0.14	7.96	6.25	36.17
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.70	6,102	95.8	16.59	13.08	15.86	-1.04	17.43	-3.49	0.46	0.42	12.69	12.69	82.74
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	12.45	5,821	72.5	14.95	9.90	13.18	-5.54	25.63	3.75	0.22	0.22	8.35	8.35	100.94
OFED	Oconee Federal Financial Corp. (MHC)	SC	28.54	5,774	164.8	29.00	19.75	26.69	6.93	42.55	21.45	0.95	NA	NA	NA	83.36
PVBC	Provident Bancorp, Inc. (MHC)	MA	20.95	9,633	201.8	24.65	14.96	20.80	0.72	31.18	17.04	0.75	0.67	11.83	11.83	91.68
TFSL	TFS Financial Corporation (MHC)	OH	15.13	281,446	4,258.3	19.89	14.86	14.99	0.93	-18.96	-20.54	0.31	NA	5.95	5.92	48.06

Under Acquisition
ANCB	Anchor Bancorp	WA	25.15	2,505	63.0	27.50	23.70	25.35	-0.79	-1.81	-7.54	0.97	1.08	26.29	26.29	184.66
ASBB	ASB Bancorp, Inc.	NC	43.75	3,788	165.7	46.00	24.80	42.45	3.06	71.51	47.06	0.32	1.82	25.41	25.41	211.56
AF	Astoria Financial Corporation	NY	19.07	101,718	1,939.8	21.66	14.11	19.24	-0.88	29.29	2.25	0.58	0.62	15.82	14.00	139.09
BKMU	Bank Mutual Corporation	WI	9.15	45,932	420.3	10.20	7.53	9.35	-2.14	20.24	-3.17	0.36	0.36	6.33	6.33	59.01
SBCP	Sunshine Bancorp, Inc.	FL	21.46	8,027	172.2	23.73	14.00	22.68	-5.38	48.61	25.20	0.39	0.77	14.52	11.76	119.09
WBKC	Wolverine Bancorp, Inc.	MI	39.69	2,106	83.6	41.12	26.14	39.07	1.60	53.54	25.60	2.40	2.40	29.54	29.54	0.00

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of August 18, 2017

			Key Financial Ratios						Asset Quality Ratios
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Companies
BCTF	Bancorp 34, Inc.	NM	15.05	14.99	1.52	11.95	1.53	12.06	1.73	49.76
BYBK	Bay Bancorp, Inc.	MD	10.72	10.36	0.57	5.34	0.64	5.92	2.17	28.01
BNCL	Beneficial Bancorp, Inc.	PA	17.67	15.17	0.62	3.48	0.62	3.46	NA	NA
BHBK	Blue Hills Bancorp, Inc.	MA	15.80	15.47	0.71	4.32	0.55	3.33	0.52	153.34
BOFI	BofI Holding, Inc.	CA	9.81	9.81	1.68	17.70	1.66	17.54	NA	NA
BYFC	Broadway Financial Corporation	CA	10.92	10.92	1.00	9.19	0.87	8.06	2.45	39.76
BLMT	BSB Bancorp, Inc.	MA	7.16	7.16	0.65	8.76	0.65	8.72	0.26	244.44
CFFN	Capitol Federal Financial, Inc.	KS	14.93	14.93	0.75	6.07	0.75	6.07	0.56	17.23
CARV	Carver Bancorp, Inc.	NY	7.36	7.36	-0.28	-3.76	-0.30	-3.91	2.41	29.47
CHFN	Charter Financial Corporation	GA	14.33	12.43	1.08	7.60	1.12	7.89	0.57	164.73
CSBK	Clifton Bancorp Inc.	NJ	18.89	18.89	0.37	1.70	0.37	1.70	0.39	131.48
CWAY	Coastway Bancorp, Inc.	RI	10.33	10.33	0.52	4.78	0.52	4.78	1.96	21.16
DCOM	Dime Community Bancshares, Inc.	NY	9.28	8.46	0.58	6.09	0.71	7.40	0.21	183.82
EFBI	Eagle Financial Bancorp, Inc.	OH	10.70	10.70	NA	6.31	NA	6.31	0.88	108.09
ESBK	Elmira Savings Bank	NY	11.37	9.42	0.78	7.65	0.78	7.77	NA	NA
EQFN	Equitable Financial Corp.	NE	14.85	14.85	0.50	3.23	0.51	3.30	NA	NA
ESSA	ESSA Bancorp, Inc.	PA	10.24	9.42	0.39	3.86	0.39	3.82	1.20	50.45
FCAP	First Capital, Inc.	IN	10.52	9.61	0.97	9.34	0.97	9.40	0.98	99.55
FBNK	First Connecticut Bancorp, Inc.	CT	8.98	8.98	0.63	6.87	0.63	6.80	0.72	102.68
FDEF	First Defiance Financial Corp.	OH	12.50	9.21	1.07	8.91	1.16	9.64	1.44	63.39
FNWB	First Northwest Bancorp	WA	16.34	16.34	0.48	2.81	0.44	2.54	NA	NA
FBC	Flagstar Bancorp, Inc.	MI	8.82	8.70	1.05	11.22	0.92	9.88	0.58	168.67
FSBW	FS Bancorp, Inc.	WA	9.57	9.19	1.53	16.01	1.46	15.32	0.09	NM
FSBC	FSB Bancorp, Inc.	NY	11.05	11.05	0.37	3.31	0.36	3.24	0.01	NM
HBK	Hamilton Bancorp, Inc.	MD	11.74	10.13	-0.04	-0.35	-0.02	-0.15	0.89	57.71
HIFS	Hingham Institution for Savings	MA	8.19	8.19	1.24	15.31	1.24	15.28	0.27	199.47
HMNF	HMN Financial, Inc.	MN	10.86	10.71	0.79	6.97	0.80	7.06	0.75	208.06
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	10.84	10.84	0.90	7.78	0.90	7.78	NA	NA
HVBC	HV Bancorp, Inc.	PA	14.50	14.50	0.28	2.70	NA	NA	NA	NA
IROQ	IF Bancorp, Inc.	IL	14.07	14.07	0.75	5.27	0.71	5.02	0.67	139.99
ISBC	Investors Bancorp, Inc.	NJ	12.97	12.67	0.81	5.98	0.82	6.03	0.80	121.66
JXSB	Jacksonville Bancorp, Inc.	IL	14.61	13.92	0.94	6.36	0.86	5.79	1.06	86.21
KRNY	Kearny Financial Corp.	NJ	21.94	20.14	0.40	1.68	0.41	1.69	NA	NA
MLVF	Malvern Bancorp, Inc.	PA	9.86	9.86	1.41	13.08	1.37	12.68	0.31	250.62
MELR	Melrose Bancorp, Inc.	MA	15.06	15.06	0.70	4.35	0.34	2.09	NA	191.98
EBSB	Meridian Bancorp, Inc.	MA	13.09	12.84	0.95	6.81	0.87	6.24	0.51	176.12
CASH	Meta Financial Group, Inc.	SD	10.70	6.92	1.30	13.09	1.56	15.70	0.03	NM
MSBF	MSB Financial Corp.	NJ	14.79	14.79	0.46	2.78	0.46	2.78	3.18	30.56
NYCB	New York Community Bancorp, Inc.	NY	13.93	9.36	0.93	7.31	0.90	7.06	0.19	183.39
NFBK	Northfield Bancorp, Inc.	NJ	16.54	15.67	0.88	5.41	0.89	5.50	0.71	96.06
NWBI	Northwest Bancshares, Inc.	PA	12.60	9.39	0.92	7.48	0.96	7.76	1.08	64.99
OCFC	OceanFirst Financial Corp.	NJ	11.29	8.51	0.73	6.80	1.00	9.32	1.14	32.86
ORIT	Oritani Financial Corp.	NJ	13.52	13.52	1.24	8.98	1.12	8.13	NA	NA
OTTW	Ottawa Bancorp, Inc.	IL	22.03	21.71	0.60	3.24	0.62	3.34	NA	NA
PBHC	Pathfinder Bancorp, Inc.	NY	7.58	7.04	0.47	5.96	0.42	5.29	1.21	68.36
PBBI	PB Bancorp, Inc.	CT	16.44	15.29	0.37	2.24	0.31	1.84	NA	NA
PCSB	PCSB Financial Corporation	NY	19.62	19.24	0.25	2.41	0.40	3.92	NA	NA
PBSK	Poage Bankshares, Inc.	KY	14.47	14.07	0.32	2.07	0.37	2.39	1.90	33.56
PROV	Provident Financial Holdings, Inc.	CA	10.68	10.68	0.43	3.94	0.49	4.44	NA	NA
PFS	Provident Financial Services, Inc.	NJ	13.46	NA	0.99	7.40	0.99	7.40	0.81	89.54
PBIP	Prudential Bancorp, Inc.	PA	15.41	14.64	0.24	1.38	0.49	2.81	2.01	23.47
RNDB	Randolph Bancorp, Inc.	MA	16.41	NA	-0.18	-1.01	0.13	0.77	1.23	56.98
RVSB	Riverview Bancorp, Inc.	WA	10.12	7.80	0.81	7.45	0.90	8.26	0.84	115.45
SVBI	Severn Bancorp, Inc.	MD	11.58	11.55	0.52	4.55	0.52	4.55	2.83	36.92
SIFI	SI Financial Group, Inc.	CT	10.59	9.61	0.81	7.66	0.58	5.48	0.98	83.40
TBNK	Territorial Bancorp Inc.	HI	12.24	12.24	0.91	7.41	0.90	7.28	0.27	56.53
TSBK	Timberland Bancorp, Inc.	WA	11.67	11.13	1.46	13.21	1.47	13.32	1.01	177.44
TRST	TrustCo Bank Corp NY	NY	9.09	9.08	0.93	10.27	0.92	10.20	0.86	114.62
UCBA	United Community Bancorp	IN	13.28	12.84	0.65	4.92	0.63	4.82	NA	NA
UBNK	United Financial Bancorp, Inc.	CT	9.88	8.27	0.89	8.94	0.92	9.26	0.76	89.80
WSBF	Waterstone Financial, Inc.	WI	21.63	21.60	1.65	7.16	1.66	7.18	1.03	99.37
WAYN	Wayne Savings Bancshares, Inc.	OH	9.44	9.09	0.49	5.30	0.49	5.30	NA	NA
WCFB	WCF Bancorp, Inc.	IA	23.38	NA	0.05	0.25	-0.01	-0.07	NA	109.69
WEBK	Wellesley Bancorp, Inc.	MA	7.87	7.87	0.48	5.87	0.48	5.87	NA	NA
WBB	Westbury Bancorp, Inc.	WI	10.03	10.03	0.41	3.87	0.38	3.57	0.20	375.13
WNEB	Western New England Bancorp, Inc.	MA	12.12	11.40	0.61	5.22	0.73	6.24	NA	65.46
WSFS	WSFS Financial Corporation	DE	10.59	8.05	1.07	10.17	1.14	10.91	0.86	70.82
WVFC	WVS Financial Corp.	PA	9.40	9.40	0.48	4.92	NA	NA	NA	NA

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	27.54	27.54	NA	NA	NA	NA	NA	NA

			Pricing Ratios					Dividend Data (6)
			Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
BCTF	Bancorp 34, Inc.	NM	9.57	94.38	14.21	94.85	9.48	0.59	0.00	NM
BYBK	Bay Bancorp, Inc.	MD	28.33	131.43	14.09	136.54	25.36	0.00	0.00	NM
BNCL	Beneficial Bancorp, Inc.	PA	30.83	108.99	19.26	130.88	31.00	0.24	1.62	50.00
BHBK	Blue Hills Bancorp, Inc.	MA	26.69	128.11	20.25	131.45	34.54	0.20	1.06	46.48
BOFI	BofI Holding, Inc.	CA	12.74	202.06	19.72	202.06	12.86	NA	NA	NM
BYFC	Broadway Financial Corporation	CA	15.56	143.77	15.70	143.77	18.11	0.04	0.00	NM
BLMT	BSB Bancorp, Inc.	MA	18.19	160.98	11.53	160.98	18.28	NA	NA	NM
CFFN	Capitol Federal Financial, Inc.	KS	21.27	136.28	20.34	136.28	21.27	0.34	2.54	139.68
CARV	Carver Bancorp, Inc.	NY	NM	164.78	1.59	164.78	NM	0.00	0.00	NM
CHFN	Charter Financial Corporation	GA	15.68	116.22	16.65	136.88	15.10	0.28	1.72	24.04
CSBK	Clifton Bancorp Inc.	NJ	62.52	120.95	22.85	120.95	62.40	0.24	1.54	196.00
CWAY	Coastway Bancorp, Inc.	RI	24.51	124.89	12.90	124.89	24.51	NA	NA	NM
DCOM	Dime Community Bancshares, Inc.	NY	20.05	121.05	11.23	133.89	16.39	0.56	3.00	60.22
EFBI	Eagle Financial Bancorp, Inc.	OH	NA	NA	NA	NA	NA	NA	NA	NA
ESBK	Elmira Savings Bank	NY	16.00	119.26	11.73	153.29	15.93	0.92	4.60	55.20
EQFN	Equitable Financial Corp.	NE	30.00	97.71	14.51	97.71	29.40	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	PA	23.02	93.10	9.53	102.03	23.25	0.36	2.48	57.14
FCAP	First Capital, Inc.	IN	14.44	130.51	13.71	144.30	14.36	0.84	2.68	29.03
FBNK	First Connecticut Bancorp, Inc.	CT	20.43	140.55	12.63	140.55	20.63	0.48	2.03	34.48
FDEF	First Defiance Financial Corp.	OH	16.29	134.98	16.88	190.06	15.06	1.00	2.08	32.88
FNWB	First Northwest Bancorp	WA	34.67	106.82	17.45	106.82	38.42	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MI	11.92	126.83	11.19	128.65	13.37	0.00	0.00	NM
FSBW	FS Bancorp, Inc.	WA	11.07	164.76	15.76	172.18	11.55	0.44	0.92	9.77
FSBC	FSB Bancorp, Inc.	NY	28.58	91.48	10.11	91.48	29.24	NA	NA	NM
HBK	Hamilton Bancorp, Inc.	MD	NM	81.63	9.59	96.38	NM	NA	NA	NM
HIFS	Hingham Institution for Savings	MA	15.54	219.58	17.98	219.58	15.57	1.28	0.72	13.97
HMNF	HMN Financial, Inc.	MN	16.04	101.69	11.04	103.28	15.85	0.00	0.00	NM
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	13.87	111.92	12.13	111.92	13.87	0.48	1.81	20.42
HVBC	HV Bancorp, Inc.	PA	25.71	101.13	NA	101.13	NA	NA	NA	NM
IROQ	IF Bancorp, Inc.	IL	16.96	94.80	13.34	94.80	17.79	0.16	0.80	13.56
ISBC	Investors Bancorp, Inc.	NJ	19.85	126.10	16.36	129.62	19.70	0.32	2.48	49.23
JXSB	Jacksonville Bancorp, Inc.	IL	17.92	111.19	16.25	117.73	19.70	0.40	1.33	23.81
KRNY	Kearny Financial Corp.	NJ	64.09	112.50	24.68	125.42	63.78	0.12	0.85	50.00
MLVF	Malvern Bancorp, Inc.	PA	12.02	153.00	15.08	153.00	12.39	0.11	0.00	NM
MELR	Melrose Bancorp, Inc.	MA	22.16	104.15	15.68	104.15	46.09	NA	NA	NM
EBSB	Meridian Bancorp, Inc.	MA	21.38	146.38	19.16	149.65	23.32	0.16	0.94	17.50
CASH	Meta Financial Group, Inc.	SD	13.08	150.61	16.12	242.96	10.88	0.52	0.75	9.81
MSBF	MSB Financial Corp.	NJ	46.49	131.59	19.46	131.59	46.49	0.00	0.00	NM
NYCB	New York Community Bancorp, Inc.	NY	12.98	93.69	12.20	153.83	13.45	0.68	5.70	73.91
NFBK	Northfield Bancorp, Inc.	NJ	21.51	120.13	19.87	128.15	21.13	0.32	2.04	43.84
NWBI	Northwest Bancshares, Inc.	PA	18.15	132.11	16.65	183.74	17.47	0.64	4.15	74.12
OCFC	OceanFirst Financial Corp.	NJ	21.13	135.75	15.33	185.85	15.45	0.60	2.45	51.72
ORIT	Oritani Financial Corp.	NJ	14.55	131.59	17.78	131.59	16.07	0.70	4.38	109.09
OTTW	Ottawa Bancorp, Inc.	IL	32.15	90.21	19.87	91.90	31.19	0.16	1.17	28.16
PBHC	Pathfinder Bancorp, Inc.	NY	18.27	107.18	8.07	116.17	20.86	0.21	1.37	24.11
PBBI	PB Bancorp, Inc.	CT	39.62	96.07	15.79	104.68	47.82	0.16	1.55	53.85
PCSB	PCSB Financial Corporation	NY	NA	112.04	21.98	114.77	NA	NA	NA	NA
PBSK	Poage Bankshares, Inc.	KY	44.51	97.10	14.05	100.30	38.47	0.24	1.32	63.41
PROV	Provident Financial Holdings, Inc.	CA	29.45	113.40	12.11	113.40	26.13	0.56	2.97	82.81
PFS	Provident Financial Services, Inc.	NJ	16.81	127.02	17.09	192.54	16.56	0.80	3.26	52.05
PBIP	Prudential Bancorp, Inc.	PA	NM	120.02	18.50	127.53	40.37	0.12	0.67	54.55
RNDB	Randolph Bancorp, Inc.	MA	NM	103.37	16.96	NA	131.95	NA	NA	NM
RVSB	Riverview Bancorp, Inc.	WA	21.22	155.24	15.72	206.68	19.15	0.09	1.15	22.30
SVBI	Severn Bancorp, Inc.	MD	28.80	100.85	11.31	101.24	28.80	0.00	0.00	NM
SIFI	SI Financial Group, Inc.	CT	13.25	101.63	10.76	113.14	18.59	0.20	1.42	17.92
TBNK	Territorial Bancorp Inc.	HI	15.52	117.94	14.43	117.94	15.80	0.80	2.83	59.34
TSBK	Timberland Bancorp, Inc.	WA	14.78	181.13	21.13	191.07	14.67	0.44	1.64	27.62
TRST	TrustCo Bank Corp NY	NY	16.67	167.41	15.22	167.61	16.78	0.26	3.37	56.09
UCBA	United Community Bancorp	IN	22.62	112.09	14.88	116.53	23.09	0.40	2.11	36.90
UBNK	United Financial Bancorp, Inc.	CT	14.53	125.97	12.45	153.12	14.04	0.48	2.85	41.38
WSBF	Waterstone Financial, Inc.	WI	16.60	127.49	27.58	127.68	16.56	0.48	2.73	88.68
WAYN	Wayne Savings Bancshares, Inc.	OH	21.38	113.14	10.69	117.96	21.38	0.36	2.11	45.00
WCFB	WCF Bancorp, Inc.	IA	NM	89.55	20.94	NA	NM	0.20	1.97	666.67
WEBK	Wellesley Bancorp, Inc.	MA	18.42	108.16	8.52	108.16	18.42	0.20	0.80	9.56
WBB	Westbury Bancorp, Inc.	WI	25.38	100.05	10.03	100.05	27.50	NA	NA	NM
WNEB	Western New England Bancorp, Inc.	MA	24.00	118.74	14.39	127.21	19.39	0.12	1.25	30.00
WSFS	WSFS Financial Corporation	DE	19.84	189.88	20.11	257.11	18.47	0.28	0.64	12.73
WVFC	WVS Financial Corp.	PA	18.27	96.65	9.08	96.65	NA	0.24	1.51	29.89

MHCs
CFBI	Community First Bancshares, Inc. (MHC)	GA	NA	124.86	34.39	124.86	NA	NA	NA	NA

Exhibit IV-1B

Weekly Thrift Market Line - Part Two

Prices As of August 18, 2017

			Key Financial Ratios						Asset Quality Ratios
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

Companies
GCBC	Greene County Bancorp, Inc. (MHC)	NY	8.50	8.50	1.22	14.23	NA	NA	NA	NA
HONE	HarborOne Bancorp, Inc. (MHC)	MA	12.79	12.34	0.51	3.76	0.51	3.78	1.70	39.39
KFFB	Kentucky First Federal Bancorp (MHC)	KY	22.03	18.14	0.37	1.63	0.36	1.57	NA	NA
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.33	15.33	0.57	3.57	0.52	3.26	0.90	75.25
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	8.28	8.28	0.22	2.69	0.22	2.69	NA	NA
OFED	Oconee Federal Financial Corp. (MHC)	SC	17.76	NA	1.14	6.53	NA	NA	NA	NA
PVBC	Provident Bancorp, Inc. (MHC)	MA	12.91	12.91	0.86	6.18	0.76	5.49	NA	NA
TFSL	TFS Financial Corporation (MHC)	OH	12.40	12.34	0.68	5.27	NA	NA	1.41	29.67

Under Acquisition
ANCB	Anchor Bancorp	WA	14.24	14.24	0.53	3.65	0.58	4.06	NA	NA
ASBB	ASB Bancorp, Inc.	NC	12.01	12.01	0.17	1.49	0.82	7.05	0.91	312.78
AF	Astoria Financial Corporation	NY	12.29	11.13	0.46	3.91	0.49	4.13	1.63	36.93
BKMU	Bank Mutual Corporation	WI	10.72	10.72	0.62	5.67	0.62	5.69	0.42	210.09
SBCP	Sunshine Bancorp, Inc.	FL	12.19	10.10	0.40	3.21	0.66	5.26	0.14	281.87
WBKC	Wolverine Bancorp, Inc.	MI	16.12	16.12	1.23	7.71	1.23	7.71	1.27	155.00

			Pricing Ratios					Dividend Data (6)
			Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Companies
GCBC	Greene County Bancorp, Inc. (MHC)	NY	18.51	246.87	20.99	246.87	NA	0.39	1.61	29.20
HONE	HarborOne Bancorp, Inc. (MHC)	MA	46.03	171.27	21.91	178.45	45.82	NA	NA	NM
KFFB	Kentucky First Federal Bancorp (MHC)	KY	69.96	123.00	27.10	156.83	72.56	0.40	4.08	285.71
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	34.13	123.77	18.97	123.77	37.33	0.32	2.04	67.39
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	56.59	149.04	12.33	149.04	56.59	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SC	30.04	194.41	NA	202.06	NA	0.40	1.40	42.11
PVBC	Provident Bancorp, Inc. (MHC)	MA	27.93	177.03	22.85	177.03	31.50	NA	NA	NM
TFSL	TFS Financial Corporation (MHC)	OH	48.81	254.21	31.53	255.70	NA	0.50	3.30	161.29

Under Acquisition
ANCB	Anchor Bancorp	WA	25.93	95.66	13.62	95.66	23.31	NA	NA	NM
ASBB	ASB Bancorp, Inc.	NC	NM	172.15	20.68	172.15	24.01	NA	NA	NM
AF	Astoria Financial Corporation	NY	32.88	120.54	13.84	136.21	30.87	0.16	0.84	27.59
BKMU	Bank Mutual Corporation	WI	25.42	144.61	15.50	144.61	25.35	0.22	2.40	61.11
SBCP	Sunshine Bancorp, Inc.	FL	55.03	147.75	18.01	182.45	27.75	NA	NA	NM
WBKC	Wolverine Bancorp, Inc.	MI	16.54	134.36	21.66	134.36	16.54	1.60	4.03	100.00

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: SNL Financial, LC. and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2017 by RP® Financial, LC.

EXHIBIT IV-2

SSB Bank

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

					SNL	SNL
				NASDAQ	Thrift	Bank
Year/Qtr. Ended		DJIA	S&P 500	Composite	Index	Index

2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3

2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8

2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 4	11577.5	1257.6	2652.9	592.2	290.1

2011:	Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
	Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
	Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
	Quarter 4	12217.6	1257.6	2605.2	481.4	221.3

2012:	Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
	Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
	Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
	Quarter 4	13104.1	1426.2	3019.5	565.8	292.7

2013:	Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
	Quarter 2	14909.6	1606.3	3404.3	625.3	346.7
	Quarter 3	15129.7	1681.6	3771.5	650.8	354.4
	Quarter 4	16576.7	1848.4	4176.6	706.5	394.4

2014:	Quarter 1	16457.7	1872.3	4199.0	718.9	410.8
	Quarter 2	16826.6	1960.2	4408.2	723.9	405.2
	Quarter 3	17042.9	1972.3	4493.4	697.7	411.0
	Quarter 4	17823.1	2058.9	4736.1	738.7	432.8

2015:	Quarter 1	17776.1	2067.9	4900.9	749.3	418.8
	Quarter 2	17619.5	2063.1	4986.9	795.7	448.4
	Quarter 3	16284.7	1920.0	4620.2	811.7	409.4
	Quarter 4	17425.0	2043.9	5007.4	809.1	431.5

2016:	Quarter 1	17685.1	2059.7	4869.9	788.1	381.4
	Quarter 2	17930.0	2098.9	4842.7	780.9	385.6
	Quarter 3	18308.2	2168.3	5312.0	827.2	413.7
	Quarter 4	19762.6	2238.8	5383.1	966.7	532.7

2017:	Quarter 1	20663.2	2362.7	5911.7	918.9	535.8
	Quarter 2	21349.6	2423.4	6140.4	897.1	552.4
As of August 18, 2017		21674.5	2425.6	6216.5	862.9	535.3

(1) End of period data.

Sources: SNL Financial and The Wall Street Journal.

EXHIBIT IV-3

SSB Bank

Historical Thrift Stock Indices

Index Values

Industry: Savings Bank/Thrift/Mutual

Geography: United States and Canada

		Last	Change (%)							Price / Earnings
	Close	Update	1 Day	1 Week	MTD	QTD	YTD	1 Year	3 Years	(x)
SNL Custom** Indexes
SNL Banking Indexes
SNL U.S. Bank and Thrift	515.18	8/11/2017	(0.68)	(3.41)	(2.54)	(2.46)	0.86	30.92	37.04	15.3
SNL U.S. Thrift	868.26	8/11/2017	(0.91)	(3.71)	(4.58)	(3.21)	(10.18)	7.13	23.13	24.2
SNL TARP Participants	81.87	8/11/2017	0.52	(3.58)	(3.72)	(1.98)	(10.82)	29.35	7.97	12.3
S&P 500 Bank	294.12	8/11/2017	(0.70)	(3.11)	(1.88)	(1.72)	3.47	35.20	38.17	NA
NASDAQ Bank	3,569.16	8/11/2017	(0.92)	(4.66)	(4.39)	(4.97)	(7.35)	23.47	43.19	NA
SNL Asset Size Indexes
SNL U.S. Thrift < $250M	1,315.83	8/11/2017	0.21	(0.57)	0.25	5.43	10.71	20.00	24.19	31.2
SNL U.S. Thrift $250M-$500M	6,243.68	8/11/2017	0.19	(0.45)	(0.70)	(1.31)	5.29	21.64	46.95	28.0
SNL U.S. Thrift < $500M	2,136.99	8/11/2017	0.20	(0.47)	(0.56)	(0.48)	5.89	21.74	47.19	28.3
SNL U.S. Thrift $500M-$1B	3,141.02	8/11/2017	(0.70)	(1.43)	(0.92)	(1.43)	12.82	35.60	75.71	27.0
SNL U.S. Thrift $1B-$5B	3,338.17	8/11/2017	(1.20)	(3.73)	(4.23)	(5.09)	(8.58)	17.05	46.74	27.1
SNL U.S. Thrift $5B-$10B	952.17	8/11/2017	(1.46)	(3.97)	(5.47)	(1.05)	(12.56)	12.94	28.12	19.2
SNL U.S. Thrift > $10B	149.95	8/11/2017	(0.46)	(4.03)	(4.94)	(3.82)	(12.81)	(3.55)	4.01	25.1
SNL Market Cap Indexes
SNL Micro Cap U.S. Thrift	1,086.90	8/11/2017	(0.45)	(0.92)	(0.64)	(0.27)	7.52	24.95	52.33	24.7
SNL Micro Cap U.S. Bank & Thrift	747.97	8/11/2017	(0.32)	(0.90)	(0.79)	(0.05)	10.32	28.50	53.80	18.3
SNL Small Cap U.S. Thrift	732.18	8/11/2017	(1.16)	(4.34)	(5.04)	(4.89)	(9.26)	17.89	44.72	21.3
SNL Small Cap U.S. Bank & Thrift	648.57	8/11/2017	(0.94)	(3.79)	(5.12)	(4.77)	(5.90)	24.55	52.50	19.4
SNL Mid Cap U.S. Thrift	341.69	8/11/2017	(0.82)	(3.39)	(4.33)	(1.67)	(8.88)	10.39	23.47	27.9
SNL Mid Cap U.S. Bank & Thrift	390.58	8/11/2017	(0.92)	(4.86)	(4.77)	(5.55)	(10.34)	17.80	36.71	18.9
SNL Large Cap U.S. Thrift	125.46	8/11/2017	(0.73)	(5.12)	(6.93)	(6.93)	(23.39)	(19.46)	(11.64)	13.3
SNL Large Cap U.S. Bank & Thrift	338.32	8/11/2017	(0.62)	(3.17)	(2.06)	(1.82)	3.03	33.36	35.97	14.5
SNL Geographic Indexes
SNL Mid-Atlantic U.S. Thrift	3,204.71	8/11/2017	(0.83)	(4.06)	(4.87)	(4.28)	(12.42)	6.40	13.88	22.5
SNL Midwest U.S. Thrift	2,949.63	8/11/2017	(0.86)	(3.63)	(4.74)	(3.74)	(12.73)	(3.48)	30.89	30.0
SNL New England U.S. Thrift	2,919.78	8/11/2017	(1.31)	(4.24)	(4.46)	(3.06)	(4.43)	24.68	52.75	23.4
SNL Southeast U.S. Thrift	411.07	8/11/2017	(0.66)	(2.68)	(4.07)	(3.23)	1.87	7.97	18.04	32.3
SNL Southwest U.S. Thrift	825.30	8/11/2017	0.04	(0.53)	(1.01)	(0.48)	4.71	21.55	41.42	11.9
SNL Western U.S. Thrift	142.40	8/11/2017	(1.16)	(0.44)	(1.90)	8.68	(1.28)	39.63	50.14	16.3
SNL Stock Exchange Indexes
SNL U.S. Thrift NYSE	132.56	8/11/2017	(0.50)	(4.63)	(6.01)	(4.61)	(11.73)	(0.43)	2.24	17.0
SNL U.S. Thrift NASDAQ	2,597.13	8/11/2017	(1.05)	(3.39)	(4.07)	(2.72)	(9.59)	10.49	33.03	26.7
SNL U.S. Thrift Pink	314.51	8/11/2017	0.49	0.45	0.47	1.40	8.29	19.87	51.39	20.9
SNL Other Indexes
SNL U.S. Thrift MHCs	5,406.99	8/11/2017	(1.28)	(4.00)	(5.26)	(3.94)	(16.35)	(10.31)	15.30	46.1
Broad Market Indexes
DJIA	21,858.32	8/11/2017	0.07	(1.06)	(0.15)	2.38	10.60	17.43	31.92	NA
S&P 500	2,441.32	8/11/2017	0.13	(1.43)	(1.17)	0.74	9.04	11.69	26.04	NA
S&P Mid-Cap	1,711.05	8/11/2017	0.19	(2.31)	(2.82)	(2.04)	3.04	9.68	23.48	NA
S&P Small-Cap	831.01	8/11/2017	(0.04)	(2.76)	(3.78)	(2.90)	(0.83)	11.53	26.34	NA

Source: S&P Global Market Intelligence | Page 1 of 2

Index Values

S&P 500 Financials	409.51	8/11/2017	(0.53)	(2.70)	(1.60)	(0.02)	5.95	27.14	35.84	NA
SNL U.S. Financial Institutions	890.55	8/11/2017	(0.49)	(2.83)	(1.93)	(0.49)	5.29	27.60	35.78	17.1
MSCI US IMI Financials	1,512.01	8/11/2017	(0.53)	(2.78)	(1.93)	(0.43)	4.75	25.53	35.61	NA
NASDAQ	6,256.56	8/11/2017	0.64	(1.50)	(1.44)	1.89	16.23	19.66	42.15	NA
NASDAQ Finl	4,101.53	8/11/2017	(0.41)	(3.06)	(2.68)	(1.50)	2.60	21.23	38.24	NA
NYSE	11,763.21	8/11/2017	(0.07)	(1.85)	(1.71)	0.01	6.39	8.56	9.70	NA
Russell 1000	1,351.33	8/11/2017	0.15	(1.49)	(1.26)	0.58	8.83	11.63	25.15	NA
Russell 2000	1,374.23	8/11/2017	0.12	(2.70)	(3.57)	(2.91)	1.26	11.81	20.34	NA
Russell 3000	1,441.34	8/11/2017	0.15	(1.58)	(1.44)	0.31	8.23	11.64	24.75	NA
S&P TSX Composite	15,119.91	8/14/2017	0.58	(0.90)	(0.16)	(0.41)	(1.10)	2.53	(1.12)	NA
MSCI AC World (USD)	471.33	8/11/2017	(0.26)	(1.62)	(1.31)	1.34	11.73	12.00	12.21	NA
MSCI World (USD)	1,937.73	8/11/2017	(0.13)	(1.53)	(1.19)	1.11	10.65	11.63	13.88	NA
Bermuda Royal Gazette/BSX	2,046.02	8/11/2017	0.11	(0.32)	(0.24)	1.19	6.35	52.81	46.93	NA

Intraday data is available for certain exchanges. In all cases, the data is at least 15 minutes delayed.

** - Non-publicly traded institutions and institutions outside of your current subscription are not included in custom indexes. Custom indexes including foreign institutions do not take into account currency translations. Data is as of the previous close.

All SNL indexes are market-value weighted; i.e., an institution's effect on an index is proportional to that institution's market capitalization.

Source: MSCI. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR	Midwest: IA, IN, IL, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI

New England: CT, ME, MA, NH, RI, VT	Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV

Southwest: CO, LA, NM, OK, TX, UT	West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Source: S&P Global Market Intelligence | Page 2 of 2

EXHIBIT IV-4

SSB Bank

Market Area Acquisition Activity

Exhibit IV-4

Pennsylvania Thrift Acquisitions 2005-Present

						Target Financials at Announcement
						Total			LTM	LTM	NPAs/	Rsrvs/
Announce	Complete					Assets	E/A	TE/A	ROAA	ROAE	Assets	NPLs
Date	Date	Buyer Short Name		Target Name		($000)	(%)	(%)	(%)	(%)	(%)	(%)

06/02/2016	01/01/2017	Prudential Bancorp Inc.	PA	Polonia Bancorp, Inc.	PA	287,731	13.02	13.02	-0.19	-1.40	NA	NA
04/04/2016	10/01/2016	DNB Financial Corp.	PA	East River Bank	PA	311,418	9.94	9.94	0.76	7.68	0.90	148.87
12/30/2015	04/30/2016	Emclaire Financial Corp.	PA	United-American Savings Bank	PA	90,717	8.73	8.73	0.75	8.87	1.26	37.63
12/08/2015	07/01/2016	Univest Corp. of Pennsylvania	PA	Fox Chase Bancorp, Inc.	PA	1,098,797	16.02	16.02	0.91	5.62	1.11	112.81
10/22/2015	04/14/2016	Beneficial Bancorp Inc	PA	Conestoga Bank	PA	719,013	8.70	8.70	0.59	6.75	0.92	133.46
09/03/2015	01/08/2016	NexTier Inc.	PA	Eureka Financial Corporation	PA	154,626	15.15	15.15	1.01	6.78	0.54	473.84
03/03/2015	10/09/2015	WSFS Financial Corp.	DE	Alliance Bancorp, Inc. of Pennsylvania	PA	420,829	15.79	15.79	0.60	3.82	2.24	54.85
10/29/2014	02/10/2015	WesBanco Inc.	WV	ESB Financial Corporation	PA	1,945,398	10.55	8.59	0.91	8.95	1.04	37.63
06/04/2014	10/24/2014	National Penn Bancshares Inc.	PA	TF Financial Corporation	PA	846,016	11.46	10.96	0.83	7.37	1.20	99.83
04/14/2014	10/31/2014	CB Financial Services Inc.	PA	FedFirst Financial Corporation	PA	323,283	15.78	15.48	0.64	3.81	1.47	73.07
12/20/2013	05/30/2014	Provident Financial Services	NJ	Team Capital Bank	PA	949,224	9.24	9.24	0.71	7.09	0.86	123.93
07/19/2012	11/30/2012	WesBanco Inc.	WV	Fidelity Bancorp, Inc.	PA	665,822	7.83	7.46	0.25	3.31	2.96	30.72
12/22/2011	07/31/2012	ESSA Bancorp Inc.	PA	First Star Bancorp, Inc.	PA	423,335	6.48	6.48	-0.41	-6.89	1.63	32.41
12/05/2011	04/03/2012	Beneficial Mutual Bncp (MHC)	PA	SE Financial Corp.	PA	306,871	8.26	8.26	0.09	1.11	3.67	29.79
06/15/2011	01/01/2012	F.N.B. Corp.	PA	Parkvale Financial Corporation	PA	1,801,292	6.88	5.42	-0.83	-12.20	2.04	69.38
01/26/2011	10/01/2011	Susquehanna Bancshares Inc.	PA	Abington Bancorp, Inc.	PA	1,247,098	16.99	16.99	0.61	3.60	3.18	26.68
12/15/2010	05/31/2011	Norwood Financial Corp.	PA	North Penn Bancorp, Inc.	PA	164,505	12.10	12.10	0.79	6.41	1.36	90.30
11/03/2009	07/01/2010	Bryn Mawr Bank Corp.	PA	First Keystone Financial, Inc.	PA	525,376	6.24	6.24	-0.58	-8.87	0.57	116.64
10/13/2008	01/30/2009	Banco Santander S.A.		Sovereign Bancorp, Inc.	PA	77,321,406	9.49	4.92	-2.94	-30.08	0.91	150.03
05/21/2008	12/05/2008	Harleysville National Corp.	PA	Willow Financial Bancorp, Inc.	PA	1,568,858	12.74	6.19	0.38	2.88	0.30	270.17
09/06/2007	02/01/2008	National Penn Bancshares Inc.	PA	KNBT Bancorp, Inc.	PA	2,888,789	12.19	7.90	0.68	5.56	0.15	407.84
04/27/2006	08/28/2006	First Commonwealth Financial	PA	Laurel Capital Group, Inc.	PA	314,295	8.85	7.94	0.64	7.17	0.21	298.95
04/13/2006	09/08/2006	Allegheny Valley Bancorp Inc.	PA	RSV Bancorp, Inc.	PA	77,741	12.81	12.81	0.67	6.52	0.32	168.29
09/06/2005	01/26/2006	National Penn Bancshares Inc.	PA	Nittany Financial Corp.	PA	326,517	7.23	6.73	1.20	18.48	NA	NA

				Average:		3,949,123	10.94	10.04	0.34	2.60	1.31	135.78
				Median:		474,356	10.25	8.71	0.64	5.59	1.08	106.32

						Deal Terms and Pricing at Announcement
						Deal	Value/					Prem/
Announce	Complete					Value	Share	P/B	P/TB	P/E	P/A	Cdeps
Date	Date	Buyer Short Name		Target Name		($M)	($)	(%)	(%)	(x)	(%)	(%)

06/02/2016	01/01/2017	Prudential Bancorp Inc.	PA	Polonia Bancorp, Inc.	PA	38.13	11.30	100.99	100.99	NM	13.25	NA
04/04/2016	10/01/2016	DNB Financial Corp.	PA	East River Bank	PA	48.99	19.25	158.20	158.20	21.67	15.73	11.28
12/30/2015	04/30/2016	Emclaire Financial Corp.	PA	United-American Savings Bank	PA	13.21	42.67	166.84	166.84	19.68	14.56	13.16
12/08/2015	07/01/2016	Univest Corp. of Pennsylvania	PA	Fox Chase Bancorp, Inc.	PA	247.74	20.39	134.27	134.27	23.17	22.55	11.02
10/22/2015	04/14/2016	Beneficial Bancorp Inc	PA	Conestoga Bank	PA	100.08	NA	160.00	160.00	24.52	13.92	9.21
09/03/2015	01/08/2016	NexTier Inc.	PA	Eureka Financial Corporation	PA	35.29	28.50	146.94	146.94	21.43	22.82	13.05
03/03/2015	10/09/2015	WSFS Financial Corp.	DE	Alliance Bancorp, Inc. of Pennsylvania	PA	94.06	22.53	136.50	136.50	35.76	22.35	9.47
10/29/2014	02/10/2015	WesBanco Inc.	WV	ESB Financial Corporation	PA	357.64	19.19	165.54	207.37	19.78	18.38	18.75
06/04/2014	10/24/2014	National Penn Bancshares Inc.	PA	TF Financial Corporation	PA	141.94	43.23	140.47	147.79	19.05	16.78	7.72
04/14/2014	10/31/2014	CB Financial Services Inc.	PA	FedFirst Financial Corporation	PA	55.01	22.93	104.21	106.56	27.96	17.01	2.59
12/20/2013	05/30/2014	Provident Financial Services	NJ	Team Capital Bank	PA	124.41	16.20	190.58	190.58	19.20	13.11	9.72
07/19/2012	11/30/2012	WesBanco Inc.	WV	Fidelity Bancorp, Inc.	PA	72.92	23.13	156.84	166.61	56.42	10.95	7.13
12/22/2011	07/31/2012	ESSA Bancorp Inc.	PA	First Star Bancorp, Inc.	PA	24.65	11.41	49.99	49.99	NM	7.77	-0.89
12/05/2011	04/03/2012	Beneficial Mutual Bncp (MHC)	PA	SE Financial Corp.	PA	31.82	14.50	110.52	110.52	NM	10.60	NA
06/15/2011	01/01/2012	F.N.B. Corp.	PA	Parkvale Financial Corporation	PA	131.23	22.74	137.83	197.51	NM	7.29	5.21
01/26/2011	10/01/2011	Susquehanna Bancshares Inc.	PA	Abington Bancorp, Inc.	PA	273.84	13.04	124.11	124.11	33.44	21.96	9.11
12/15/2010	05/31/2011	Norwood Financial Corp.	PA	North Penn Bancorp, Inc.	PA	27.44	19.39	125.20	125.20	20.63	16.68	6.39
11/03/2009	07/01/2010	Bryn Mawr Bank Corp.	PA	First Keystone Financial, Inc.	PA	32.77	13.43	99.90	99.90	NM	6.24	NA
10/13/2008	01/30/2009	Banco Santander S.A.		Sovereign Bancorp, Inc.	PA	1,909.89	3.81	35.41	68.40	NM	3.27	NA
05/21/2008	12/05/2008	Harleysville National Corp.	PA	Willow Financial Bancorp, Inc.	PA	161.49	10.23	79.62	175.99	26.24	10.29	7.34
09/06/2007	02/01/2008	National Penn Bancshares Inc.	PA	KNBT Bancorp, Inc.	PA	460.14	17.12	126.34	204.67	22.82	15.93	13.14
04/27/2006	08/28/2006	First Commonwealth Financial	PA	Laurel Capital Group, Inc.	PA	57.49	28.25	202.22	227.64	28.25	18.29	13.94
04/13/2006	09/08/2006	Allegheny Valley Bancorp Inc.	PA	RSV Bancorp, Inc.	PA	16.55	29.00	159.96	159.95	31.52	21.29	14.03
09/06/2005	01/26/2006	National Penn Bancshares Inc.	PA	Nittany Financial Corp.	PA	97.80	41.75	373.86	404.04	25.15	29.95	52.62

				Average:		189.77	21.48	141.10	157.11	26.48	15.46	11.70
				Median:		83.49	19.39	137.17	153.00	23.85	15.83	9.60

Source: SNL Financial, LC.

EXHIBIT IV-5

SSB Bank

Director and Senior Management Resumes

EXHIBIT IV-5

SSB Bank

Director and Senior Management Resumes

Kenneth J. Broadbent has been a Business Manager for the Pittsburgh Steamfitters Local 449 for over 20 years. Mr. Broadbent contributes marketing expertise to our board of directors. Additionally, his work experience in financial matters qualifies him to serve as a member of the Audit Committee.

David H. Docchio, Jr. has been employed for over 20 years as an auditor/accountant with the Laborers’ Combined Funds of Western Pennsylvania, which serves participants in the pension and welfare funds of the Laborers District Council of Western Pennsylvania. His work experience in financial and auditing/accounting matters qualifies him to serve as a member of the Audit Committee and with the designation of “audit committee financial expert,” as that term is defined in the rules and regulations of the Securities and Exchange Commission. Mr. Docchio also assists the board of directors in corporate governance and internal audit matters.

Gretchen Givens Generett is an associate professor at Duquesne University in Diversity Studies and the director of the UCEA Center for Educational Leadership and Social Justice. Her research focuses on teacher professional development, educational leadership, and cultural diversity. She assists SSB Bank in educating staff on diversity considerations and also focuses on employee and management retention.

Mark C. Joseph is an attorney-at-law licensed in the Commonwealth of Pennsylvania and a sole practitioner. His legal background, including his work with a large regional financial institution, provides the board of directors with experience in corporate governance, regulatory matters, real estate litigation, policy development, and other legal matters that may arise in the course of SSB Bank’s business.

J. Daniel Moon, IV has served as President, Chief Executive Officer and Chief Financial Officer of SSB Bank since 2009. Previously, he served as President and Chief Executive Officer of two other financial institutions in Pittsburgh and the surrounding area. He has worked in the banking and financial services industry for over 25 years. In addition, he has been involved in various community activities, including having served on the boards of various for-profit and non-profit organizations. He earned a Bachelor’s Degree in Finance from Robert Morris University and an MBA from Waynesburg University. Mr. Moon’s extensive knowledge of the banking industry and strong leadership skills provide SSB Bank with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

Bernie M. Simons has worked as a physician specializing in family practice for over 20 years. He is employed by Heritage Valley Health Systems, an integrated health care delivery network. Mr. Simons assists the board of directors in understanding its fiduciary duties and leads the board of directors in shaping and overseeing policy and product development and risk assessment.

Jennifer Harris, age 49, has been employed by SSB Bank since 2010. She currently served as the Chief Lending Officer of SSB Bank. She began her banking career in 1991 with Equibank. She has held numerous banking positions throughout her career, including serving as Assistant Vice President, Marketing Manager, of the Downtown Pittsburgh Market. She also has served as the Director of Community Development for the West Pittsburgh Partnership, a community development corporation located in the West End of Pittsburgh. She is a graduate of the University of Pittsburgh.

Benjamin Contrucci, age 37, has been employed by SSB Bank since April 2017 and currently serves as Vice President of Retail Operations and Merchant Services. From April 2016 to November 2016, he served as Vice President/Consumer Credit Officer with The Farmers National Bank of Emlenton. From March 2008 to April 2016, he served in multiple positions at United American Savings Bank, starting as a Loan Specialist, then serving as Chief Lending Officer from February 2012 through April 2016. He earned a Bachelor of Science degree in Mathematics from Allegheny College in 2002 and a Masters in the Art of Teaching from the University of Pittsburgh in 2003.

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT IV-6

SSB Bank

Pro Forma Regulatory Capital Ratios

EXHIBIT IV-6

SSB Bank

Pro Forma Regulatory Capital Ratios

	SSB Bank Historical		Pro Forma at June 30, 2017, Based Upon the Sale in the Offering of (1)
	at June 30, 2017		650,250 Shares		765,000 Shares		879,750 Shares		1,011,712 Shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$12,145	7.91%	$15,944	10.09%	$15,954	10.09%	$15,965	10.09%	$15,978	10.09%

Tier 1 leverage capital	$12,158	7.83%	$15,957	10.00%	$15,967	10.00%	$15,978	10.00%	$15,991	10.00%
Tier 1 leverage capital requirement	7,760	5.00	7,978	5.00	7,984	5.00	7,989	5.00	7,996	5.00
Excess	$4,398	2.83%	$7,979	5.00%	$7,983	5.00%	$7,989	5.00%	$7,995	5.00%

Tier 1 risk-based capital (4)	$12,158	11.15%	$15,957	14.52%	$15,967	14.53%	$15,978	14.53%	$15,991	14.54%
Tier 1 risk-based requirement	8,721	8.00	8,791	8.00	8,793	8.00	8,794	8.00	8,796	8.00
Excess	$3,437	3.15%	$7,166	6.52%	$7,174	6.53%	$7,184	6.53%	$7,195	6.54%

Total risk-based capital (4)	$13,098	12.02%	$16,897	15.38%	$16,907	15.38%	$16,918	15.39%	$16,931	15.40%
Total risk-based requirement	10,901	10.00	10,989	10.00	10,991	10.00	10,993	10.00	10,996	10.00
Excess	$2,197	2.02%	$5,908	5.38%	$5,916	5.38%	$5,925	5.39%	$5,935	5.40%

Common equity tier 1 risk-based capital (4)	$12,158	11.15%	$15,957	14.52%	$15,967	14.53%	$15,978	14.53%	$15,991	14.54%
Common equity tier 1 risk-based requirement	7,086	6.50	7,143	6.50	7,144	6.50	7,145	6.50	7,147	6.50
Excess	$5,072	4.65%	$8,814	8.02%	$8,823	8.03%	$8,833	8.03%	$8,844	8.04%

Reconciliation of capital infused into SSB Bank:
Net offering proceeds			$5,273		$6,420		$7,568		$8,887
Proceeds to SSB Bank			$4,689		$4,849		$5,010		$5,195
Less: Assets retained by SSB Bancorp, MHC			(40)		(40)		(40)		(40)
Less: Common stock acquired by employee stock ownership plan			(566)		(666)		(766)		(881)
Less: Common stock acquired by stock-based benefit plans			(283)		(333)		(383)		(441)
Pro forma increase			$3,800		$3,810		$3,821		$3,833

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 3.92% of our total outstanding shares (including shares issued to SSB Bancorp, MHC) with funds we lend and that one or more stock-based benefit plans purchases 1.96% of our total outstanding shares (including shares issued to SSB Bancorp, MHC) for restricted stock awards. Pro forma capital calculated under U.S. generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares. This adjustment could occur if there is a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Source: SSB Bancorp’s Preliminary Offering Prospectus

EXHIBIT IV-7

SSB Bank

Pro Forma Analysis Sheet – Fully Converted Basis

EXHIBIT IV-7

PRO FORMA ANALYSIS SHEET-FULLY CONVERTED BASIS

SSB Bank, Pittsburgh, PA

Prices as of August 18, 2017

			Subject at		Peer Group				All Public Thrifts
Valuation Pricing Multiples		Symbol	Midpoint		Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	21.74	x	22.16	x	21.20	x	22.22	x	19.42	x
Price-core earnings multiple	=	P/CE	21.74	x	22.72	x	21.20	x	19.08	x	17.80	x
Price-book ratio	=	P/B	65.70%		106.46%		105.93%		123.99%		119.55%
Price-tangible book ratio	=	P/TB	65.70%		107.91%		105.93%		136.79%		128.04%
Price-assets ratio	=	P/A	10.16%		14.07%		14.28%		15.31%		15.41%

Valuation Parameters				% of		% of Offering
				Offering		+ Foundation
Pre-Conversion Earnings (Y)	$840,000	(12 Mths 6/17)	ESOP Stock as % of Offering (E)	8.0000%		8.0000%
Pre-Conversion Core Earnings	$840,000	(12 Mths 6/17)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$12,145,000	(6/17)	ESOP Amortization (T)	20.00	years
Intangibles	$0	(6/17)	RRP Stock as % of Offering (M)	4.0000%		4.0000%
Pre-Conv. Tang. Book Value (B)	$12,145,000	(6/17)	Stock Programs Vesting (N)	5.00	years
Pre-Conversion Assets (A)	$153,632,000	(6/17)	Fixed Expenses	$1,230,000
Reinv. Rate: (5 Yr Treas) @ 6/2017	1.890%		Subscr/Dir Comm Exp (Mdpnt)	$0		0.00%
Tax rate (TAX)	41.60%		Total Expenses (Midpoint)	$1,230,000
A-T Reinvestment Rate(R)	1.104%		Syndicate Expenses (Mdpnt)	$0		0.00%
Est. Conversion Expenses (1)(X)	7.24%		Syndicate Amount	$0
Insider Purchases ($)	$500,000		Percent Sold (PCT)	100.00%
Price/Share	$10.00		MHC Assets	$0
Foundation Cash Contrib. (FC)	$0		Options as % of Offering (O1)	10.0000%		10.00%
Found. Stk Contrib (% of Total Shrs (FS)	0.0000%		Estimated Option Value (O2)	27.80%
Foundation Tax Benefit (Z)	$0		Option Vesting Period (O3)	5.00	years
Foundation Amount (Mdpt.)	$0		% of Options taxable (O4)	25.00%

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$17,000,000
	1 - P/E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

1. V=	P/E * (Y)	V=	$17,000,000
	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/B * (B+Z)	V=	$17,000,000
	1 - P/B * PCT * (1-X-E-M-FC-FS)

2. V=	P/TB * (TB+Z)	V=	$17,000,000
	1 - P/TB * PCT * (1-X-E-M-FC-FS)

3. V=	P/A * (A+Z+PA)	V=	$17,000,000
	1 - P/A * PCT * (1-X-E-M-FC-FS)

						Market Value	Market Value
	Shares Issued	Shares Sold	Foundation	Total Shares	Price Per	of Stock Sold	of Stock Issued
Valuation Conclusion	to MHC	to Public	Shares	Issued	Share	in Offering	in Reorganization
Supermaximum	0	2,248,250	0	2,248,250	$10.00	$22,482,500	$22,482,500
Maximum	0	1,955,000	0	1,955,000	10.00	19,550,000	$19,550,000
Midpoint	0	1,700,000	0	1,700,000	10.00	17,000,000	$17,000,000
Minimum	0	1,445,000	0	1,445,000	10.00	14,450,000	$14,450,000

	Shares Issued	Shares Sold	Foundation	Total Shares
Valuation Conclusion	to MHC	to Public	Shares	Issued
Supermaximum	0.000%	100.000%	0.000%	100.000%
Maximum	0.000%	100.000%	0.000%	100.000%
Midpoint	0.000%	100.000%	0.000%	100.000%
Minimum	0.000%	100.000%	0.000%	100.000%

(1)	Estimated offering expenses at midpoint of the offering.

EXHIBIT IV-8

SSB Bank

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

SSB Bank, Pittsburgh, PA

At the Minimum of the Range

1.	Market Value of Shares Sold In Offering:	$14,450,000
	Market Value of Shares Issued to Foundation:	0
	Total Market Value of Company:	$14,450,000

2.	Offering Proceeds of Shares Sold In Offering	$14,450,000
	Less: Estimated Offering Expenses	1,230,000
	Net Conversion Proceeds	$13,220,000

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$13,220,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP Stock Purchases (1)	(1,156,000)
	Less: Non-Cash MRP Stock Purchases (2)	(578,000)
	Net Conversion Proceeds Reinvested	$11,486,000
	Estimated After-Tax Reinvestment Rate	1.10%
	Earnings from Reinvestment of Proceeds	$126,778
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(33,755)
	Less: Stock Programs Vesting (2)	(67,510)
	Less: Option Plan Vesting (3)	(71,986)
	Net Earnings Increase	$(46,474)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended June 30, 2017 (reported)	$840,000	$(46,474)	$793,526
	12 Months ended June 30, 2017 (core)	$840,000	$(46,474)	$793,526

		Before	Net Equity	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$12,145,000	$11,486,000	$0	$23,631,000
	June 30, 2017 (Tangible)	$12,145,000	$11,486,000	$0	$23,631,000

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$153,632,000	$11,486,000	$0	$165,118,000

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 20 years, amortization expense is tax effected at 41.6%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 41.6%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

SSB Bank, Pittsburgh, PA

At the Midpoint of the Range

1.	Market Value of Shares Sold In Offering:	$17,000,000
	Market Value of Shares Issued to Foundation:	0
	Total Market Value of Company:	$17,000,000

2.	Offering Proceeds of Shares Sold In Offering	$17,000,000
	Less: Estimated Offering Expenses	1,230,000
	Net Conversion Proceeds	$15,770,000

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$15,770,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP Stock Purchases (1)	(1,360,000)
	Less: Non-Cash MRP Stock Purchases (2)	(680,000)
	Net Conversion Proceeds Reinvested	$13,730,000
	Estimated After-Tax Reinvestment Rate	1.10%
	Earnings from Reinvestment of Proceeds	$151,546
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(39,712)
	Less: Stock Programs Vesting (2)	(79,424)
	Less: Option Plan Vesting (3)	(84,690)
	Net Earnings Increase	$(52,280)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended June 30, 2017 (reported)	$840,000	$(52,280)	$787,720
	12 Months ended June 30, 2017 (core)	$840,000	$(52,280)	$787,720

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$12,145,000	$13,730,000	$0	$25,875,000
	June 30, 2017 (Tangible)	$12,145,000	$13,730,000	$0	$25,875,000

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$153,632,000	$13,730,000	$0	$167,362,000

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 20 years, amortization expense is tax effected at 41.6%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 41.6%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

SSB Bank, Pittsburgh, PA

At the Maximum of the Range

1.	Market Value of Shares Sold In Offering:	$19,550,000
	Market Value of Shares Issued to Foundation:	0
	Total Market Value of Company:	$19,550,000

2.	Offering Proceeds of Shares Sold In Offering	$19,550,000
	Less: Estimated Offering Expenses	1,230,000
	Net Conversion Proceeds	$18,320,000

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$18,320,000
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP Stock Purchases (1)	(1,564,000)
	Less: Non-Cash MRP Stock Purchases (2)	(782,000)
	Net Conversion Proceeds Reinvested	$15,974,000
	Estimated After-Tax Reinvestment Rate	1.10%
	Earnings from Reinvestment of Proceeds	$176,315
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(45,669)
	Less: Stock Programs Vesting (2)	(91,338)
	Less: Option Plan Vesting (3)	(97,393)
	Net Earnings Increase	$(58,085)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended June 30, 2017 (reported)	$840,000	$(58,085)	$781,915
	12 Months ended June 30, 2017 (core)	$840,000	$(58,085)	$781,915

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$12,145,000	$15,974,000	$0	$28,119,000
	June 30, 2017 (Tangible)	$12,145,000	$15,974,000	$0	$28,119,000

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$153,632,000	$15,974,000	$0	$169,606,000

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 20 years, amortization expense is tax effected at 41.6%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 41.6%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

SSB Bank, Pittsburgh, PA

At the Supermaximum Value

1.	Market Value of Shares Sold In Offering:	$22,482,500
	Market Value of Shares Issued to Foundation:	0
	Total Market Value of Company:	$22,482,500

2.	Offering Proceeds of Shares Sold In Offering	$22,482,500
	Less: Estimated Offering Expenses	1,230,000
	Net Conversion Proceeds	$21,252,500

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$21,252,500
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash ESOP Stock Purchases (1)	(1,798,600)
	Less: Non-Cash MRP Stock Purchases (2)	(899,300)
	Net Conversion Proceeds Reinvested	$18,554,600
	Estimated After-Tax Reinvestment Rate	1.10%
	Earnings from Reinvestment of Proceeds	$204,798
	Less: Estimated cost of ESOP borrowings(1)	0
	Less: Amortization of ESOP borrowings(1)	(52,519)
	Less: Stock Programs Vesting (2)	(105,038)
	Less: Option Plan Vesting (3)	(112,002)
	Net Earnings Increase	$(64,762)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended June 30, 2017 (reported)	$840,000	$(64,762)	$775,238
	12 Months ended June 30, 2017 (core)	$840,000	$(64,762)	$775,238

		Before	Net Capital	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$12,145,000	$18,554,600	$0	$30,699,600
	June 30, 2017 (Tangible)	$12,145,000	$18,554,600	$0	$30,699,600

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$153,632,000	$18,554,600	$0	$172,186,600

(1)	ESOP stock (3.92% of total shares issued in conversion) amortized over 20 years, amortization expense is tax effected at 41.6%.
(2)	Restricted stock program (1.96% of total shares issued in conversion) amortized over 5 years, amortization expense is tax effected at 41.6%.
(3)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% taxable.

EXHIBIT IV-9

SSB Bank

Pro Forma Analysis Sheet – MHC Basis

EXHIBIT IV-9

PRO FORMA ANALYSIS SHEET-FULLY CONVERTED BASIS

SSB Bank, Pittsburgh, PA

Prices as of August 18, 2017

			Subject at		Peer Group				All Public Thrifts
Final Valuation Pricing Multiples		Symbol	Midpoint		Mean		Median		Mean		Median
Price-earnings multiple	=	P/E	21.28	x	22.16	x	21.20	x	22.22	x	19.42	x
Price-core earnings multiple	=	P/CE	21.28	x	22.72	x	21.20	x	19.08	x	17.80	x
Price-book ratio	=	P/B	96.99%		106.46%		105.93%		123.99%		119.55%
Price-tangible book ratio	=	P/TB	96.99%		107.91%		105.93%		136.79%		128.04%
Price-assets ratio	=	P/A	10.69%		14.07%		14.28%		15.31%		15.41%

Valuation Parameters (2)						As a % of Offering
						+ Foundation
Pre-Conversion Earnings (Y)	$840,000	(12 Mths 6/17)	ESOP Stock Purchases (E)	8.71%		8.71%
Pre-Conversion Core Earnings	$840,000	(12 Mths 6/17)	Cost of ESOP Borrowings (S)	0.00%
Pre-Conversion Book Value (B)	$12,145,000		ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Value (B)	$12,145,000		Stock Programs Amount (M)	4.356%		4.36%
Pre-Conversion Assets (A)	$153,632,000		Stock Programs Vesting (N)	5.00	years
Reinvestment Rate:	1.89%		Fixed Expenses	$1,230,000
Tax rate (TAX)	41.60%		Variable Expenses	0.00%
A-T Reinvestment Rate(R)	1.10%		Percent Sold (PCT)	45.0000%
Est. Conversion Expenses (1)(X)	16.08%		MHC Assets	$0
Insider Purchases	$500,000		Options as % of Offering (O1)	10.89%		10.89%
Price/Share	$10.00		Estimated Option Value (O2)	27.80%
Foundation Cash Contrib. (FC)	$0		Option Vesting Period (O3)	5.00	years
Foundation Stock Contrib. (FS)	0.00%		% of Options taxable (O4)	25.00%
Foundation Tax Benefit (Z)	$0

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$17,000,000
	1 - P/E * PCT * ((1-X-E-M-C-D)*R - (1-TAX)*E/T - (1-TAX)*M/N)

1. V=	P/E * (Y)	V=	$17,000,000
	1 - P/Core E * PCT * ((1-X-E-M-FC-FS)*R - (1-TAX)*E/T - (1-TAX)*M/N)-(1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/B * B	V=	$17,000,000
	1 - P/B * PCT * (1-X-E-M-FC-FS)

2. V=	P/TB * TB	V=	$17,000,000
	1 - P/B * PCT * (1-X-E-M-FC-FS)

3. V=	P/A * (A+Z)	V=	$17,000,000
	1 - P/A * PCT * (1-X-E-M-FC-FS)

						Mark. Val of
						Stock Sold in
	Shares Issued	Shares Sold	Foundation	Total Shares	Price Per	Offering+Issued	Full Value of
Valuation Conclusion	to MHC	to Public	Shares	Issued	Share	to Foundation	Total Shares
Supermaximum	1,236,538	1,011,712	0	2,248,250	$10.00	$10,117,120	$22,482,500
Maximum	1,075,250	879,750	0	1,955,000	10.00	8,797,500	$19,550,000
Midpoint	935,000	765,000	0	1,700,000	10.00	7,650,000	$17,000,000
Minimum	794,750	650,250	0	1,445,000	10.00	6,502,500	$14,450,000

	Shares Issued	Shares Sold	Foundation	Total Shares
Valuation Conclusion	to MHC	to Public	Shares	Issued
Supermaximum	55.000%	45.000%	0.000%	100.000%
Maximum	55.000%	45.000%	0.000%	100.000%
Midpoint	55.000%	45.000%	0.000%	100.000%
Minimum	55.000%	45.000%	0.000%	100.000%

(1)	Estimated offering expenses at midpoint of the offering.
(2)	Reflects reduction in earnings, equity and assets due to $40,000 contributed to the MHC.

EXHIBIT IV-10

SSB Bank

Pro Forma Effect of Conversion Proceeds – MHC Basis

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

SSB Bank, Pittsburgh, PA

At the Minimum of the Range

1.	Market Value of Shares Sold In Offering:	$6,502,500
	Market Value of Shares Issued to Foundation:	0
	Market Value of Shares Issued to MHC:	7,947,500
	Total Market Value of Company:	$14,450,000

2.	Offering Proceeds of Shares Sold In Offering	$6,502,500
	Less: Estimated Offering Expenses	1,230,000
	Net Conversion Proceeds	$5,272,500

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$5,272,500
	Less: Cash Contribution to Foundation	0
	Less: Cash for Capitalization of the MHC	(40,000)
	Less: Non-Cash ESOP Purchases (1)	(566,440)
	Less: Non-Cash MRP Purchases (1)	(283,220)
	Net Proceeds Reinvested	$4,382,840
	Estimated net incremental rate of return	1.10%
	Earnings Increase	$48,376
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(16,540)
	Less: Stock Programs Vesting (3)	(33,080)
	Less: Option Plan Vesting (4)	(35,273)
	Net Earnings Increase	$(36,518)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended June 30, 2017 (reported)	$840,000	$(36,518)	$803,482
	12 Months ended June 30, 2017 (core)	$840,000	$(36,518)	$803,482

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$12,145,000	$4,382,840	$0	$16,527,840
	June 30, 2017 (Tangible)	$12,145,000	$4,382,840	$0	$16,527,840

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$153,632,000	$4,382,840	$0	$158,014,840

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 20 years, and amortization expense is tax effected at 41.6%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 41.6%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

SSB Bank, Pittsburgh, PA

At the Midpoint of the Range

1.	Market Value of Shares Sold In Offering:	$7,650,000
	Market Value of Shares Issued to Foundation:	0
	Market Value of Shares Issued to MHC:	9,350,000
	Total Market Value of Company:	$17,000,000

2.	Offering Proceeds of Shares Sold In Offering	$7,650,000
	Less: Estimated Offering Expenses	1,230,000
	Net Conversion Proceeds	$6,420,000

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$6,420,000
	Less: Cash Contribution to Foundation	0
	Less: Cash for Capitalization of the MHC	(40,000)
	Less: Non-Cash ESOP Purchases (1)	(666,400)
	Less: Non-Cash MRP Purchases (1)	(333,200)
	Net Proceeds Reinvested	$5,380,400
	Estimated net incremental rate of return	1.10%
	Earnings Increase	$59,387
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(19,459)
	Less: Stock Programs Vesting (3)	(38,918)
	Less: Option Plan Vesting (4)	(41,498)
	Net Earnings Increase	$(40,488)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended June 30, 2017 (reported)	$840,000	$(40,488)	$799,512
	12 Months ended June 30, 2017 (core)	$840,000	$(40,488)	$799,512

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$12,145,000	$5,380,400	$0	$17,525,400
	June 30, 2017 (Tangible)	$12,145,000	$5,380,400	$0	$17,525,400

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$153,632,000	$5,380,400	$0	$159,012,400

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 20 years, and amortization expense is tax effected at 41.6%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 41.6%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

SSB Bank, Pittsburgh, PA

At the Maximum of the Range

1.	Market Value of Shares Sold In Offering:	$8,797,500
	Market Value of Shares Issued to Foundation:	0
	Market Value of Shares Issued to MHC:	10,752,500
	Total Market Value of Company:	$19,550,000

2.	Offering Proceeds of Shares Sold In Offering	$8,797,500
	Less: Estimated Offering Expenses	1,230,000
	Net Conversion Proceeds	$7,567,500

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$7,567,500
	Less: Cash Contribution to Foundation	0
	Less: Cash for Capitalization of the MHC	(40,000)
	Less: Non-Cash ESOP Purchases (1)	(766,360)
	Less: Non-Cash MRP Purchases (1)	(383,180)
	Net Proceeds Reinvested	$6,377,959
	Estimated net incremental rate of return	1.10%
	Earnings Increase	$70,397
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(22,378)
	Less: Stock Programs Vesting (3)	(44,755)
	Less: Option Plan Vesting (4)	(47,723)
	Net Earnings Increase	$(44,459)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended June 30, 2017 (reported)	$840,000	$(44,459)	$795,541
	12 Months ended June 30, 2017 (core)	$840,000	$(44,459)	$795,541

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$12,145,000	$6,377,959	$0	$18,522,959
	June 30, 2017 (Tangible)	$12,145,000	$6,377,959	$0	$18,522,959

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$153,632,000	$6,377,959	$0	$160,009,959

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 20 years, and amortization expense is tax effected at 41.6%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 41.6%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

Exhibit IV-10

PRO FORMA EFFECT OF CONVERSION PROCEEDS

SSB Bank, Pittsburgh, PA

At the Supermaximum Value

1.	Market Value of Shares Sold In Offering:	$10,117,120
	Market Value of Shares Issued to Foundation:	0
	Market Value of Shares Issued to MHC:	12,365,380
	Total Market Value of Company:	$22,482,500

2.	Offering Proceeds of Shares Sold In Offering	$10,117,120
	Less: Estimated Offering Expenses	1,230,000
	Net Conversion Proceeds	$8,887,120

3.	Estimated Additional Equity and Income from Offering Proceeds
	Net Conversion Proceeds	$8,887,120
	Less: Cash Contribution to Foundation	0
	Less: Cash for Capitalization of the MHC	(40,000)
	Less: Non-Cash ESOP Purchases (1)	(881,314)
	Less: Non-Cash MRP Purchases (1)	(440,657)
	Net Proceeds Reinvested	$7,525,149
	Estimated net incremental rate of return	1.10%
	Earnings Increase	$83,060
	Less: Estimated cost of ESOP borrowings	0
	Less: Amortization of ESOP borrowings(2)	(25,734)
	Less: Stock Programs Vesting (3)	(51,469)
	Less: Option Plan Vesting (4)	(54,881)
	Net Earnings Increase	$(49,025)

			Net
		Before	Earnings	After
4.	Pro Forma Earnings	Conversion	Increase	Conversion

	12 Months ended June 30, 2017 (reported)	$840,000	$(49,025)	$790,975
	12 Months ended June 30, 2017 (core)	$840,000	$(49,025)	$790,975

		Before	Net Cash	Tax Benefit	After
5.	Pro Forma Net Worth	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$12,145,000	$7,525,149	$0	$19,670,149
	June 30, 2017 (Tangible)	$12,145,000	$7,525,149	$0	$19,670,149

		Before	Net Cash	Tax Benefit	After
6.	Pro Forma Assets	Conversion	Proceeds	of Foundation	Conversion

	June 30, 2017	$153,632,000	$7,525,149	$0	$161,157,149

(1)	Includes ESOP purchases equal to 3.92% of total shares issued in the conversion, and stock program purchases equal to 1.96% of total shares issued in the conversion.
(2)	ESOP stock amortized over 20 years, and amortization expense is tax effected at 41.6%.
(3)	Stock programs amortized over 5 years, and amortization expense is tax effected at 41.6%.
(4)	Option valuation based on Black-Scholes model, 10 year vesting, and assuming 25% taxable.

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

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RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

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RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (37)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (33)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (29)	(703) 647-6553	mfaust@rpfinancial.com
James J. Oren, Director (30)	(703) 647-6549	joren@rpfinancial.com
Gregory E. Dunn, Director (33)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (31)	(703) 647-6544	jhennessey@rpfinancial.com
Carla Pollard, Senior Vice President (28)	(703) 647-6556	cpollard@rpfinancial.com

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